As filed with the Securities and Exchange Commission on December 28, 2011 Registration No. 333-170970

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post- Effective Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIBROCELL SCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	87-0458888
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

405 Eagleview Boulevard

Exton, Pennsylvania 19341

(484) 713-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Declan Daly

405 Eagleview Boulevard

Exton, Pennsylvania 19341

(484) 713-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Cavas S. Pavri, Esq.

Cozen O’Connor

1900 Market Street

Philadelphia, PA 19103

Professional Corporation

(215) 665-5542

Facsimile: (215) 701-2478

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS

FIBROCELL SCIENCE, INC.

4,540,662 Common Stock

This prospectus relates to the resale of 4,540,662 shares of our common stock underlying warrants issued in a private offering of our common stock by certain of our stockholders, or Selling Stockholders, named in the section of this prospectus titled “Selling Security Holders.”

Although we will pay substantially all the expenses incident to the registration of the shares, we will not receive any proceeds from the sales by the Selling Stockholders. We will, however, to the extent the warrants are exercised for cash, receive proceeds from such exercises; to the extent we receive such proceeds, they will be used for working capital purposes.

Our common stock is presently quoted for trading under the symbol “FCSC” on the over the counter bulletin board, or OTCBB. On December 22, 2011, the last sales price of the common stock, as reported on the OTCBB was $0.42 per share.

Investing in our common stock is highly speculative and involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 3 of this prospectus before making a decision to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2011

PROSPECTUS SUMMARY

This summary highlights information set forth in greater detail elsewhere in this prospectus. It may not contain all the information that may be important to you. You should read the following summary together with the more detailed information regarding us and our common stock being sold in this offering, including the information incorporated by reference into this prospectus. Unless the context requires otherwise, references to the “Company,” “Fibrocell,” “we,” “our,” and “us,” refer to Fibrocell Science, Inc. and its subsidiaries.

Our Company

We are an aesthetic and therapeutic development stage biotechnology company focused on developing novel skin and tissue rejuvenation products. Our clinical development product candidates are designed to improve the appearance of skin injured by the effects of aging, sun exposure, acne and burn scars with a patient’s own, or autologous, fibroblast cells produced by our proprietary Fibrocell process. Our clinical development programs encompass both aesthetic and therapeutic indications.

Our most advanced indication is for the treatment of nasolabial folds (United States adopted name, or USAN, is azficel-T, product laViv®). On June 22, 2011, the FDA approved laViv®.

During 2009 we completed a Phase II/III study for the treatment of acne scars. During 2008 we completed our open-label Phase II study related to full face rejuvenation.

We also develop and market an advanced skin care product line through our Agera subsidiary, in which we acquired a 57% interest in August 2006.

Securities Being Offered

In March 2010, we completed a private offering to accredited investors pursuant to which we issued warrants to purchase 9,950,261 shares of common stock at a purchase price of $0.50 per share. The Selling Stockholders named in this prospectus may offer for resale up to 4,540,662 shares of common stock underlying the warrants issued in the private offering.

Although we will pay substantially all the expenses incident to the registration of the shares, we will not receive any proceeds from the sales by the Selling Stockholders. However, we may receive proceeds of up to $2,270,331 from the exercise of the outstanding warrants (assuming the warrants are not exercised on a cash-less basis); if such proceeds are received by us, they will be used for working capital purposes.

Our Contact Information

Our corporate headquarters is located at 405 Eagleview Boulevard, Exton, Pennsylvania 19341. Our phone number is (484) 713-6000. Our corporate website is www.fibrocellscience.com. Information contained on our website or any other website does not constitute part of this prospectus.

RISK FACTORS

Investing in our company involves a high degree of risk. Before investing in our company you should carefully consider the following risks, together with the financial and other information contained in this prospectus. If any of the following risks actually occurs, our business, prospects, financial condition and results of operations could be adversely affected. In that case, the trading price of our common stock would likely decline and you may lose all or a part of your investment.

Obtaining FDA and other regulatory approvals is complex, time consuming and expensive, and the outcomes are uncertain.

The process of obtaining FDA and other regulatory approvals is time consuming, expensive and difficult. Clinical trials are required and the marketing and manufacturing of our product candidates are subject to rigorous testing procedures.

The commencement and completion of clinical trials for any of our product candidates could be delayed or prevented by a variety of factors, including:

•	delays in obtaining regulatory approvals to commence a study;

•	delays in identifying and reaching agreement on acceptable terms with prospective clinical trial sites;

•	delays or failures in obtaining approval of our clinical trial protocol from an institutional review board, or IRB, to conduct a clinical trial at a prospective study site;

•	delays in the enrollment of subjects;

•	manufacturing difficulties;

•	failure of our clinical trials and clinical investigators to be in compliance with the FDA’s Good Clinical Practices, or GCP;

•

failure of our third-party contract research organizations, clinical site organizations and other clinical trial managers, to satisfy their contractual duties, comply with regulations or meet expected deadlines;

•	lack of efficacy during clinical trials; or

•	unforeseen safety issues.

We do not know whether our clinical trials will need to be restructured or will be completed on schedule, if at all, or whether they will provide data necessary to support necessary regulatory approval. Significant delays in clinical trials will impede our ability to commercialize our product candidates and generate revenue, and could significantly increase our development costs.

We utilize bovine-sourced materials to manufacture our Fibrocell Therapy. Future FDA regulations, as well as currently proposed regulations, may require us to change the source of the bovine-sourced materials we use in our products or to cease using bovine-sourced materials. If we are required to use alternative materials in our products, and in the event that such alternative materials are available to us, or if we choose to change the materials used in our products in the future, we would need to validate the new manufacturing process and run comparability trials with the reformulated product, which could delay regulatory approval of any future product candidates.

Even if marketing approval from the FDA is received for one or more of our product candidates, the FDA may impose post-marketing requirements, such as:

•

labeling and advertising requirements, restrictions or limitations, including the inclusion of warnings, precautions, contra-indications or use limitations that could have a material impact on the future profitability of our product candidates;

•	testing and surveillance to further evaluate or monitor our future products and their continued compliance with regulatory standards and requirements;

•	submitting products for inspection; or

•	imposing a risk evaluation and mitigation strategy, or REMS, to ensure that the benefits of the drug outweigh the risks.

Because our consolidated financial statements for the year ended December 31, 2009 reflect fresh-start accounting adjustments made on emergence from bankruptcy and because of the effects of the transactions that became effective pursuant to the Plan, financial information in our current and future financial statements will not be comparable to our financial information from prior periods.

In connection with our emergence from bankruptcy, we adopted fresh-start accounting as of September 1, 2009 in accordance with ASC 852-10. The adoption of fresh-start accounting resulted in our becoming a new entity for financial reporting purposes. As required by fresh-start accounting, our assets and liabilities have been preliminarily adjusted to fair value, and certain assets and liabilities not previously recognized in our financial statements have been recognized. In addition to fresh-start accounting, our financial statements reflect all effects of the transactions implemented by the Plan. Accordingly, the financial statements prior to September 1, 2009 are not comparable with the financial statements for periods on or after September 1, 2009. Furthermore, the estimates and assumptions used to implement fresh-start accounting are inherently subject to significant uncertainties and contingencies beyond our control. Accordingly, we cannot provide assurance that the estimates, assumptions, and values reflected in the valuations will be realized, and actual results could vary materially. For further information about fresh-start accounting, see

Note 5 — “Fresh-Start Accounting” in Notes to Consolidated Financial Statements.

Clinical trials may fail to demonstrate the safety or efficacy of our product candidates, which could prevent or significantly delay regulatory approval and prevent us from raising additional financing.

Prior to receiving approval to commercialize any of our product candidates, we must demonstrate with substantial evidence from well-controlled clinical trials, and to the satisfaction of the FDA and other regulatory authorities in the United States and abroad, that our product candidates are both safe and effective. We will need to demonstrate our product candidates’ efficacy and monitor their safety throughout the process. The success of prior pre-clinical or clinical trials does not ensure the success of these trials, which are being conducted in populations with different racial and ethnic demographics than our previous trials. If any clinical trials are unsuccessful, our business and reputation would be harmed and the price at which our stock trades could be adversely affected.

All of our product candidates are subject to the risks of failure inherent in the development of biotherapeutic products. The results of early-stage clinical trials of our product candidates do not necessarily predict the results of later-stage clinical trials. Product candidates in later-stage clinical trials may fail to demonstrate desired safety and efficacy traits despite having successfully progressed through initial clinical testing. Even if we believe the data collected from clinical trials of our product candidates is promising, this data may not be sufficient to support approval by the FDA or any other U.S. or foreign regulatory approval. Pre-clinical and clinical data can be interpreted in different ways. Accordingly, FDA officials could reach different conclusions in assessing such data than we do, which could delay, limit or prevent regulatory approval. In addition, the FDA, other regulatory authorities, our Institutional Review Boards or we, may suspend or terminate clinical trials at any time.

Unlike our Phase III nasolabial folds/wrinkles trial, our Phase II/III Acne Scar trial is not subject to a SPA with the FDA. In addition, we have developed a photo guide for use in the evaluators’ assessment of acne study subjects. Our evaluator assessment scale and photo guide have not been previously used in a clinical trial. To obtain FDA approval with respect to the acne scar indication, we will require FDA concurrence with the use of our evaluator assessment scale and photo guide.

Any failure or delay in completing clinical trials for our product candidates, or in receiving regulatory approval for the sale of any product candidates, has the potential to materially harm our business, and may prevent us from raising necessary, additional financing that we may need in the future.

Since our emergence from bankruptcy we have completed numerous equity financings of convertible securities, and it is likely that we will make additional equity financings in the future, which may materially and adversely affect the price of our common stock. We have a significant number of convertible securities that may result in significant dilution to our common stockholders.

Sales of substantial amounts of shares of our common stock in the public market, or the perception that those sales may occur, could cause the market price of our common stock to decline. We have used and it is likely that we will continue to use our common stock or securities convertible into or exchangeable for our common stock to fund our working capital needs or to acquire technology, product rights or businesses, or for other purposes. If we issue additional equity securities, particularly during times when our common stock is trading at relatively low price levels, the price of our common stock may be materially and adversely affected.

Since our emergence from bankruptcy we have completed numerous equity financings of convertible preferred stock and warrants. The conversion or exercise of the preferred stock or warrants, as applicable, into common stock and the sale of such common stock into the market may cause the price of our common stock to fall. Even if such sales do not occur, the market may anticipate such sales in the future, which may cause the price of our common stock to fall.

We have a significant number of warrants and convertible preferred stock outstanding that contain anti-dilution and price-protection provisions that may result in the reduction of their exercise prices or conversion prices in the future.

In March 2011, we completed an offering of Series D Preferred Stock and warrants, which are subject to certain anti-dilution provisions, that require the lowering of the conversion price or exercise price, as applicable, to the purchase price of future offerings. Furthermore, with respect to the warrants, if we complete an offering below the exercise price of such warrants, the number of shares issuable under the warrants will be proportionately increased such that the aggregate exercise price payable after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price prior to such adjustment. In addition, we have previously issued warrants with similar provisions in prior financings. If in the future we issue securities for less than the conversion or exercise price of the securities we issued so far, we may be required to further reduce the relevant conversion or exercise prices, and the number of shares underlying the warrants may be increased.

During the term that the warrants and preferred stock are outstanding, the holders of those securities are given the opportunity to profit from a rise in the market price of our common stock. In addition, certain of the warrants are not redeemable by us. We may find it more difficult to raise additional equity capital while these warrants or preferred stock are outstanding. At any time during which these warrants are likely to be exercised, we may not be able to obtain additional equity capital on more favorable terms from other sources.

We have yet to be profitable, losses may continue to increase from current levels and we will continue to experience significant negative cash flow as we expand our operations, which may limit or delay our ability to become profitable.

We have incurred losses since our inception, have never generated significant revenue from commercial sales of our products, and have never been profitable. We are focused on product development, and we have expended significant resources on our clinical trials, personnel and research and development. We expect these costs to continue to rise in the future. We expect to continue to experience increasing operating losses and negative cash flow as we expand our operations.

We expect to continue to incur significant additional costs and expenses related to:

•	FDA clinical trials and regulatory approvals;

•	expansion of laboratory and manufacturing operations;

•	research and development;

•	brand development;

•	personnel costs;

•	development of relationships with strategic business partners, including physicians who might use our future products; and

•	interest expense and amortization of issuance costs related to our outstanding note payables.

If our product candidates fail in clinical trials or do not gain regulatory approval, if our product candidates do not achieve market acceptance, or if we do not succeed in effectively and efficiently implementing manufacturing process and technology improvements to make our product commercially viable, we will not be profitable. If we fail to become and remain profitable, or if we are unable to fund our continuing losses, our business may fail.

We will continue to experience operating losses and significant negative cash flow until we begin to generate significant revenue from (a) the sale of our product candidates, which is dependent on the receipt of FDA approval for our product candidates and is dependent on our ability to successfully market and sell such product candidates, and (b) our Agera product line, which is dependent on achieving significant market penetration in its markets.

We may be unable to successfully commercialize any of our product candidates currently under development.

Before we can commercialize any of our product candidates in the United States, we will need to:

•	conduct substantial additional research and development;

•	successfully complete lengthy and expensive pre-clinical and clinical testing, including the Phase II/III clinical trial for our acne scar product candidate;

•	successfully improve our manufacturing process; and

•	obtain FDA approvals.

Even if our product development efforts are successful, we cannot assure that we will be able to commercialize any of our product candidates currently under development. In that event, we will be unable to generate significant revenue, and our business will fail.

We have not generated significant revenue from commercial sales of our products to date, and we do not know whether we will ever generate significant revenue.

We are focused on product development, have only recently begun to market our approved product, and have not generated significant revenue from commercial sales of our products to date. Prior to the fourth quarter of 2006 we offered the Fibrocell Therapy for sale in the United Kingdom. Our United Kingdom operation had been operating on a negative gross margin as we investigated means to improve manufacturing technologies for the Fibrocell Process.

We must demonstrate that our product candidates satisfy rigorous standards of safety and efficacy before the FDA and other regulatory authorities in the United States and abroad will approve the product candidates for commercial marketing. We will need to conduct significant additional research, including potentially pre-clinical testing and clinical testing before we can file additional applications with the FDA for approval of our product candidates. We must also develop, validate and obtain FDA approval of any improved manufacturing process. In addition, to compete effectively our future products must be easy to use, cost-effective and economical to manufacture on a commercial scale. We may not achieve any of these objectives, and we may never generate revenue from our product candidates.

Our ability to effectively commercialize our product candidates depends on our ability to improve our manufacturing process and validate such future improvements.

As part of the approval process, we must pass a pre-approval inspection of our manufacturing facility before we can obtain marketing approval for our product candidates. All of our manufacturing methods, equipment and processes for the active pharmaceutical ingredient and finished product must comply with the FDA’s current Good Manufacturing Practices, or cGMP, requirements. We will also need to perform extensive audits of our suppliers, vendors and contract laboratories. The cGMP requirements govern all areas of recordkeeping, production processes and controls, personnel and quality control. To ensure that we meet these requirements, we will expend significant time, money and effort.

The FDA, in its regulatory discretion, may require us to undergo additional clinical trials with respect to any new or improved manufacturing process we develop or utilize, in the future, if any. This could include a requirement to change the materials used in our manufacturing process. These improvements or modifications could delay or prevent approval of our product candidates. If we fail to comply with cGMP requirements, pass an FDA pre-approval inspection or obtain FDA approval of our manufacturing process, we would not receive FDA approval and would be subject to possible regulatory action. The failure to successfully implement our manufacturing process may delay or prevent our future profitability.

Although we have obtained FDA approval, we still may be unable to commercially manufacture the Fibrocell Therapy profitably. Our manufacturing cost has been subject to fluctuation, depending, in part, on the yields obtained from our manufacturing process. There is no guarantee that future manufacturing improvements will result in a manufacturing cost low enough to effectively compete in the market. Further, we currently manufacture the Fibrocell Therapy on a limited basis and we have not manufactured significant commercial levels of the Fibrocell Therapy in the United States. Such commercial manufacturing volumes, in the future, could lead to unexpected inefficiencies and result in unprofitable performance results.

We may not be successful in our efforts to develop commercial-scale manufacturing technology and methods.

In order to successfully commercialize any approved product candidates, we will be required to produce such products on a commercial scale and in a cost-effective manner. We can provide no assurance that we will be able to cost-effectively and commercially scale our operations using our current manufacturing process. If we are unable to develop suitable techniques to produce and manufacture our product candidates, our business prospects will suffer.

We depend on a third-party manufacturer for our Agera product line, the loss or unavailability of which would require us to find a substitute manufacturer, if available, resulting in delays in production and additional expenses.

Our Agera skin care product line is manufactured by a third party. We are dependent on this third party to manufacture Agera’s products, and the manufacturer is responsible for supplying the formula ingredients for the Agera product lines. If for any reason the manufacturer discontinues production of Agera’s products at a time when we have a low volume of inventory on hand or are experiencing a high demand for the products, significant delays in production of the products and interruption of product sales may result as we seek to establish a relationship and commence production with a new manufacturer, which would negatively impact our results of operation.

The large majority of our revenue, which relates to the Agera business segment, is to one international customer.

Our revenues, which relate solely to the Agera business segment, are highly concentrated in one large, international customer. This large customer represented 72% and 64% of 2010 and 2009 consolidated revenues, respectively. Further, this large customer represented 88% and 87% of consolidated accounts receivable, net, at December 31, 2010 and December 31, 2009, respectively. A reduction of revenue related to this large customer, due to competitor product alternatives, pricing pressures, the financial health of the large customer, or otherwise, would have a significant, negative impact on the business of Agera, and the related value thereof.

If our Fibrocell Therapy is found to be unsafe or ineffective, or if our Fibrocell Therapy is perceived to be unsafe or ineffective, our business would be materially harmed.

Our product candidates utilize our Fibrocell Therapy. In addition, we expect to utilize our Fibrocell Therapy in the development of any future product candidates. If our Fibrocell Therapy is found to be, or perceived to be, unsafe or ineffective, we will not be successful in obtaining marketing approval for any product candidates then pending, and we may have to modify or cease production of any products that previously may have received regulatory approval. Negative media exposure, whether founded or unfounded, related to the safety and/or effectiveness of our Fibrocell Therapy may harm our reputation and/or competitive position.

If physicians do not follow our established protocols, the efficacy and safety of our product candidates may be adversely affected.

We are dependent on physicians to follow our established protocols both as to the administration and the handling of our product candidates in connection with our clinical trials, and we will continue to be dependent on physicians to follow such protocols if our product candidates are commercialized. The treatment protocol requires each physician to verify the patient’s name and date of birth with the patient and the patient records immediately prior to injection. In the event more than one patient’s cells are delivered to a physician or we deliver the wrong patient’s cells to the physician, which has occurred in the past, it is the physician’s obligation to follow the treatment protocol and assure that the patient is treated with the correct cells. If the physicians do not follow our protocol, the efficacy and safety of our product candidates may be adversely affected.

Our business, which depends on one facility, is vulnerable to natural disasters, telecommunication and information systems failures, terrorism and similar problems, and we are not fully insured for losses caused by all of these incidents.

We currently conduct all our research, development and manufacturing operations in one facility located in Exton, Pennsylvania. As a result, all of the commercial manufacturing for the U.S. market are currently expected to take place at a single U.S. facility. If regulatory, manufacturing or other problems require us to discontinue production at that facility, we will not be able to supply product, which would adversely impact our business.

Our Exton facility could be damaged by fire, floods, power loss, telecommunication and information systems failures or similar events. Our insurance policies have limited coverage levels for loss or damages in these events and may not adequately compensate us for any losses that may occur. In addition, terrorist acts or acts of war may cause harm to our employees or damage our Exton facility. The potential for future terrorist attacks, the national and international responses to terrorist attacks or perceived threats to national security, and other acts of war or hostility have created many economic and political uncertainties that could adversely affect our business and results of operations in ways that we cannot predict, and could cause our stock price to fluctuate or decline. We are uninsured for these types of losses.

As a result of our limited operating history, we may not be able to correctly estimate our future operating expenses, which could lead to cash shortfalls.

We have a limited operating history and our primary business activities consist of conducting clinical trials. As such, our historical financial data is of limited value in estimating future operating expenses. Our budgeted expense levels are based in part on our expectations concerning the costs of our clinical trials, which depend on the success of such trials and our ability to effectively and efficiently conduct such trials, and expectations related to our efforts to achieve FDA approval with respect to our product candidates. In addition, our budgeted expense levels are based in part on our expectations of future revenue that we may receive from our Agera product line, and the size of future revenue depends on the choices and demand of individuals. Our limited operating history and clinical trial experience make these costs and revenues difficult to forecast accurately. We may be unable to adjust our operations in a timely manner to compensate for any unexpected increase in costs or shortfall in revenue. Further, our fixed manufacturing costs and business development and marketing expenses will increase significantly as we expand our operations. Accordingly, a significant increase in costs or shortfall in revenue could have an immediate and material adverse effect on our business, results of operations and financial condition.

Our operating results may fluctuate significantly in the future, which may cause our results to fall below the expectations of securities analysts, stockholders and investors.

Our operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside of our control. These factors include, but are not limited to:

•	the level of demand for the products that we may develop;

•	the timely and successful implementation of improved manufacturing processes;

•	our ability to attract and retain personnel with the necessary strategic, technical and creative skills required for effective operations;

•	the amount and timing of expenditures by practitioners and their patients;

•	introduction of new technologies;

•	product liability litigation, class action and derivative action litigation, or other litigation;

•	the amount and timing of capital expenditures and other costs relating to the expansion of our operations;

•	the state of the debt and/or equity markets at the time of any proposed offering we choose to initiate;

•	our ability to successfully integrate new acquisitions into our operations;

•	government regulation and legal developments regarding our Fibrocell Therapy in the United States and in the foreign countries in which we may operate in the future; and

•	general economic conditions.

As a strategic response to changes in the competitive environment, we may from time to time make pricing, service, technology or marketing decisions or business or technology acquisitions that could have a material adverse effect on our operating results. Due to any of these factors, our operating results may fall below the expectations of securities analysts, stockholders and investors in any future period, which may cause our stock price to decline.

We may be liable for product liability claims not covered by insurance.

Physicians who used our facial aesthetic product in the past, or who may use any of our future products, and patients who have been treated by our facial aesthetic product in the past, or who may use any of our future products, may bring product liability claims against us. While we have taken, and continue to take, what we believe are appropriate precautions, we may be unable to avoid significant liability exposure. We currently keep in force product liability insurance, although such insurance may not be adequate to fully cover any potential claims or may lapse in accordance with its terms prior to the assertion of claims. We may be unable to obtain product liability insurance in the future, or we may be unable to do so on acceptable terms. Any insurance we obtain or have obtained in the past may not provide adequate coverage against any asserted claims. In addition, regardless of merit or eventual outcome, product liability claims may result in:

•	diversion of management’s time and attention;

•	expenditure of large amounts of cash on legal fees, expenses and payment of damages;

•	decreased demand for our products or any of our future products and services; or

•	injury to our reputation.

If we are the subject of any future product liability claims, our business could be adversely affected, and if these claims are in excess of insurance coverage, if any, that we may possess, our financial position will suffer.

Our failure to comply with extensive governmental regulation may significantly affect our operating results.

Even if we obtain regulatory approval for some or all of our product candidates, we will continue to be subject to extensive ongoing requirements by the FDA, as well as by a number of foreign, national, state and local agencies. These regulations will impact many aspects of our operations, including testing, research and development, manufacturing, safety, efficacy, labeling, storage, quality control, adverse event reporting, import and export, record keeping, approval, distribution, advertising and promotion of our future products. We must also submit new or supplemental applications and obtain FDA approval for certain changes to an approved product, product labeling or manufacturing process. Application holders must also submit advertising and other promotional material to the FDA and report on ongoing clinical trials. The FDA enforces post-marketing regulatory requirements, including the cGMP requirements, through periodic unannounced inspections. We do not know whether we will pass any future FDA inspections. Failure to pass an inspection could disrupt, delay or shut down our manufacturing operations. Failure to comply with applicable regulatory requirements could, among other things, result in:

•	administrative or judicial enforcement actions;

•	changes to advertising;

•	failure to obtain marketing approvals for our product candidates;

•	revocation or suspension of regulatory approvals of products;

•	product seizures or recalls;

•	court-ordered injunctions;

•	import detentions;

•	delay, interruption or suspension of product manufacturing, distribution, marketing and sales; or

•	civil or criminal sanctions.

The discovery of previously unknown problems with our future products may result in restrictions of the products, including withdrawal from the market. In addition, the FDA may revisit and change its prior determinations with regard to the safety or efficacy of our future products. If the FDA’s position changes, we may be required to change our labeling or cease to manufacture and market our future products. Even prior to any formal regulatory action, we could voluntarily decide to cease the distribution and sale or recall any of our future products if concerns about their safety or efficacy develop.

In their regulation of advertising and other promotion, the FDA and the FTC may issue correspondence alleging that some advertising or promotional practices are false, misleading or deceptive. The FDA and FTC are authorized to impose a wide array of sanctions on companies for such advertising and promotion practices, which could result in any of the following:

•	incurring substantial expenses, including fines, penalties, legal fees and costs to comply with the FDA’s requirements;

•	changes in the methods of marketing and selling products;

•	taking FDA mandated corrective action, which may include placing advertisements or sending letters to physicians rescinding previous advertisements or promotions; or

•	disruption in the distribution of products and loss of sales until compliance with the FDA’s position is obtained.

Improper promotional activities may also lead to investigations by federal or state prosecutors, and result in criminal and civil penalties. If we become subject to any of the above requirements, it could be damaging to our reputation and restrict our ability to sell or market our future products, and our business condition could be adversely affected. We may also incur significant expenses in defending ourselves.

Physicians may prescribe pharmaceutical or biologic products for uses that are not described in a product’s labeling or differ from those tested by us and approved by the FDA. While such “off-label” uses are common and the FDA does not regulate physicians’ choice of treatments, the FDA does restrict a manufacturer’s communications on the subject of off-label use. Companies cannot promote FDA-approved pharmaceutical or biologic products for off-label uses, but under certain limited circumstances they may disseminate to practitioners articles published in peer-reviewed journals. To the extent allowed by the FDA, we intend to disseminate peer-reviewed articles on our future products to practitioners. If, however, our activities fail to comply with the FDA’s regulations or guidelines, we may be subject to warnings from, or enforcement action by, the FDA or other regulatory or law enforcement authorities.

Our sales, marketing, and scientific/educational grant programs, if any in the future, must also comply with applicable requirements of the anti-fraud and abuse provisions of the Social Security Act, the False Claims Act, the federal anti-kickback law, and similar state laws, each as amended. Pricing and rebate programs must comply with the Medicaid rebate requirements of the Omnibus Budget Reconciliation Act of 1990 and the Veteran’s Health Care Act of 1992, each as amended. If products are made available to authorized users of the Federal Supply Schedule of the General Services Administration, additional laws and requirements apply. All of these activities are also potentially subject to federal and state consumer protection and unfair competition laws. The distribution of product samples to physicians must comply with the requirements of the Prescription Drug Marketing Act.

Depending on the circumstances, failure to meet post-approval requirements can result in criminal prosecution, fines or other penalties, injunctions, recall or seizure of products, total or partial suspension of production, denial or withdrawal of pre-marketing product approvals, or refusal to allow us to enter into supply contracts, including government contracts. Any government investigation of alleged violations of law could require us to expend significant time and resources in response, and could generate negative publicity.

Legislative or regulatory reform of the healthcare system may affect our ability to sell our future products profitably.

In the United States and a number of foreign jurisdictions, there have been legislative and regulatory proposals to change the healthcare system in ways that could impact our ability to sell our future products profitably. For instance, there currently is no legal pathway for generic or similar versions of BLA-approved biologics, sometimes called “follow-on biologics” or “biosimilars,” but there is continuing interest by Congress on this issue and on healthcare reform in general. It is unknown what type of regulatory framework, what legal provisions, and what timeframes for issuance of regulations or guidance any final legislation on biosimilars would contain, but the future profitability of any approved biological product could be materially adversely impacted by the approval of a biosimilar product. The FDA’s policies may change and additional government regulations may be enacted, which could prevent or delay regulatory approval of our product candidates. We cannot predict the likelihood, nature or extent of adverse government regulation that may arise from future legislation or administrative action, either in the United States or abroad. If we are not able to maintain regulatory compliance, we might not be permitted to market our future products and our business could suffer.

Any future products that we develop may not be commercially successful.

Even if we obtain regulatory approval for our product candidates in the United States and other countries, those products may not be accepted by the market. A number of factors may affect the rate and level of market acceptance of our products, including:

•	labeling requirements or limitations;

•	market acceptance by practitioners and their patients;

•	our ability to successfully improve our manufacturing process;

•	the effectiveness of our sales efforts and marketing activities; and

•	the success of competitive products.

If our current or future product candidates fail to achieve market acceptance, our profitability and financial condition will suffer.

Our competitors in the pharmaceutical, medical device and biotechnology industries may have superior products, manufacturing capabilities, financial resources or marketing position.

The human healthcare products and services industry is extremely competitive. Our competitors include major pharmaceutical, medical device and biotechnology companies. Most of these competitors have more extensive research and development, marketing and production capabilities and greater financial resources than we do. Our future success will depend on our ability to develop and market effectively our future products against those of our competitors. If our future products receive marketing approval but cannot compete effectively in the marketplace, our results of operations and financial position will suffer.

We are dependent on our key scientific and other management personnel, and the loss of any of these individuals could harm our business.

We are dependent on the efforts of our key management and scientific staff. The loss of any of these individuals, or our inability to recruit and train additional key personnel in a timely manner, could materially and adversely affect our business and our future prospects. A loss of one or more of our current officers or key personnel could severely and negatively impact our operations. We have employment agreements with most of our key management personnel, but some of these people are employed “at-will,” and any of them may elect to pursue other opportunities at any time. We have no present intention of obtaining key man life insurance on any of our executive officers or key management personnel.

We may need to attract, train and retain additional highly qualified senior executives and technical and managerial personnel in the future.

In the future, we may need to seek additional senior executives, as well as technical and managerial staff members. There is a high demand for highly trained executive, technical and managerial personnel in our industry. We do not know whether we will be able to attract, train and retain highly qualified technical and managerial personnel in the future, which could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to effectively promote our brands and establish a competitive position in the marketplace, our business may fail.

Our Fibrocell Therapy brand names are new and unproven. We believe that the importance of brand recognition will increase over time. In order to gain brand recognition, we may increase our marketing and advertising budgets to create and maintain brand loyalty. We do not know whether these efforts will lead to greater brand recognition. If we are unable to effectively promote our brands, including our Agera product line, and establish competitive positions in the marketplace, our business results will be materially adversely affected.

If we are unable to adequately protect our intellectual property and proprietary technology, the value of our technology and future products will be adversely affected, and if we are unable to enforce our intellectual property against unauthorized use by third parties our business may be materially harmed.

Our long-term success largely depends on our future ability to market technologically competitive products. Our ability to achieve commercial success will depend in part on obtaining and maintaining patent protection and trade secret protection of our technology and future products, as well as successfully defending these patents against third party challenges. In order to do so we must:

•	obtain and protect commercially valuable patents or the rights to patents both domestically and abroad;

•	operate without infringing upon the proprietary rights of others; and

•	prevent others from successfully challenging or infringing our proprietary rights.

As of December 31, 2010, we had 10 issued U.S. patents, 3 pending U.S. patent applications, 30 granted foreign patents and no pending international patent application. However, we may not be able to obtain additional patents relating to our technology or otherwise protect our proprietary rights. If we fail to obtain or maintain patents from our pending and future applications, we may not be able to prevent third parties from using our proprietary technology. We will be able to protect our proprietary rights from unauthorized use only to the extent that these rights are covered by valid and enforceable patents that we control or are effectively maintained by us as trade secrets. Furthermore, the degree of future protection of our proprietary rights is uncertain because legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep a competitive advantage.

The patent situation of companies in the markets in which we compete is highly uncertain and involves complex legal and factual questions for which important legal principles remain unresolved. No consistent policy regarding the breadth of claims allowed in such companies’ patents has emerged to date in the United States. The laws of other countries do not protect intellectual property rights to the same extent as the laws of the United States, and many companies have encountered significant problems in protecting and defending such rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, particularly those relating to biotechnology and/or pharmaceuticals, which could make it difficult for us to stop the infringement of our patents in foreign countries in which we hold patents. Proceedings to enforce our patent rights in the United States or in foreign jurisdictions would likely result in substantial cost and divert our efforts and attention from other aspects of our business. Changes in either the patent laws or in interpretations of patent laws in the United States or other countries may diminish the value of our intellectual property. Accordingly, we cannot predict the breadth of claims that may be allowed or enforced in our patents or in third-party patents.

Other risks and uncertainties that we face with respect to our patents and other proprietary rights include the following:

•	the inventors of the inventions covered by each of our pending patent applications might not have been the first to make such inventions;

•	we might not have been the first to file patent applications for these inventions or similar technology;

•

the future and pending applications we will file or have filed, or to which we will or do have exclusive rights, may not result in issued patents or may take longer than we expect to result in issued patents;

•	the claims of any patents that are issued may not provide meaningful protection;

•	our issued patents may not provide a basis for commercially viable products or may not be valid or enforceable;

•	we might not be able to develop additional proprietary technologies that are patentable;

•	the patents licensed or issued to us may not provide a competitive advantage;

•	patents issued to other companies, universities or research institutions may harm our ability to do business;

•

other individual companies, universities or research institutions may independently develop or have developed similar or alternative technologies or duplicate our technologies and commercialize discoveries that we attempt to patent;

•	other companies, universities or research institutions may design around technologies we have licensed, patented or developed; and

•	many of our patent claims are method, rather than composition of matter, claims; generally composition of matter claims are easier to enforce and are more difficult to circumvent.

Our business may be harmed and we may incur substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights.

A third party may assert that we, one of our subsidiaries or one of our strategic collaborators has infringed his, her or its patents and proprietary rights or challenge the validity or enforceability of our patents and proprietary rights. Likewise, we may need to resort to litigation to enforce our patent rights or to determine the scope and validity of a third party’s proprietary rights.

We cannot be sure that other parties have not filed for or obtained relevant patents that could affect our ability to obtain patents or operate our business. Even if we have previously filed patent applications or obtain issued patents, others may file their own patent applications for our inventions and technology, or improvements to our inventions and technology. We have become aware of published patent applications filed after the issuance of our patents that, should the owners pursue and obtain patent claims to our inventions and technology could require us to challenge such patent claims. Others may challenge our patent or other intellectual property rights or sue us for infringement. In all such cases, we may commence legal proceedings to resolve our patent or other intellectual property disputes or defend against charges of infringement or misappropriation. An adverse determination in any litigation or administrative proceeding to which we may become a party could subject us to significant liabilities, result in our patents being deemed invalid, unenforceable or revoked, or drawn into an interference, require us to license disputed rights from others, if available, or to cease using the disputed technology. In addition, our involvement in any of these proceedings may cause us to incur substantial costs and result in diversion of management and technical personnel. Furthermore, parties making claims against us may be able to obtain injunctive or other equitable relief that could effectively block our ability to develop, commercialize and sell products, and could result in the award of substantial damages against us.

The outcome of these proceedings is uncertain and could significantly harm our business. If we do not prevail in this type of litigation, we or our strategic collaborators may be required to:

•	pay monetary damages;

•	expend time and funding to redesign our Fibrocell Therapy so that it does not infringe others’ patents while still allowing us to compete in the market with a substantially similar product;

•

obtain a license, if possible, in order to continue manufacturing or marketing the affected products or services, and pay license fees and royalties, which may be non-exclusive. This license may be non-exclusive, giving our competitors access to the same intellectual property, or the patent owner may require that we grant a cross-license to our patented technology; or

•	stop research and commercial activities relating to the affected products or services if a license is not available on acceptable terms, if at all.

Any of these events could materially adversely affect our business strategy and the value of our business.

In addition, the defense and prosecution of intellectual property suits, interferences, oppositions and related legal and administrative proceedings in the United States and elsewhere, even if resolved in our favor, could be expensive and time consuming and could divert financial and managerial resources. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater financial resources.

If we are unable to keep up with rapid technological changes, our future products may become obsolete or unmarketable.

Our industry is characterized by significant and rapid technological change. Although we attempt to expand our technological capabilities in order to remain competitive, research and discoveries by others may make our future products obsolete. If we cannot compete effectively in the marketplace, our potential for profitability and financial position will suffer.

We have not declared any dividends on our common stock to date, and we have no intention of declaring dividends in the foreseeable future.

The decision to pay cash dividends on our common stock rests with our Board of Directors and will depend on our earnings, unencumbered cash, capital requirements and financial condition. We do not anticipate declaring any dividends in the foreseeable future, as we intend to use any excess cash to fund our operations. Investors in our common stock should not expect to receive dividend income on their investment, and investors will be dependent on the appreciation of our common stock to earn a return on their investment.

Provisions in our charter documents could prevent or delay stockholders’ attempts to replace or remove current management.

Our charter documents provide for staggered terms for the members of our Board of Directors. Our Board of Directors is divided into three staggered classes, and each director serves a term of three years. At stockholders’ meetings, only those directors comprising one of the three classes will have completed their term and be subject to re-election or replacement.

In addition, our Board of Directors is authorized to issue “blank check” preferred stock, with designations, rights and preferences as they may determine. Accordingly, our Board of Directors has in the past and may in the future, without stockholder approval, issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock. This type of preferred stock could also be issued to discourage, delay or prevent a change in our control.

The use of a staggered Board of Directors, the ability to issue “blank check” preferred stock, and the adoption of stockholder rights plans are traditional anti-takeover measures. These provisions in our charter documents make it difficult for a majority stockholder to gain control of the Board of Directors and of our company. These provisions may be beneficial to our management and our Board of Directors in a hostile tender offer and may have an adverse impact on stockholders who may want to participate in such a tender offer, or who may want to replace some or all of the members of our Board of Directors.

Provisions in our bylaws provide for indemnification of officers and directors, which could require us to direct funds away from our business and future products.

Our bylaws provide for the indemnification of our officers and directors. We have in the past and may in the future be required to advance costs incurred by an officer or director and to pay judgments, fines and expenses incurred by an officer or director, including reasonable attorneys’ fees, as a result of actions or proceedings in which our officers and directors are involved by reason of being or having been an officer or director of our company. Funds paid in satisfaction of judgments, fines and expenses may be funds we need for the operation of our business and the development of our product candidates, thereby affecting our ability to attain profitability.

Future sales of our common stock may depress our stock price.

The market price of our common stock could decline as a result of sales of substantial amounts of our common stock in the public market, or as a result of the perception that these sales could occur, which could occur if we issue a large number of shares of common stock (or securities convertible into our common stock) in connection with a future financing. These factors could make it more difficult for us to raise funds through future offerings of common stock or other equity securities. As of November 30, 2011, there were 95,578,253 shares of common stock issued and outstanding. All of our outstanding shares are freely transferable without restriction or further registration under the Securities Act. In addition to our common stock outstanding, as of such date, we had preferred stock outstanding that was convertible into a total of 7,382,000 shares of common stock and warrants outstanding that were exercisable for a total of 49,135,602 shares of common stock.

There is a limited, volatile and sporadic public trading market for our common stock.

There is a limited, volatile and sporadic public trading market for our common stock. Without an active trading market, there can be no assurance of any liquidity or resale value of our common stock, and stockholders may be required to hold shares of our common stock for an indefinite period of time.

Lack of effectiveness of internal controls over financial reporting could adversely affect the value of our securities.

As directed by Section 404 of the Sarbanes-Oxley Act, the SEC adopted rules requiring public companies to include a report of management on the company’s internal control over financial reporting in their annual reports on Form 10-K that contains an assessment by management of the effectiveness of the company’s internal control over financial reporting. Ineffective internal controls over our financial reporting have occurred in the past and may arise in the future. As a consequence, our investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain “forward-looking statements”, as well as information relating to Fibrocell that is based on management’s exercise of business judgment and assumptions made by and information currently available to management. When used in this document and other documents, releases and reports released by us, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “the facts suggest” and words of similar import, are intended to identify any forward-looking statements. You should not place undue reliance on these forward-looking statements. These statements reflect our current view of future events and are subject to certain risks and uncertainties as noted below. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results could differ materially from those anticipated in these forward-looking statements. Actual events, transactions and results may materially differ from the anticipated events, transactions or results described in such statements. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize. Many factors could cause actual results to differ materially from our forward looking statements. Several of these factors include, without limitation:

•	our ability to finance our business and continue in operations;

•

our ability to meet requisite regulations or receive regulatory approvals in the United States, Europe, Asia and the Americas, and our ability to retain any regulatory approvals that we may obtain; and the absence of adverse regulatory developments in the United States, Europe, Asia and the Americas or any other country where we plan to conduct commercial operations;

•

whether our clinical human trials relating to the use of autologous cellular therapy applications, and such other indications as we may identify and pursue can be conducted within the timeframe that we expect, whether such trials will yield positive results, or whether additional applications for the commercialization of autologous cellular therapy can be identified by us and advanced into human clinical trials;

•

our ability to develop autologous cellular therapies that have specific applications in cosmetic dermatology, and our ability to explore (and possibly develop) applications for periodontal disease, reconstructive dentistry, treatment of restrictive scars and burns and other health-related markets;

•

our ability to decrease our manufacturing costs for our Fibrocell Therapy product candidates through the improvement of our manufacturing process, and our ability to validate any such improvements with the relevant regulatory agencies;

•	our ability to reduce our need for fetal bovine calf serum by improved use of less expensive media combinations and different media alternatives;

•	continued availability of supplies at satisfactory prices;

•	new entrance of competitive products or further penetration of existing products in our markets;

•	the effect on us from adverse publicity related to our products or the company itself;

•	any adverse claims relating to our intellectual property;

•	the adoption of new, or changes in, accounting principles;

•	our issuance of certain rights to our shareholders that may have anti-takeover effects;

•	our dependence on physicians to correctly follow our established protocols for the safe administration of our Fibrocell Therapy; and

•	other risks referenced from time to time elsewhere in this prospectus and in our filings with the SEC.

These factors are not necessarily all of the important factors that could cause actual results of operations to differ materially from those expressed in these forward-looking statements. Other unknown or unpredictable factors also could have material adverse effects on our future results. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. We cannot assure you that projected results will be achieved.

USE OF PROCEEDS

This prospectus relates to the resale of shares of our common stock and warrants issued in a private offering. We will not receive any proceeds from the sale of shares of common stock in this offering. However, to the extent the warrants are exercised for cash, we will receive proceeds from the exercise of any warrants, up to a maximum amount of $2,270,331, and we will use any such proceeds for working capital purposes.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

On October 21, 2009, our common stock became available for trading OTCBB under the symbol “FCSC.” Currently, there is only a limited, sporadic and volatile market for our stock on the OTCBB. The table below presents the high and low bid price for our common stock each quarter during the past two years and reflects inter-dealer prices, without retail markup, markdown, or commission, and may not represent actual transactions.

Quarter Ended	High	Low
December 31, 2009 (from October 21, 2009)	$2.40	$0.50
March 31, 2010	$1.13	$0.80
June 30, 2010	$1.04	$0.65
September 30, 2010	$0.85	$0.53
December 31, 2010	$0.60	$0.40
March 31, 2011	$0.92	$0.50
June 30, 2011	$1.36	$0.72
September 30, 2011	$0.88	$0.43

The closing price of our common stock on December 22, 2011 was $0.42.

The common stock of our predecessor company, Isolagen, Inc., traded on the NYSE Amex under the symbol “ILE.” The common stock ceased trading on the NYSE Amex on May 6, 2009 and in June 2009 the NYSE Amex delisted the common stock from listing on the NYSE Amex. Upon the effective date of our bankruptcy plan, the outstanding common stock of Isolagen was cancelled. Consequently, the stockholders of Isolagen prior to the effective date of the bankruptcy plan no longer have any interest as stockholders of Fibrocell by virtue of their ownership of Isolagen’s common stock prior to the emergence from bankruptcy.

Holders

As of November 30, 2011, there were 95,578,253 shares of our common stock outstanding and held by 248 stockholders of record. As of November 30, 2011, there were 3,691 shares of Series D preferred stock outstanding.

Dividends

We have never paid any cash dividends on our common stock and our board of directors does not intend to do so in the foreseeable future. The declaration and payment of dividends in the future, of which there can be no assurance, will be determined by the board of directors in light of conditions then existing, including earnings, financial condition, capital requirements and other factors.

Holders of the Series D Preferred Stock are entitled to receive cumulative dividends at the rate per share (as a percentage of the stated value per share) of 6% per annum (subject to increase in certain circumstances), payable quarterly in arrears on January 15, April 15, July 15 and October 15, beginning on July 15, 2011. The dividends are payable in cash, or at our option, in duly authorized, validly issued, fully paid and non-assessable shares of common stock equal to 110% of the cash dividend amount payable on the dividend payment date, or a combination thereof; provided that we may not pay the dividends in shares of common stock unless we meet certain conditions described in the Certificate of Designation, including that the resale of the shares has been registered under the Securities Act. If we pay the dividend in shares of common stock, the common stock will be valued for such purpose at 80% of the average of the volume weighted average price for the 10 consecutive trading days ending on the trading day that is immediately prior to the dividend payment date.

Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Our stock is currently a “penny stock.” Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities’ laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form as the SEC shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

General

We are an aesthetic and therapeutic development stage biotechnology company focused on developing novel skin and tissue rejuvenation products. Our clinical development product candidates are designed to improve the appearance of skin injured by the effects of aging, sun exposure, acne and burn scars with a patient’s own, or autologous, fibroblast cells produced by our proprietary Fibrocell process. Our clinical development programs encompass both aesthetic and therapeutic indications.

Our lead product, LAVIV (United States adopted name, or USAN, is azficel-T), is the first and only personalized aesthetic cell therapy approved by the FDA for the improvement of the appearance of moderate to severe nasolabial fold wrinkles in adults.

During 2009 we completed a Phase II/III study for the treatment of acne scars. We announced on November 3, 2011, that the first scientific presentation of data demonstrating the efficacy of LAVIV (azficel-T) in treating moderate-to-severe depressed acne scars was presented at the American Society for Dermatologic Surgery (ASDS) annual meeting in Washington, D.C. During 2008 we completed our open-label Phase II study related to full face rejuvenation.

We also develop and market an advanced skin care product line through our Agera subsidiary, in which we acquired a 57% interest in August 2006.

Critical Accounting Policies

The following discussion and analysis of financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in conformity with accounting principles generally accepted in the United States of America. However, certain accounting policies and estimates are particularly important to the understanding of our financial position and results of operations and require the application of significant judgment by our management or can be materially affected by changes from period to period in economic factors or conditions that are outside of the control of management. As a result they are subject to an inherent degree of uncertainty. In applying these policies, our management uses their judgment to determine the appropriate assumptions to be used in the determination of certain estimates. Those estimates are based on our historical operations, our future business plans and projected financial results, the terms of existing contracts, our observance of trends in the industry, information provided by our customers and information available from other outside sources, as appropriate. The following discusses our critical accounting policies and estimates.

Intangible assets: Intangible assets are research and development assets related to the Successor Company’s primary study that was recognized upon emergence from bankruptcy (see Note 5). Intangibles are tested for recoverability whenever events or changes in circumstances indicate the carrying amount may not be recoverable. An impairment loss, if any, would be measured as the excess of the carrying value over the fair value determined by discounted cash flows.

Income taxes: An asset and liability approach is used for financial accounting and reporting for income taxes. Deferred income taxes arise from temporary differences between income tax and financial reporting and principally relate to recognition of revenue and expenses in different periods for financial and tax accounting purposes and are measured using currently enacted tax rates and laws. In addition, a deferred tax asset can be generated by net operating loss (“NOLs”) carryover. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

Warrant Liability: We account for our warrants in accordance with U.S. GAAP. The warrants are measured at fair value and liability-classified under ASC 815, Derivatives and Hedging, (“ASC 815”) because the warrants contain “down-round protection” and therefore, do not meet the scope exception for treatment as a derivative under ASC 815. Since “down-round protection” is not an input into the calculation of the fair value of the warrants, the warrants cannot be considered indexed to the Company’s own stock which is a requirement for the scope exception as outlined under ASC 815. The fair value of the warrants is determined using the Black-Scholes option pricing model and is affected by changes in inputs to that model including our stock price, expected stock price volatility, the contractual term, and the risk-free interest rate. We will continue to classify the fair value of the warrants as a liability until the warrants are exercised, expire or are amended in a way that would no longer require these warrants to be classified as a liability.

Preferred Stock and Derivative Liability: The preferred stock has been classified within the mezzanine section between liabilities and equity in its consolidated balance sheets in accordance with ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) because any holder of Series D Preferred may require the Successor Company to redeem all of its Series D Preferred in the event of a triggering event which is outside of the control of the Successor Company.

The embedded conversion option for the Series D Preferred has been recorded as a derivative liability under ASC 815 in the Successor’s consolidated balance sheet as of December 31, 2010 and will be re-measured on the Successor Company’s reporting dates . The fair value of the derivative liability is determined using the Black-Scholes option pricing model and is affected by changes in inputs to that model including our stock price, expected stock price volatility, the contractual term, and the risk-free interest rate. The Successor Company will continue to classify the fair value of the embedded conversion option as a liability until the preferred stock is converted into common stock.

Stock Based Compensation: We account for stock-based awards to employees and non-employees using the fair value based method to determine compensation for all arrangements where shares of stock or equity instruments are issued for compensation. We use a Black-Scholes options-pricing model to determine the fair value of each option grant as of the date of grant for expense incurred. The Black-Scholes model requires inputs for risk-free interest rate, dividend yield, volatility and expected lives of the options. Expected volatility is based on historical volatility of our competitor’s stock since the Predecessor Company ceased trading as part of the bankruptcy and emerged as a new entity. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of the grant. The expected lives for options granted represents the period of time that options granted are expected to be outstanding and is derived from the contractual terms of the options granted. We estimate future forfeitures of options based upon expected forfeiture rates.

Research and Development Expenses: Research and development costs are expensed as incurred and include salaries and benefits, costs paid to third party contractors to perform research, conduct clinical trials, develop and manufacture drug materials and delivery devices, and a portion of facilities cost. Clinical trial costs are a significant component of research and development expenses and include costs associated with third party contractors. Invoicing from third party contractors for services performed can lag several months. We accrue the costs of services rendered in connection with third party contractor activities based on our estimate of management fees, site management and monitoring costs and data management costs. Actual clinical trial costs may differ from estimated clinical trial costs and are adjusted for in the period in which they become known.

Emergence from Voluntary Reorganization Under Chapter 11 Proceedings and Reorganization Plan

Fibrocell emerged from Chapter 11 on September 3, 2009. See Note 2 in the accompanying December 31, 2010 Consolidated Financial Statements.

Basis of Presentation

As of September 1, 2009, the Successor Company adopted fresh-start accounting in accordance with ASC 852-10, Reorganizations. The Successor Company selected September 1, 2009, as the date to effectively apply fresh-start accounting based on the absence of any material contingencies at the August 27, 2009 confirmation hearing and the immaterial impact of transactions between August 27, 2009 and September 1, 2009. The adoption of fresh-start accounting resulted in the Successor Company becoming a new entity for financial reporting purposes.

Accordingly, the financial statements prior to September 1, 2009 are not comparable with the financial statements for periods on or after September 1, 2009. References to “Successor” or “Successor Company” refer to the Company on or after September 1, 2009, after giving effect to the cancellation of Isolagen, Inc. common stock issued prior to the Effective Date, the issuance of new Fibrocell Science, Inc. common stock in accordance with the Plan, and the application of fresh-start accounting. References to “Predecessor” or “Predecessor Company” refer to the Company prior to September 1, 2009. See Note 5 — “Fresh Start Accounting” in the notes to the Consolidated Financial Statements for further details.

For discussions on the results of operations, the Successor Company has combined the results of operations for the eight months ended August 31, 2009, with the results of operations for the four months ended December 31, 2009. The combined periods have been compared to the year-ended December 31, 2010. The Successor Company believes that the combined financial results provide management and investors a more meaningful analysis of the Company’s performance and trends for comparative purposes.

The following discussion should be read in conjunction with the Consolidated Financial Statements and the accompanying Notes to the Consolidated Financial Statements in Part 1, Item 1 of this report.

Results of Operations

Three Months Ended September 30, 2011 compared to the Three Months Ended September 30, 2010

Revenue and Cost of Sales. Revenue and cost of sales for the three months ended September 30, 2011 and 2010 were comprised of the following:

	Three months ended September 30,		Increase (Decrease)
	2011	2010	$000s	%
	(in thousands)
Total revenue	$159	$244	$(85)	(35)%
Cost of sales	96	119	(23)	(19)%

Gross profit	$63	$125	$(62)	(50)%

The revenue for Agera decreased less than $0.1 million to $0.2 million for the three months ended September 30, 2011, as compared to $0.2 million for the three months ended September 30, 2010. As a percentage of revenue, Agera’s cost of sales were approximately 61% for the three months ended September 30, 2011 and 49% for the three months ended September 30, 2010. Cost of sales as a percentage of revenue was higher for the three months ended September 30, 2011 due to a write down of inventories in September 2011.

Selling, General and Administrative Expense. Selling, general and administrative expense for the three months ended September 30, 2011 and 2010 were comprised of the following:

	Three months ended		Increase
	September 30,		(Decrease)
	2011	2010	$000s	%
	(in thousands)
Compensation and related expense	$798	$605	$193	32%
External services — consulting	135	271	(136)	(50)%
Marketing expense	1,572	7	1,565	22,357%
License fees	598	6	592	9,867%
Facilities and related expense and other	818	694	124	18%

Total selling, general and administrative expense	$3,921	$1,583	$2,338	148%

Selling, general and administrative expense increased $2.3 million to $3.9 million for the three months ended September 30, 2011 as compared to $1.6 million for the three months ended September 30, 2010. The increase is due primarily to an increase in marketing expense of $1.6 million in preparation of the launch of LAVIV, an increase in license fees of $0.6 million for FDA product and establishment fees and an increase of $0.1 million in office costs.

Research and Development Expense. Research and development expense for the three months ended September 30, 2011 and 2010 were comprised of the following:

	Three months ended		Increase
	September 30,		(Decrease)
	2011	2010	$000s	%
	(in thousands)
Compensation and related expense	$494	$426	$68	16%
External services — consulting	497	527	(30)	(6)%
Lab costs and related expense	381	206	175	85%
Facilities and related expense and other	521	228	293	129%

Total research and development expense	$1,893	$1,387	$506	36%

Research and development expense increased $0.5 million to $1.9 million for the three months ended September 30, 2011 from $1.4 million for the three months ended September 30, 2010. The increase is due primarily to a $0.2 million increase in lab supplies, a $0.2 million increase in contract labor and a $0.1 million increase in depreciation. Research and development costs are composed primarily of quality and manufacturing costs in connection with LAVIV which was recently approved by the FDA. As we begin selling LAVIV these costs will appear as cost of goods sold on the statements of operations. There are also other costs related to other potential indications for our Fibrocell Therapy, such as acne scars and burn scars. Also, research and development expense includes costs to develop manufacturing, cell collection and logistical process improvements. Research and development costs primarily include personnel and laboratory costs related to these FDA trials and certain consulting costs.

Interest Income (Expense). Interest expense for the three months ended September 30, 2011 increased by approximately $0.1 million, or 25%, from the three months ended September 30, 2010. Our interest expense for the period is related to the notes we issued in connection with our bankruptcy plan. Pursuant to the terms of the notes we have been accreting the interest due to the principal on the notes at the rate of 15% per annum.

Change in Revaluation of Warrant and Derivative Liability. During the three months ended September 30, 2011, we recorded non-cash income of $10.6 million and $2.3 million for warrant income and derivative revaluation income, respectively, in our statements of operations due to a decrease in the fair value of the warrant liability and derivative liability related to the Series A, B and D preferred stock financings. This decrease in fair value was primarily due to a decrease in the price per share of our common stock on September 30, 2011 as compared to June 30, 2011. During the three months ended September 30, 2010, we recorded non-cash income of $1.3 million for warrant income in our statements of operations due to a decrease in the fair value of the warrant liability for warrants to purchase preferred stock that were liability-classified.

Net income/(loss) attributable to common shareholders. Net income attributable to common shareholders increased approximately $8.7 million to a net income of $6.9 million for the three months ended September 30, 2011, as compared to a net loss of $1.8 million for the three months ended September 30, 2010 primarily due to a decrease in the fair value of the warrant liability and derivative liability related to the Series A, B and D preferred stock financings, offset by an increase in operating expenses related to the LAVIV product approval in June 2011 and product launch in October 2011.

Nine Months Ended September 30, 2011 compared to the Nine Months Ended September 30, 2010

Revenue and Cost of Sales. Revenue and cost of sales for the nine months ended September 30, 2011 and 2010 were comprised of the following:

	Nine months ended		Increase
	September 30,		(Decrease)
	2011	2010	$000s	%
	(in thousands)
Total revenue	$621	$717	$(96)	(13)%
Cost of sales	320	395	(75)	(19)%

Gross profit	$301	$322	$(21)	(7)%

The revenue for Agera decreased $0.1 million to $0.6 million for the nine months ended September 30, 2011 as compared to $0.7 million for the nine months ended September 30, 2010. As a percentage of revenue, Agera cost of sales were approximately 52% for the nine months ended September 30, 2011 and 55% for the nine months ended September 30, 2010. Cost of sales as a percentage of revenue was higher for the nine months ended September 30, 2010 due to a write down of inventories.

Selling, General and Administrative Expense. Selling, general and administrative expense for the nine months ended September 30, 2011 and 2010 were comprised of the following:

	Nine months ended		Increase
	September 30,		(Decrease)
	2011	2010	$000s	%
	(in thousands)
Compensation and related expense	$3,792	$2,328	$1,464	63%
External services — consulting	530	723	(193)	(27)%
Marketing expense	2,319	146	2,173	1,488%
License fees	639	17	622	3,659%
Facilities and related expense and other	2,261	2,211	50	2%

Total selling, general and administrative expense	$9,541	$5,425	$4,116	76%

Selling, general and administrative expense increased $4.1 million to $9.5 million for the nine months ended September 30, 2011 as compared to $5.4 million for the nine months ended September 30, 2010. The increase consists of an increase in stock compensation expense of $1.7 million and an increase in salaries of $0.1 million, offset by a decrease of $0.3 million due primarily to no bonuses accrued in 2011. There was an increase in marketing expense of $2.2 million in preparation of the launch of LAVIV and an increase in license fees of $0.6 million for FDA product and establishment fees. Consulting fees decreased $0.2 million due to the hiring of key personnel.

Research and Development Expense. Research and development expense for the nine months ended September 30, 2011 and 2010 were comprised of the following:

	Nine months ended		Increase
	September 30,		(Decrease)
	2011	2010	$000s	%
	(in thousands)
Compensation and related expense	$1,489	$1,196	$293	25%
External services — consulting	1,540	1,540	0	0%
Lab costs and related expense	1,137	657	480	73%
Facilities and related expense	945	661	284	43%

Total research and development expense	$5,111	$4,054	$1,057	26%

Research and development expense increased $1.0 million to $5.1 million for the nine months ended September 30, 2011 as compared to $4.1 million for the nine months ended September 30, 2010. The increase is primarily due to an increase of $0.3 million in compensation and related expense, an increase of $0.5 million for lab costs and $0.2 million for contract labor as the Company prepares for the launch of the product LAVIV. Research and development costs are composed primarily of quality and manufacturing costs in connection with LAVIV which was recently approved by the FDA. As we begin selling LAVIV these costs will appear as cost of goods sold on the statements of operations. There are also other costs related to other potential indications for our Fibrocell Therapy, such as acne scars and burn scars. Also, research and development expense includes costs to develop manufacturing, cell collection and logistical process improvements. Research and development costs primarily include personnel and laboratory costs related to these FDA trials and certain consulting costs. The total inception (December 28, 1995) to date cost of research and development as of August 31, 2009 for the Predecessor Company was $56.3 million and total inception (September 1, 2009) to date cost of research and development as of September 30, 2011, for the Successor Company was $12.4 million.

Interest Income (Expense). Interest expense for the nine months ended September 30, 2011 increased by $0.2 million, or 34%, from the nine months ended September 30, 2010. Our interest expense for the period is related to the notes we issued in connection with our bankruptcy plan. Pursuant to the terms of the notes we have been accreting the interest due to the principal on the notes at the rate of 15% per annum.

Change in Revaluation of Warrant and Derivative Liability. During the nine months ended September 30, 2011, we recorded non-cash income of $0.8 million and a non-cash loss of $5.9 million for warrant income and derivative revaluation expense, respectively, in our statements of operations due to an decrease in the fair value of the warrant liability and derivative liability related to the Series A, B and D preferred stock financings. This decrease in fair value was primarily due to a decrease in the price per share of our common stock on September 30, 2011 as compared to December 31, 2010. During the nine months ended September 30, 2010, we recorded non-cash income of $1.6 million for warrant expense in our statements of operations due to an decrease in the fair value of the warrant liability for warrants to purchase preferred stock that were liability-classified.

Net loss attributable to common shareholders. Net loss attributable to common shareholders increased approximately $12.0 million to a net loss of $20.3 million for the nine months ended September 30, 2011, as compared to a net loss of $8.3 million for the nine months ended September 30, 2010 primarily due to a decrease in the fair value of the warrant liability and derivative liability related to the Series A, B and D preferred stock financings, offset by an increase in operating expenses related to the LAVIV product approval in June 2011 and product launch in October 2011, as well as the other items discussed above.

Results of Operations—Comparison of Years Ending December 31, 2010 and 2009

Revenues. Revenue remained constant at $0.9 million for the year ended December 31, 2010 and for the year ended December 31, 2009. Our revenue from continuing operations is from the operations of Agera which we acquired on August 10, 2006. Agera markets and sells a complete line of advanced skin care systems based on a wide array of proprietary formulations, trademarks and non-peptide technology.

Cost Of Sales. Costs of sales decreased $0.1 million to $0.5 million for the year ended December 31, 2010 as compared to $0.6 million for the year ended December 31, 2009. Our cost of sales relates to the operation of Agera. As a percentage of revenue, Agera cost of sales were approximately 55% for the year ended December 31, 2010 and 70% for the year ended December 31, 2009. Cost of sales as a percentage of revenue in 2010 has decreased as compared to 2009 primarily due to the recording of a reserve for slow moving and obsolete inventory in 2009.

Selling, General And Administrative Expenses. Selling, general and administrative expenses increased by approximately $0.4 million, or 6%, to $6.5 million for the year ended December 31, 2010 as compared to $6.1 million for the year ended December 31, 2009. The increase primarily relates to a $0.3 million increase related to general and administrative expenses associated with consultants for financing and marketing as well as office expenses, $0.3 million increase related to legal expenses, $0.1 million increase in marketing, offset by a $0.3 million decrease in payroll related expenses. Legal expenses for the year ended December 31, 2009 were $0.2 million due to a $0.3 million reimbursement received from our insurance carrier related to defense costs associated with our class action and derivative matters. Had we not received this reimbursement, legal expenses would have been $0.5 million for both years ended December 31, 2010 and December 31, 2009.

Research And Development. Research and development expenses increased by approximately $1.6 million, or 40%, to $5.5 million for the year ended December 31, 2010 as compared to $3.9 million for the year ended December 31, 2009. The increase primarily relates to a $0.7 million increase in payroll related expenses, $0.5 million increase in consulting fees and $0.2 million increase in laboratory costs associated with clinical and manufacturing activities in our Exton, Pennsylvania location. Research and development costs are composed primarily of costs related to our efforts to gain FDA approval for our Fibrocell Therapy for specific dermal applications in the United States, as well as costs related to other potential indications for our Fibrocell Therapy, such as acne scars and burn scars. Also, research and development expense includes costs to develop manufacturing, cell collection and logistical process improvements. Research and development costs primarily include personnel and laboratory costs related to these FDA trials and certain consulting costs. The total inception (December 28, 1995) to date cost of research and development as of August 31, 2009 for the Predecessor Company was $56.3 million and total inception (September 1, 2009) to date cost of research and development as of December 31, 2010, for the Successor Company was $7.3 million.

The FDA approval process is extremely complicated and is dependent upon our study protocols and the results of our studies. In the event that the FDA requires additional studies for our product candidate or requires changes in our study protocols or in the event that the results of the studies are not consistent with our expectations, the process will be more expensive and time consuming. Due to the complexities of the FDA approval process, we are unable to predict what the cost of obtaining approval for our dermal product candidate will be.

Reorganization Items, Net. On June 15, 2009, Isolagen, Inc. and its wholly-owned, U.S. subsidiary Isolagen Technologies, Inc., filed voluntary petitions for relief under Chapter 11 of the federal bankruptcy laws in the United States Bankruptcy Court for the District of Delaware, as more fully discussed under Bankruptcy, Debt and Going Concern. A reorganization gain, net of reorganization costs, of less than $0.1 million and $73.5 million was recorded for the year ended December 31, 2010 and December 31, 2009, respectively, which was comprised primarily of legal fees and the unamortized debt acquisition costs, and gain of discharge of liabilities.

Other Income, Net. In November 2010, we received one grant totaling $0.2 million under the Qualified Therapeutic Discovery Project Grants Program. The Qualified Therapeutic Discovery Project Grants Program was included in the healthcare reform legislation, and established a one-time pool of $1 billion for grants to small biotechnology companies developing novel therapeutics which show potential to: (a) result in new therapies that either treat areas of unmet medical need, or prevent, detect, or treat chronic or acute diseases and conditions; (b) reduce long-term health care costs in the United States; or (c) significantly advance the goal of curing cancer within a the 30-year period. There are no matching funding requirements or other requirements necessary to receive the funding.

Interest Expense. Interest expense decreased $1.4 million to $1.1 million for the year ended December 31, 2010, as compared to $2.5 million for the year ended December 31, 2009. Our interest expense for the year ended December 31, 2010 is related to the 12.5% notes we issued in connection with our bankruptcy plan. We have been accreting the interest to principal at the rate of 15%. Our interest expense for the year ended December 31, 2009 is related to our $90.0 million, 3.5% convertible subordinated notes, as well as the related amortization of deferred debt issuance costs of $0.1 million and interest expense related to the secured bridge loan and DIP financing until the emergence out of bankruptcy. With the emergence out of bankruptcy, the 3.5% convertible subordinated notes were exchanged for $6.0 million of debt and 3,960,000 shares of the new common stock. There is also interest expense related to the 12.5% notes for the year end December 31, 2009.

Noncontrolling Interest. The noncontrolling interest income was approximately $0.1 million for the year ended December 31, 2010, as compared to noncontrolling interest income of $0.2 million for the year ended December 31, 2009. The decrease in noncontrolling interest income of $0.1 million is due to Agera’s decrease in net income in 2010 as compared to 2009.

Net Income/(Loss). Net loss, excluding reorganization items, was relatively constant at $12.9 million for the year ended December 31, 2010 as compared to a net loss of $12.8 million for the year ended December 31, 2009. Net income of $60.7 million for the year ended December 31, 2009, included reorganization items of $73.5 million as a result of the emergence out of bankruptcy and discharge of debt and unsecured liabilities.

Liquidity and Capital Resources

The following table summarizes our cash flows from operating, investing and financing activities for the nine months ended September 30, 2011 and 2010:

	Nine Months Ended September 30,
	2011	2010
	(in thousands)
Statement of Cash Flows Data:
Total cash provided by (used in):
Operating activities	$(12,279)	$(6,931)
Investing activities	(786)	(30)
Financing activities	27,034	5,800

Operating Activities. Cash used in operating activities during the nine months ended September 30, 2011 amounted to $12.3 million, an increase of $5.3 million over the nine months ended September 30, 2010. The increase in our cash used in operating activities over the prior year is primarily due to an increase in net losses (adjusted for non-cash items) of $3.5 million, in addition to operating cash outflows from changes in operating assets and liabilities.

Investing Activities. Cash used in investing activities during the nine months ended September 30, 2011 amounted to $0.8 million due to the purchase of property and equipment for the lab facility in Exton, Pennsylvania in preparation of the launch.

Financing Activities. There were $27.0 million cash proceeds received from financing activities during the nine months ended September 30, 2011, as compared to $5.8 million received from financing activities during the nine months ended September 30, 2010. During the nine months ended September 30, 2011 and 2010, we raised cash of $28.9 million and $6.0 million, respectively from the issuance of common stock, preferred stock and warrants, offset by principal debt payments of $1.3 million and dividend payments of $0.6 million.

Working Capital

As of September 30, 2011, we had cash and cash equivalents of $14.8 million and working capital of $7.9 million. On August 3, 2011, the Company entered into agreements to raise $22.8 million in a private placement. As of September 30, 2011, the Company received $19.1 million, net of fees, with $2.0 million subscription receivable outstanding related to the August 2011 private placement. Subsequent to September 30, 2011, the Company has received an additional amount of $1.5 million, leaving a balance of $0.5 million due.

Debt

Since the Company consummated a single offering of at least $10 million, certain note holders were entitled to a mandatory redemption of the outstanding principal plus any interest payable in cash within three business days of the consummation. Approximately 21% of the original notes of $6.0 million had a mandatory redemption requirement. Approximately $1.7 million including interest was paid in the third quarter after consummation of the offering. These amounts were repaid in August 2011. The remaining note holders signed amendments to their notes raising the mandatory redemption for a single offering or a series of offerings within a six-month period from $10 million to $30 million.

BUSINESS

Overview

We are an aesthetic and therapeutic development stage biotechnology company focused on developing novel skin and tissue rejuvenation products. Our clinical development product candidates are designed to improve the appearance of skin injured by the effects of aging, sun exposure, acne and burn scars with a patient’s own, or autologous, fibroblast cells produced by our proprietary Fibrocell process. Our clinical development programs encompass both aesthetic and therapeutic indications.

Our lead product, LAVIV (United States adopted name, or USAN, is azficel-T), is the first and only personalized aesthetic cell therapy approved by the FDA for the improvement of the appearance of moderate to severe nasolabial fold wrinkles in adults.

During 2009 we completed a Phase II/III study for the treatment of acne scars. We announced on November 3, 2011, that the first scientific presentation of data demonstrating the efficacy of LAVIV (azficel-T) in treating moderate-to-severe depressed acne scars was presented at the American Society for Dermatologic Surgery (ASDS) annual meeting in Washington, D.C. During 2008 we completed our open-label Phase II study related to full face rejuvenation.

We also develop and market an advanced skin care product line through our Agera subsidiary, in which we acquired a 57% interest in August 2006.

Exit from Bankruptcy

On August 27, 2009, the United States Bankruptcy Court for the District of Delaware in Wilmington entered an order, or Confirmation Order, confirming the Joint First Amended Plan of Reorganization dated July 30, 2009, as supplemented by the Plan Supplement dated August 21, 2009, or the Plan, of Isolagen, Inc. and Isolagen’s wholly owned subsidiary, Isolagen Technologies, Inc. The effective date of the Plan was September 3, 2009. Isolagen, Inc. and Isolagen Technologies, Inc. were subsequently renamed Fibrocell Science, Inc. and Fibrocell Technologies, Inc., respectively. Fibrocell now operates outside of the restraints of the bankruptcy process, free of the debts and liabilities discharged by the Plan.

Fibrocell Science’s Technology Platform

We use our proprietary Fibrocell Science Process to produce an autologous living cell therapy. We refer to this autologous living cell therapy as the Fibrocell Therapy. We believe this therapy addresses the normal effects of aging or injury to the skin. Each of our product candidates is designed to use Fibrocell Therapy to treat an indicated condition. We use our Fibrocell Science Process to harvest autologous fibroblasts from a small skin punch biopsy from behind the ear with the use of a local anesthetic. We chose this location both because of limited exposure to the sun and to avoid creating a visible scar. In the case of our dental product candidate, the biopsy is taken from the patient’s palette. The biopsy is then packed in a vial in a special shipping container and shipped to our laboratory where the fibroblast cells are released from the biopsy and initiated into our cell culture process where the cells proliferate until they reach the required cell count. The fibroblasts are then harvested, tested by quality control and released by quality assurance prior to shipment. The number of cells and the frequency of injections may vary and will depend on the indication or application being studied.

We expect our product candidates will offer patients their own living fibroblast cells in a personalized therapy designed to improve the appearance of damaged skin and wrinkles; or in the case of restrictive burn scars, improve range of motion. Our product candidates are intended to be a minimally invasive alternative to surgical intervention and a viable natural alternative to other chemical, synthetic or toxic treatments. We also believe that because our product candidates are autologous, the risk of an immunological or allergic response is low. With regard to the therapeutic markets, we believe that our product candidates may address an insufficiently met medical need for the treatment of each of restrictive burn scars, acne scars and dental papillary insufficiency, or gum recession, and potentially help patients avoid surgical intervention. Certain of our product candidates are still in clinical development and, as such, benefits we expect to see associated with our product candidates may not be validated in our clinical trials. In addition, disadvantages of our product candidates may become known in the future.

Our Strategy

Our business strategy has been primarily focused on our approval efforts related to our nasolabial folds/wrinkles indication, which was approved by the FDA on June 22, 2011. Our additional objectives include achieving regulatory milestones related to our other Phase II/III Acne Scar program and potentially pursuing other clinical trials in burn scarring, vocal scarring and the dental arena, as funding permits in the future. Refer to Clinical Development Programs below for current status.

Clinical Development Programs

Our product development programs are focused on the aesthetic and therapeutic markets. These programs are supported by a number of clinical trial programs at various stages of development.

Our aesthetics development programs include product candidates to treat nasolabial folds/wrinkles and to provide full-face rejuvenation that includes the improvement of fine lines, wrinkles, skin texture and appearance. Our therapeutic development programs are designed to treat acne scars, restrictive burn scars and dental papillary recession. All of our product candidates are non-surgical and minimally invasive. Although the discussions below may include estimates of when we expect trials to be completed, the prediction of when a clinical trial will be completed is subject to a number of factors and uncertainties.

Aesthetic Development Programs

Nasolabial Folds/Wrinkles — Phase III Trials: In October 2006, we reached an agreement with the FDA, on the design of a Phase III pivotal study protocol for the treatment of nasolabial folds/wrinkles (lines which run from the sides of the nose to the corners of the mouth). The randomized, double-blind protocol was submitted to the FDA under the agency’s Special Protocol Assessment, or SPA. Pursuant to this assessment process, the FDA has agreed that our study design for two identical trials, including subject numbers, clinical endpoints, and statistical analyses, is adequate to provide the necessary data that, depending on the outcome, could form the basis of an efficacy claim for a marketing application. The pivotal Phase III trials evaluated the efficacy and safety of our Fibrocell therapy

(USAN name — azficel-T) against placebo in approximately 400 subjects total with approximately 200 subjects enrolled in each trial. The injections were completed in January 2008 and the trial data results were disclosed in October 2008. The Phase III trial data results indicated statistically significant efficacy results for the treatment of nasolabial folds/wrinkles. The Phase III data analysis, including safety results, was disclosed in October 2008. We submitted the related BLA to the FDA in March 2009. In May 2009, the FDA accepted our BLA submission for filing. On October 9, 2009, the FDA’s Cellular, Tissue and Gene Therapies Advisory Committee reviewed azficel-T. The committee voted 11 “yes” to 3 “no” that the data presented on azficel-T demonstrated efficacy, and 6 “yes” to 8 “no” that the data demonstrated safety, both for the proposed indication. A Complete Response letter is issued by the FDA’s CBER when the review of a file is completed and additional data are needed prior to approval. On December 21, 2009, we received a Complete Response letter from the FDA related to the BLA for azficel-T. The Complete Response letter requested that we provide data from a histopathological study on biopsied tissue samples from patients following injection of azficel-T. The histology study (IT-H-001) evaluated tissue treated with azficel-T as compared to tissue treated with sterile saline (placebo). The study also provided information about the skin after treatment, including evaluation of collagen and elastin fibrils, and cellular structure of the sampled tissues.

On May 13, 2010, we announced the initiation of a small histology study (IT-H-001) of azficel-T, discussed above. The study had a target enrollment of approximately 20 participants from the completed and statistically significant pivotal Phase III studies of azficel-T (IT-R-005 and IT-R-006). We announced on July 8, 2010, the completion of enrollment of and first treatment visits for participants in our histology study of azficel-T. The second treatment visits for participants enrolled in the histology study of azficel-T were completed by the end of July. The third treatment visits for participants enrolled in the histology study of azficel-T were completed by the end of August 2010.

The Complete Response letter also requested finalized Chemistry, Manufacturing and Controls (“CMC”) information regarding the manufacture of azficel-T as follow-up to discussions that occurred during the BLA review period, as well as revised policies and procedures regarding shipping practices, and proposed labeling.

We announced on December 20, 2010, that we had submitted our complete response to the Complete Response (“CR”) letter issued by the FDA regarding the Company’s BLA for azficel-T. On January 22, 2011, the FDA accepted for review the Company’s complete response submission for azficel-T. Even though the FDA has accepted the Company’s response for complete evaluation, there is no assurance that it will approve our product. The FDA, under the Prescription Drug User Fee Act (“PDUFA”), has a target six months review window to completely evaluate the Company’s response upon acceptance of the response. The PDUFA date is June 22, 2011. The Company announced on March 16, 2011, that it had submitted a final study report to the FDA for the completed, six-month histological study examining skin after injections of azficel-T. On June 21, 2011, the FDA approved laViv (azficel-T).

Full Face Rejuvenation — Phase II Trial: In March 2007, the Predecessor Company commenced an open label (unblinded) trial of approximately 50 subjects. Injections of azficel-T began to be administered in July 2007. This trial was designed to further evaluate the safety and use of azficel-T to treat fine lines and wrinkles for the full face. Five investigators across the United States participated in this trial. The subjects received two series of injections approximately one month apart. In late December 2007, all 45 remaining subjects completed injections. The subjects were followed for twelve months following each subject’s last injection. Data results related to this trial were disclosed in August 2008, which included top line positive efficacy results related to this open label Phase II trial.

Additional safety data from this trial, collected through telephone calls placed to participating subjects twelve months from the date of their final study treatment, were submitted to the FDA on November 1, 2009. No changes to the safety profile of azficel-T were identified during our review of this data.

Therapeutic Development Programs

Acne Scars — Phase II/III Trial: In November 2007, the Predecessor Company commenced an acne scar Phase II/III study. This study included approximately 95 subjects. This placebo controlled trial was designed to evaluate the use of azficel-T to correct or improve the appearance of acne scars. Each subject served as their own control, receiving azficel-T on one side of their face and placebo on the other. The subjects received three treatments two weeks apart. The follow-up and evaluation period was completed four months after each subject’s last injection. In March 2009, the Predecessor Company disclosed certain trial data results, which included statistically significant efficacy results for the treatment of moderate to severe acne scars. Compilation of safety data and data related to the validation of the study photo guide assessment scale discussed below is ongoing and is also subject to additional financing.

In connection with this acne scar program, the Predecessor Company developed a photo guide for use in the evaluators’ assessment of acne study subjects. The Predecessor Company had originally designed the acne scar clinical program as two randomized, double-blind, Phase III, placebo-controlled trials. However, our evaluator assessment scale and photo guide have not previously been utilized in a clinical trial. In November 2007, the FDA recommended that the Predecessor Company consider conducting a Phase II study in order to address certain study issues, including additional validation related to our evaluator assessment scale. As such, the Predecessor Company modified our clinical plans to initiate a single Phase II/III trial. This Phase II/III study, was powered to demonstrate efficacy, and has allowed for a closer assessment of the evaluator assessment scale and photo guide that is ongoing. The Successor Company submitted on August 9, 2010, a clinical study report for its Phase II/III study of azficel-T for the treatment of moderate to severe acne scars to the FDA. The next step is to initiate a discussion with the FDA concerning the validation of the evaluator assessment scale and agree the path forward.

Restrictive Burn Scars — Phase II Trial: In January 2007, the Predecessor Company met with the FDA to discuss our clinical program for the use of azficel-T for restrictive burn scar patients. This Phase II trial would evaluate the use of azficel-T to improve range of motion, function and flexibility, among other parameters, in existing restrictive burn scars in approximately 20 patients. However, the Predecessor Company delayed the screening and enrollment in this trial until such time as we raise sufficient additional financing and gather additional data regarding the burn scar market.

Dental Study — Phase II Trial: In late 2003, the Predecessor Company completed a Phase I clinical trial for the treatment of condition relating to periodontal disease, specifically to treat Interdental Papillary Insufficiency. In the second quarter of 2005, the Predecessor Company concluded the Phase II dental clinical trial with the use of azficel-T and subsequently announced that investigator and subject visual analog scale assessments demonstrated that the azficel-T was statistically superior to placebo at four months after treatment. Although results of the investigator and subject assessment demonstrated that the azficel-T was statistically superior to placebo, an analysis of objective linear measurements did not yield statistically significant results.

In 2006, the Predecessor Company commenced a Phase II open-label dental trial for the treatment of Interdental Papillary Insufficiency. This single site study included 11 subjects. All study treatment and follow up visits were completed, but full analysis of the study was previously placed on internal hold due to our financial resource constraints. The Company is also currently reviewing potential other clinical paths in the dental arena.

Agera Skincare Systems

The Successor Company markets and sells a skin care product line through our majority-owned subsidiary, Agera Laboratories, Inc., which the Predecessor Company acquired in August 2006. Agera offers a complete line of skincare systems based on a wide array of proprietary formulations, trademarks and nano-peptide technology. These skincare products can be packaged to offer anti-aging, anti-pigmentary and acne treatment systems. Agera primarily markets its products in both the United States and Europe (primarily the United Kingdom).

Our Target Market Opportunities

Aesthetic Market Opportunity

Our product candidate for nasolabial folds/wrinkles and full face rejuvenation are directed primarily at the aesthetic market. Aesthetic procedures have traditionally been performed by dermatologists, plastic surgeons and other cosmetic surgeons. According to the American Society for Aesthetic Plastic Surgery, or ASAPS, the total market for non-surgical cosmetic procedures was approximately $4.5 billion in 2009. We believe the aesthetic procedure market is driven by:

•	aging of the “baby boomer” population, which currently includes ages approximately 46 to 64;

•	the desire of many individuals to improve their appearance;

•

impact of managed care and reimbursement policies on physician economics, which has motivated physicians to establish or expand the menu of elective, private-pay aesthetic procedures that they offer; and

•	broadening base of the practitioners performing cosmetic procedures beyond dermatologists and plastic surgeons to non-traditional providers.

According to the ASAPS, 10.0 million surgical and non-surgical cosmetic procedures were performed in 2009, as compared to 10.3 million in 2008. Also according to the ASAPS, approximately 8.5 million non-surgical procedures were performed in 2009 and 2008. We believe that the concept of non-surgical cosmetic procedures involving injectable materials has become more mainstream and accepted. According to the ASAPS, the following table shows the top five non-surgical cosmetic procedures performed in 2009:

Procedure	Number
Botulinum toxin type A	2,557,068
Hyaluronic acid	1,313,038
Laser hair removal	1,280,031
Microdermabrasion	621,943
Chemical peel	529,285

Procedures among the 35 to 50 year old age group made up approximately 44% of all cosmetic procedures in 2009. The 51 to 64 year old age group made up 27% of all cosmetic procedures in 2009, while the 19 to 34 year old age group made up 20% of cosmetic procedures in 2009. The Botulinum toxin type A injection was the most popular treatment among the 35 to 50 year old age group.

Therapeutic Market Opportunities

In addition to the aesthetic market, we believe there are opportunities for our Fibrocell Therapy to treat certain medical conditions such as acne scars, restrictive burn scars and tissue loss due to papillary recession. Presently, we are studying therapeutic applications of our technology for acne scars. Indications related to acne scars, restrictive burn scars and periodontal disease are on internal company hold. We are not aware of other autologous cell-based treatments for any of these therapeutic applications.

Sales and Marketing

While our Fibrocell Therapy product candidates are still in the pre-approval phase in the United States, no marketing or sales can occur within the United States. Our Agera skincare products are primarily sold directly to our established distributors and salons, with historically and recently very little focus on marketing efforts. We continue to attempt to identify additional third party distributors for our Agera product line.

Intellectual Property

We believe that patents, trademarks, copyrights, proprietary formulations (related to our Agera skincare products) and other proprietary rights are important to our business. We also rely on trade secrets, know-how and continuing technological innovations to develop and maintain our competitive position. We seek to protect our intellectual property rights by a variety of means, including obtaining patents, maintaining trade secrets and proprietary know-how, and technological innovation to operate without infringing on the proprietary rights of others and to prevent others from infringing on our proprietary rights. Our policy is to seek to protect our proprietary position by, among other methods, actively seeking patent protection in the United States and certain foreign countries.

As of December 31, 2010, we had 10 issued U.S. patents, 3 pending U.S. patent applications, 30 granted foreign patents and no pending international patent applications. Our issued patents and patent applications primarily cover the method of using autologous cell fibroblasts for the repair of skin and soft tissue defects and the use of autologous fibroblast cells for tissue regeneration. We are in the process of pursuing several other patent applications.

In January 2003, the Predecessor Company acquired two pending U.S. patent applications. As consideration, the Predecessor Company issued 100,000 shares of its common stock and agreed to pay a royalty on revenue from commercial applications and licensing, up to a maximum of $2.0 million.

In August 2006, we acquired 57% of the common stock of Agera Laboratories. Agera has a number of trade names, trademarks, exclusive proprietary rights to product formulations and specified peptides that are used in the Agera skincare products.

Our success depends in part on our ability to maintain our proprietary position through effective patent claims and their enforcement against our competitors, and through the protection of our trade secrets. Although we believe our patents and patent applications provide a competitive advantage, the patent positions of companies like ours are generally uncertain and involve complex legal and factual questions. We do not know whether any of our patent applications or those patent applications which we have acquired will result in the issuance of any patents. Our issued patents, those that may be issued in the future or those acquired by us, may be challenged, invalidated or circumvented, and the rights granted under any issued patent may not provide us with proprietary protection or competitive advantages against competitors with similar technology. In particular, we do not know if competitors will be able to design variations on our treatment methods to circumvent our current and anticipated patent claims. Furthermore, competitors may independently develop similar technologies or duplicate any technology developed by us. Because of the extensive time required for the development, testing and regulatory review of a potential product, it is possible that, before any of our products can be commercialized or marketed, any related patent claim may expire or remain in force for only a short period following commercialization, thereby reducing the advantage of the patent.

We also rely upon trade secrets, confidentiality agreements, proprietary know-how and continuing technological innovation to remain competitive, especially where we do not believe patent protection is appropriate or obtainable. We continue to seek ways to protect our proprietary technology and trade secrets, including entering into confidentiality or license agreements with our employees and consultants, and controlling access to and distribution of our technologies and other proprietary information. While we use these and other reasonable security measures to protect our trade secrets, our employees or consultants may unintentionally or willfully disclose our proprietary information to competitors.

Our commercial success will depend in part on our ability to operate without infringing upon the patents and proprietary rights of third parties. It is uncertain whether the issuance of any third party patents would require us to alter our products or technology, obtain licenses or cease certain activities. Our failure to obtain a license to technology that we may require to discover, develop or commercialize our future products may have a material adverse impact on us. One or more third-party patents or patent applications may conflict with patent applications to which we have rights. Any such conflict may substantially reduce the coverage of any rights that may issue from the patent applications to which we have rights. If third parties prepare and file patent applications in the United States that also claim technology to which we have rights, we may have to participate in interference proceedings in the United States Patent and Trademark Office to determine priority of invention.

We have collaborated and may collaborate in the future with other entities on research, development and commercialization activities. Disputes may arise about inventorship and corresponding rights in know-how and inventions resulting from the joint creation or use of intellectual property by us and our subsidiaries, collaborators, partners, licensors and consultants. As a result, we may not be able to maintain our proprietary position.

Competition

The pharmaceutical and dermal aesthetics industries are characterized by intense competition, rapid product development and technological change. Competition is intense among manufacturers of prescription pharmaceuticals and dermal injection products. Our core products are considered dermal injection products.

If certain of our product candidates are approved, we will compete with a variety of companies in the dermatology and plastic surgery markets, many of which offer substantially different treatments for similar problems. These include silicone injections, laser procedures, facial surgical procedures, such as facelifts and eyelid surgeries, fat injections, dermabrasion, collagen, allogenic cell therapies, hyaluronic acid injections and Botulinum toxin injections, and other dermal fillers. Indirect competition comes from facial care treatment products. Items catering to the growing demand for therapeutic skin care products include facial scrubs, anti-aging treatments, tonics, astringents and skin-restoration formulas.

Many of our competitors are large, well-established pharmaceutical, chemical, cosmetic or health care companies with considerably greater financial, marketing, sales and technical resources than those available to us. Additionally, many of our present and potential competitors have research and development capabilities that may allow them to develop new or improved products that may compete with our product lines. Our products could be rendered obsolete or made uneconomical by the development of new products to treat the conditions addressed by our products, technological advances affecting the cost of production, or marketing or pricing actions by one or more of our competitors. Our facial aesthetics product may compete for a share of the existing market with numerous products and/or technologies that have become relatively accepted treatments recommended or prescribed by dermatologists and administered by plastic surgeons and aesthetic dermatologists.

There are several dermal filler products under development and/or in the FDA pipeline for approval which claim to offer certain facial aesthetic benefits. Depending on the clinical outcomes of the Fibrocell Therapy trials in aesthetics, the success or failure of gaining approval and the label granted by the FDA if and when the therapy is approved, the competition for the Fibrocell Therapy may prove to be direct competition to certain dermal fillers, laser technologies or new technologies. However, if we gain approval, we believe our Fibrocell Therapy would be a “first to market” autologous cellular technology that could complement other modalities of treatment and represent a significant additional market opportunity.

The field for therapeutic treatments or tissue regeneration for use in wound healing is rapidly evolving. A number of companies are either developing or selling therapies involving stem cells, human-based, animal-based or synthetic tissue products. If approved as a therapy for acne scars, restrictive burn scars or periodontal disease, our product candidates would or may compete with synthetic, human or animal derived cell or tissue products marketed by companies larger and better capitalized than us.

The market for skincare products is quite competitive with low barriers to entry.

Government Regulation

Our Fibrocell Therapy technologies are subject to extensive government regulation, principally by the FDA and state and local authorities in the United States and by comparable agencies in foreign countries. Governmental authorities in the United States extensively regulate the pre-clinical and clinical testing, safety, efficacy, research, development, manufacturing, labeling, storage, record-keeping, advertising, promotion, import, export, marketing and distribution, among other things, of pharmaceutical products under various federal laws including the Federal Food, Drug and Cosmetic Act, or FFDCA, the Public Health Service Act, or PHSA, and under comparable laws by the states and in most foreign countries.

Domestic Regulation

In the United States, the FDA, under the FFDCA, the PHSA, and other federal statutes and regulations, subjects pharmaceutical and biologic products to rigorous review. If we do not comply with applicable requirements, we may be fined, the government may refuse to approve our marketing applications or allow us to manufacture or market our products or product candidates, and we may be criminally prosecuted. The FDA also has the authority to discontinue or suspend manufacture or distribution, require a product withdrawal or recall or revoke previously granted marketing authorizations if we fail to comply with regulatory standards or if we encounter problems following initial marketing.

FDA Approval Process

To obtain approval of a new product from the FDA, we must, among other requirements, submit data demonstrating the product’s safety and efficacy as well as detailed information on the manufacture and composition of the product candidate. In most cases, this entails extensive laboratory tests and pre-clinical and clinical trials. This testing and the preparation of necessary applications and processing of those applications by the FDA are expensive and typically take many years to complete. The FDA may deny our applications or may not act quickly or favorably in reviewing these applications, and we may encounter significant difficulties or costs in our efforts to obtain FDA approvals that could delay or preclude us from marketing any products we may develop. The FDA also may require post-marketing testing and surveillance to monitor the effects of approved products or place conditions on any approvals that could restrict the commercial applications of these products. Regulatory authorities may withdraw product approvals if we fail to comply with regulatory standards or if we encounter problems following initial marketing. With respect to patented products or technologies, delays imposed by the governmental approval process may materially reduce the period during which we will have the exclusive right to exploit the products or technologies.

The FDA does not apply a single regulatory scheme to human tissues and the products derived from human tissue. On a product-by-product basis, the FDA may regulate such products as drugs, biologics, or medical devices, in addition to regulating them as human cells, tissues, or cellular or tissue-based products (“HCT/Ps”), depending on whether or not the particular product triggers any of an enumerated list of regulatory factors. A fundamental difference in the treatment of products under these classifications is that the FDA generally permits HCT/Ps that do not trigger any of those regulatory factors to be commercially distributed without marketing approval. In contrast, products that trigger those factors, such as if they are more than minimally manipulated when processed or manufactured, are regulated as drugs, biologics, or medical devices and require FDA approval. We have determined that our Fibrocell Therapy ™ triggers regulatory factors that make it a biologic, in addition to an HCT/P, and consequently, we must obtain approval from FDA before marketing Fibrocell Therapy ™ and must also satisfy all regulatory requirements for HCT/Ps.

The process required by the FDA before a new drug or biologic may be marketed in the United States generally involves the following:

•	completion of pre-clinical laboratory tests or trials and formulation studies;

•	submission to the FDA of an IND for a new drug or biologic, which must become effective before human clinical trials may begin;

•	performance of adequate and well-controlled human clinical trials to establish the safety and efficacy of the proposed drug or biologic for its intended use;

•	detailed information on product characterization and manufacturing process; and

•	submission and approval of a New Drug Application, or NDA, for a drug, or a Biologics License Application, or BLA, for a biologic.

Pre-clinical tests include laboratory evaluation of product chemistry formulation and stability, as well as animal and other studies to evaluate toxicity. In view of the autologous nature of our product candidates and our prior clinical experience with our product candidates, we concluded that it was reasonably safe to initiate clinical trials without pre-clinical studies and that the clinical trials would be adequate to further assess both the safety and efficacy of our product candidates. Under FDA regulations, the results of any pre-clinical testing, together with manufacturing information and analytical data, are submitted to the FDA as part of an IND application. The FDA requires a 30-day waiting period after the filing of each IND application before clinical trials may begin, in order to ensure that human research subjects will not be exposed to unreasonable health risks. At any time during this 30-day period or at any time thereafter, the FDA may halt proposed or ongoing clinical trials, or may authorize trials only on specified terms. The IND application process may become extremely costly and substantially delay development of our products. Moreover, positive results of pre-clinical tests will not necessarily indicate positive results in clinical trials.

The sponsor typically conducts human clinical trials in three sequential phases, which may overlap. These phases generally include the following:

•	Phase I: The product is usually first introduced into healthy humans or, on occasion, into patients, and is tested for safety, dosage tolerance, absorption, distribution, excretion and metabolism.

•	Phase II: The product is introduced into a limited subject population to:

•	assess its efficacy in specific, targeted indications;

•	assess dosage tolerance and optimal dosage; and

•	identify possible adverse effects and safety risks.

•

Phase III: These are commonly referred to as pivotal studies. If a product is found to have an acceptable safety profile and to be potentially effective in Phase II clinical trials, new clinical trials will be initiated to further demonstrate clinical efficacy, optimal dosage and safety within an expanded and diverse subject population at geographically-dispersed clinical study sites.

•	If the FDA does ultimately approve the product, it may require post-marketing testing, including potentially expensive Phase IV studies, to confirm or further evaluate its safety and effectiveness.

Before proceeding with a study, sponsors may seek a written agreement from the FDA regarding the design, size, and conduct of a clinical trial. This is known as a Special Protocol Assessment, or SPA. Among other things, SPAs can cover clinical studies for pivotal trials whose data will form the primary basis to establish a product’s efficacy. SPAs thus help establish up-front agreement with the FDA about the adequacy of a clinical trial design to support a regulatory approval, but the agreement is not binding if new circumstances arise. Even if the FDA agrees to a SPA, the agreement may be changed by the sponsor or the FDA on written agreement by both parties, or a senior FDA official determines that a substantial scientific issue essential to determining the safety or effectiveness of the product was identified after the testing began. There is no guarantee that a study will ultimately be adequate to support an approval even if the study is subject to an SPA. The FDA retains significant latitude and discretion in interpreting the terms of the SPA agreement and the data and results from any study that is the subject of the SPA agreement.

Clinical trials must meet requirements for Institutional Review Board, or IRB, oversight, patient informed consent and the FDA’s Good Clinical Practices. Prior to commencement of each clinical trial, the sponsor must submit to the FDA a clinical plan, or protocol, accompanied by the approval of the committee responsible for overseeing clinical trials at the clinical trial sites. The FDA or the IRB at each institution at which a clinical trial is being performed may order the temporary or permanent discontinuation of a clinical trial at any time if it believes that the clinical trial is not being conducted in accordance with FDA requirements or presents an unacceptable risk to the clinical trial subjects. Data safety monitoring committees, who monitor certain studies to protect the welfare of study subjects, may also require that a clinical study be discontinued or modified.

The sponsor must submit to the FDA the results of the pre-clinical and clinical trials, together with, among other things, detailed information on the manufacturing and composition of the product, and proposed labeling, in the form of an NDA, or, in the case of a biologic, a BLA. The applicant must also submit with the NDA or BLA a substantial user fee payment, unless a waiver or reduction applies. On February 17, 2009, the US Small Business Administration issued a letter formally determining that we are a small business and therefore qualify for the Small Business Exception to the Prescription Drug and User fee Act of 1992 (21 USC § 379h(b)(2)) related to our BLA submission for the nasolabial folds/wrinkles indication. For fiscal year 2009, this fee was $1,247,200 for companies that did not receive an exception. The FDA has advised us it is regulating our Fibrocell Therapy as a biologic. Therefore, we expect to submit BLAs to obtain approval of our product candidates. In some cases, we may be able to expand the indications in an approved BLA through a Prior Approval Supplement. Each NDA or BLA submitted for FDA approval is usually reviewed for administrative completeness and reviewability within 45 to 60 days following submission of the application. If deemed complete, the FDA will “file” the NDA or BLA, thereby triggering substantive review of the application. The FDA can refuse to file any NDA or BLA that it deems incomplete or not properly reviewable. Once the submission has been accepted for filing, the FDA will review the application and will usually respond to the applicant in accordance with performance goals the FDA has established for the review of NDAs and BLAs — six months from the receipt of the application for priority applications and ten months for regular applications. The review process is often significantly extended by FDA requests for additional information, preclinical or clinical studies, clarification, or a risk evaluation and mitigation strategy, or REMS, or by changes to the application submitted by the applicant in the form of amendments.

It is possible that our product candidates will not successfully proceed through this approval process or that the FDA will not approve them in any specific period of time, or at all. The FDA may deny or delay approval of applications that do not meet applicable regulatory criteria, or if the FDA determines that the clinical data do not adequately establish the safety and efficacy of the product. Satisfaction of FDA pre-market approval requirements for a new biologic is a process that may take a number of years and the actual time required may vary substantially based upon the type, complexity and novelty of the product or disease. The FDA reviews these applications and, when and if it decides that adequate data are available to show that the product is both safe and effective and that other applicable requirements have been met, approves the drug or biologic for marketing. Government regulation may delay or prevent marketing of potential products for a considerable period of time and impose costly procedures upon our activities. Success in early stage clinical trials does not assure success in later stage clinical trials. Data obtained from clinical activities is not always conclusive and may be susceptible to varying interpretations that could delay, limit or prevent regulatory approval. Upon approval, a product candidate may be marketed only for those indications approved in the BLA or NDA and may be subject to labeling and promotional requirements or limitations, including warnings, precautions, contraindications and use limitations, which could materially impact profitability. Once approved, the FDA may withdraw the product approval if compliance with pre- and post-market regulatory standards is not maintained or if safety, efficacy or other problems occur after the product reaches the marketplace.

The FDA may, during its review of an NDA or BLA, ask for additional test data. If the FDA does ultimately approve the product, it may require post-marketing testing, including potentially expensive Phase IV studies, to confirm or otherwise further evaluate the safety and effectiveness of the product. The FDA also may require, as a condition to approval or continued marketing of a drug, a risk evaluation and mitigation strategy, or REMS, if deemed necessary to manage a known or potential serious risk associated with the product. REMS can include additional educational materials for healthcare professionals and patients such as Medication Guides and Patient Package Inserts, a plan for communicating information to healthcare professionals, and restricted distribution of the product. In addition, the FDA may, in some circumstances, impose restrictions on the use of the product, which may be difficult and expensive to administer and may require prior approval of promotional materials. Following approval, FDA may require labeling changes or impose new post-approval study, risk management, or distribution restriction requirements.

Ongoing FDA Requirements

Before approving an NDA or BLA, the FDA usually will inspect the facilities at which the product is manufactured and will not approve the product unless the manufacturing facilities are in compliance with the FDA’s current Good Manufacturing Practices, or cGMP, requirements which govern the manufacture, holding and distribution of a product. Manufacturers of human cellular or tissue-based biologics also must comply with the FDA’s Good Tissue Practices, as applicable, and the general biological product standards. Following approval, the FDA periodically inspects drug and biologic manufacturing facilities to ensure continued compliance with the cGMP requirements. Manufacturers must continue to expend time, money and effort in the areas of production, quality control, record keeping and reporting to ensure compliance with those requirements. Failure to comply with these requirements subjects the manufacturer to possible legal or regulatory action, such as suspension of manufacturing, seizure of product, voluntary recall of product, withdrawal of marketing approval or civil or criminal penalties. Adverse experiences with the product must be reported to the FDA and could result in the imposition of marketing restrictions through labeling changes or market removal. Product approvals may be withdrawn if compliance with regulatory requirements is not maintained or if problems concerning safety or efficacy of the product occur following approval.

The labeling, advertising, promotion, marketing and distribution of a drug or biologic product also must be in compliance with FDA and FTC requirements which include, among others, standards and regulations for direct-to-consumer advertising, industry-sponsored scientific and educational activities, and promotional activities involving the internet. In general, all product promotion must be consistent with the FDA approval for such product, contain a balanced presentation of information on the product’s uses and benefits and important safety information and limitations on use, and otherwise not be false or misleading. The FDA and FTC have very broad enforcement authority, and failure to abide by these regulations can result in penalties, including the issuance of a Warning Letter directing a company to correct deviations from regulatory standards and enforcement actions that can include seizures, injunctions and criminal prosecution.

Manufacturers are also subject to various laws and regulations governing laboratory practices, the experimental use of animals and the use and disposal of hazardous or potentially hazardous substances in connection with their research. In each of the above areas, the FDA has broad regulatory and enforcement powers, including the ability to levy fines and civil penalties, suspend or delay issuance of approvals, seize or recall products and deny or withdraw approvals.

HIPAA Requirements

Other federal legislation may affect our ability to obtain certain health information in conjunction with our research activities. The Health Insurance Portability and Accountability Act of 1996, or HIPAA, mandates, among other things, the adoption of standards designed to safeguard the privacy and security of individually identifiable health information. In relevant part, the U.S. Department of Health and Human Services, or HHS, has released two rules to date mandating the use of new standards with respect to such health information. The first rule imposes new standards relating to the privacy of individually identifiable health information. These standards restrict the manner and circumstances under which covered entities may use and disclose protected health information so as to protect the privacy of that information. The second rule released by HHS establishes minimum standards for the security of electronic health information. While we do not believe we are directly regulated as a covered entity under HIPAA, the HIPAA standards impose requirements on covered entities conducting research activities regarding the use and disclosure of individually identifiable health information collected in the course of conducting the research. As a result, unless they meet these HIPAA requirements, covered entities conducting clinical trials for us may not be able to share with us any results from clinical trials that include such health information.

Other U.S. Regulatory Requirements

In the United States, the research, manufacturing, distribution, sale, and promotion of drug and biological products are potentially subject to regulation by various federal, state and local authorities in addition to the FDA, including the Centers for Medicare and Medicaid Services (formerly the Health Care Financing Administration), other divisions of the U.S. Department of Health and Human Services (e.g., the Office of Inspector General), the U.S. Department of Justice and individual U.S. Attorney offices within the Department of Justice, and state and local governments. For example, sales, marketing and scientific/educational grant programs must comply with the anti-fraud and abuse provisions of the Social Security Act, the False Claims Act, and similar state laws, each as amended. Pricing and rebate programs must comply with the Medicaid rebate requirements of the Omnibus Budget Reconciliation Act of 1990 and the Veterans Health Care Act of 1992, each as amended. If products are made available to authorized users of the Federal Supply Schedule of the General Services Administration, additional laws and requirements apply. All of these activities are also potentially subject to federal and state consumer protection, unfair competition, and other laws.

International Regulation

The regulation of our product candidates outside of the United States varies by country. Certain countries regulate human tissue products as a pharmaceutical product, which would require us to make extensive filings and obtain regulatory approvals before selling our product candidates. Certain other countries classify our product candidates as human tissue for transplantation but may restrict its import or sale. Other countries have no application regulations regarding the import or sale of products similar to our product candidates, creating uncertainty as to what standards we may be required to meet.

Manufacturing

We currently have one operational manufacturing facility located in Exton, Pennsylvania. The costs incurred in operating our Exton facility (except for costs related to general corporate administration) are currently classified as research and development expenses as the activities there have been devoted to the research and development of our clinical applications and the development of a commercial scale in a cost-effective production method. All component parts used in our Exton, Pennsylvania manufacturing process are readily available with short lead times, and all machinery is maintained and calibrated. We believe we have made improvements in our manufacturing processes, and we expect to continue such efforts in the future.

Our Agera products are manufactured by a third-party contract manufacturer under a contract manufacturing agreement. The agreement is effective through July 2014.

Research and Development

In addition to our clinical development activities, our research and development activities include improving our manufacturing processes and reducing manufacturing costs. We expense research and development costs as they are incurred. For the years ended December 31, 2010 and 2009, we incurred research and development expenses of $5.5 million and $3.9 million, respectively. For the nine months ended September 30, 2011 and 2010, we incurred research and development expenses of $5.1 million and $4.1 million, respectively.

Employees

As of November 30, 2011, we employed 40 people on a full-time basis, all located in the United States, and one employee, our Chief Operating and Chief Financial Officer, who is based in Ireland and works in both Ireland and the United States. We also employ one full-time and one part-time Agera employees. None of our employees are covered by a collective bargaining agreement, and we consider our relationship with our employees to be good. We also employ consultants and temporary labor on an as needed basis to supplement existing staff.

Segment Information

Financial information concerning the Company’s business segments and geographic areas of operation is included in Note 17 in the Notes to the Audited Consolidated Financial Statements contained in this prospectus.

Corporate History

On August 10, 2001, our company, then known as American Financial Holding, Inc., acquired Isolagen Technologies through the merger of our wholly-owned subsidiary, Isolagen Acquisition Corp., and an affiliated entity, Gemini IX, Inc., with and into Isolagen Technologies. As a result of the merger, Isolagen Technologies became our wholly owned subsidiary. On November 13, 2001, we changed our name to Isolagen, Inc. On August 27, 2009, the United States Bankruptcy Court for the District of Delaware in Wilmington entered an order, or Confirmation Order, confirming the Joint First Amended Plan of Reorganization dated July 30, 2009, as supplemented by the Plan Supplement dated August 21, 2009, or the Plan, of Isolagen, Inc. and Isolagen’s wholly owned subsidiary, Isolagen Technologies, Inc. The effective date of the Plan was September 3, 2009. Isolagen, Inc. and Isolagen Technologies, Inc. were subsequently renamed Fibrocell Science, Inc. and Fibrocell Technologies, Inc. respectively.

MANAGEMENT

The following table sets forth the names and ages of all of our directors and executive officers as of November 30, 2011. Our officers are appointed by, and serve at the pleasure of, the Board of Directors.

Name	Title	Age
David Pernock	Director and Chief Executive Officer	56
Declan Daly	Director, Chief Operating Officer and Chief Financial Officer	48
Kelvin Moore	Director	62
Robert Langer	Director	62
Marc Mazur	Director	52
George J. Korkos	Director	79

Biographical information with respect to our directors and executive officers is provided below. There are no family relationships between any of our executive officers or directors.

David Pernock. Mr. Pernock has served as a Chairman of the Board of Fibrocell since September 2009 and as our Chief Executive Officer since February 2010. From December 1993 until November 2009, Mr. Pernock held various positions at GlaxoSmithKline, eventually serving as Senior Vice President of Pharmaceuticals, Vaccines (Biologics), Oncology, Acute Care, and HIV Divisions. From May 2009 until February 2011, Mr. Pernock served as a director of Martek Biosciences Corporation. Mr. Pernock holds a B.S. in Business Administration from Arizona State University.

Declan Daly. Mr. Daly has served as Fibrocell’s Chief Operating Officer and Chief Financial Officer since September 2009, and as a director of Fibrocell since November 2009. Mr. Daly served as Isolagen’s Chief Executive Officer and President from January 2008 until September 3, 2009, as Chief Financial Officer from June 2006 until March 2008, and as Chief Operating Officer from June 2007 until January 2008. Mr. Daly was elected to the Board of Directors of Isolagen in June 2008. Mr. Daly served as Executive Vice President and Chief Financial Officer of Inamed Corp. from November 2004 until March 2006, prior to which he served as Inamed’s Senior Vice President since September 2002 and as the Corporate Controller and Principal Accounting Officer since March 2002. He was previously Vice President of Finance & Administration for Inamed International Corp. from 1998 to 2002. From 1996 to 1998, Mr. Daly was a Senior Manager with BDO Simpson Xavier, Chartered Accountants or BDO, in Dublin. Prior to joining BDO, he worked with PricewaterhouseCoopers in Dublin and London. Mr. Daly holds a B.A. in Management Science and Industrial Systems Studies from Trinity College, Dublin and he is also a Fellow of the Institute of Chartered Accountants in Ireland.

Kelvin Moore. Mr. Moore has served as a director of Fibrocell since September 2009. Since March 2009, Mr. Moore has served as the consultant sales director for the UK based Seaborne Group developing their business in building constructions from converting shipping sea containers. Since July 2008, Mr. Moore has been a director of Acorn Cultural Developments Limited which is developing a social networking site. Between June 2004 and May 2008, Mr. Moore was a senior advisor with Exit Strategy Planning dealing with the sale of businesses. Mr. Moore holds a London University Degree in Geography and Pure Mathematics.

Robert Langer. Dr. Langer has served as a director of Fibrocell since September 2009. Dr. Langer was named an Institute Professor at Massachusetts Institute of Technology in 2006 and has been on the faculty of Massachusetts Institute of Technology since 1978. Dr. Langer is also a Director of Alseres Pharmaceuticals, Inc. and Echo Therapeutics, Inc. Dr. Langer received his Bachelor’s Degree from Cornell University in 1970 and his Sc.D. from the Massachusetts Institute of Technology in 1974, both in Chemical Engineering.

Marc B. Mazur. Mr. Mazur has served as a director of Fibrocell since April 2010. Since May 2009, Mr. Mazur has served as the Chairman of Elsworthy Capital Management Ltd., a London-based European equity hedge fund. From October 2006 until December 2009, Mr. Mazur served as the CEO of Brevan Howard U.S. Asset Management, the U.S. arm of London-based Brevan Howard. In 2001 Mr. Mazur founded Ambassador Capital Group, a privately held investment and advisory entity providing capital, business development and strategic planning advice to companies in the healthcare, financial services and real estate fields. Mr. Mazur received his B.A. in political science from Columbia University in 1981 and a J.D. from Villanova University in 1984.

George J. Korkos. Dr. Korkos has served as a director of Fibrocell since July 2010. Since 1965, Dr. Korkos has served as President of both Plastic Surgery Associates and Rejuva Skin Care & Laser Center, each of which is located in Waukesha, Wisconsin. Dr. Korkos also presently serves as Associate Clinical Professor at the Medical College of Wisconsin in Milwaukee. Dr. Korkos received his D.D.S. from Marquette University School of Dentistry, his M.D. and general surgery degrees from Medical College of Wisconsin, and his degree in plastic and reconstructive surgery from St. Louis University Medical School.

No director is related to any other director or executive officer of our company or our subsidiaries, and, there are no arrangements or understandings between a director and any other person pursuant to which such person was elected as director.

Our Certificate of Incorporation, as amended, provides that the Board of Directors be divided into three classes. Each director serves a term of three years. At each annual meeting, the stockholders elect directors for a full term or the remainder thereof, as the case may be, to succeed those whose terms have expired. Each director holds office for the term for which elected or until his or her successor is duly elected.

No director or officer of our company has, during the last five years: (i) been convicted of any criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, United States federal or state securities laws or finding any violations with respect to such laws.

Director Independence

Our Board is not subject to any independence requirements. However, our Board has reviewed the independence of its directors under the requirements set forth by the NASDAQ Stock Market. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and Fibrocell and its subsidiaries and affiliates. The purpose of this review was to determine whether relationships or transactions existed that were inconsistent with a determination that the director is independent.

As a result of this review, Messrs. Moore, Korkos, Mazur and Langer were independent of us under the standards set forth by NASDAQ; provided that Dr. Langer was found not to meet the independence requirements needed to serve on our audit committee when such committee is formed. In determining that Dr. Langer was independent, the Board considered that we are party to a consultant agreement, pursuant to which Dr. Langer agreed to provide consulting services to us, including serving as a scientific advisor. The agreement is terminable by either party on 30 days notice. The agreement provides Dr. Langer annual compensation of $50,000.

Board Committees

We do not currently have an audit committee, compensation committee or nominating committee. Our full board currently performs the duties and responsibilities of such committees.

Executive Officer Compensation

The following table sets forth information regarding compensation with respect to the fiscal years ended December 31, 2010 and 2009, paid or accrued by us to or on behalf of those persons who, during the fiscal year ended December 31, 2010, served as our Chief Executive Officer, as well as our most highly compensated officers during the year ended December 31, 2010 (the “named executive officers”).

Summary Compensation Table — 2010

				Stock		Option		All Other
		Salary	Bonus	Awards		Awards		Compensation		Total
Name and Principal Position	Year	($)	($)	($) (1)		($)(1)		($)		($)
David Pernock, Chief Executive Officer (2)	2010	415,385	—	—		1,036,491		104,167	(3)	1,556,043
Declan Daly,	2010	300,000	71,500	—		120,761		41,297	(4)	533,558
Chief Financial Officer and Chief Operating Officer	2009	403,538	100,000	288,000	(5)	17,908		82,594	(4)	892,040
John Maslowski, Vice President of Operations	2010	147,019	21,500	—		—		—		168,519
	2009	149,279	—	—		16,117	(6)	—		165,396
Karen Donhauser, Vice President of Quality	2010	122,131	12,000	—		—		—		134,131
	2009	110,936	—	—		9,670	(7)	—		120,606

(1)	Except as disclosed in footnotes (7) and (8), represents the full grant date fair value of the stock award or option grant, as applicable, calculated in accordance with FASB ASC Topic 718. For the purposes of making the option calculation for 2010, the following assumptions were made: : (a) expected life (years) — 5.5 for options to Mr. Pernock and 5.25 for options to Mr. Daly; (b) volatility — 64.82% for options to Mr. Pernock and 63.26% for options to Mr. Daly; (c) dividend yield — none; and (d) discount rate — 2.38% for options to Mr. Pernock and 1.43% for options to Mr. Daly. For the purposes of making the stock award calculation in 2009 for Mr. Daly, an assumed value of $0.48 per share was utilized. For the purposes of making the option calculation for 2009, the following assumptions were made: (a) expected life (years) — 3.5 (for the options issued to Mr. Maslowski and Ms. Donhauser); expected life (years) — 2.5 (for the options issued to Mr. Daly); (b) volatility — 65.87%; (c) dividend yield — none; and (d) discount rate — 1.64% (for the options issued to Mr. Maslowski and Ms. Donhauser); discount rate — 0.99% (for the options issued to Mr. Daly).
(2)	Mr. Pernock agreed to become our Chief Executive Officer in February 2010. All amounts shown in the table include all compensation received during 2010.
(3)	Represents a one-time payment of $100,000 for services rendered prior to becoming Chief Executive Officer, which payment was made during 2010, and $4,167 of Board fees paid prior to Mr. Pernock becoming Chief Executive Officer.
(4)	Represents a tax gross-up payment made during 2010 and 2009.
(5)	Pursuant to our bankruptcy plan, our management was granted shares of our common stock. Mr. Daly received 600,000 shares of common stock, of which 300,000 shares vested in September 2009, 150,000 shares vested in September 2010, and the remaining shares shall vest in September 2011; provided that if we do not renew Mr. Daly’s employment agreement at the end of its term or in the event of a change of control, any unvested shares will automatically vest.

(6)	Consists of an option to purchase 100,000 shares of common stock at an exercise price of $0.75 per share of which 50,000 shares vested on October 6, 2010 and 50,000 shares vest if our BLA is approved by the FDA. The grant date fair value in the table above excludes the 50,000 shares that would vest if our BLA is approved by the FDA as that portion of the option is subject to performance conditions and is not considered to be “probable” pursuant to FASB ASC Topic 718. The full grant date fair value of the option assuming the performance conditions are met was $32,234.
(7)	Consists of an option to purchase 60,000 shares of common stock at an exercise price of $0.75 per share of which 30,000 shares vested on October 6, 2010 and 30,000 shares vest if our BLA is approved by the FDA. The grant date fair value in the table above excludes the 30,000 shares that would vest if our BLA is approved by the FDA as that portion of the option is subject to performance conditions and is not considered to be “probable” pursuant to FASB ASC Topic 718. The full grant date fair value of the option assuming the performance conditions are met was $19,341.

Equity Awards

The following table sets forth certain information concerning our outstanding options for our named executive officers at December 31, 2010.

Outstanding Equity Awards At Fiscal Year-End — 2010

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of shares of stock that have not vested (#)	Market value of shares of stock that have not vested ($)

David Pernock	611,110	(1)	1,038,890	(1)	1.08	2/1/2020	—	—
	450,000		—		0.75	9/30/2019	—	—
Declan Daly	80,000	(2)	320,000	(2)	0.55	8/24/2020	—	—
	50,000		—		0.75	11/20/2019	—	—
							150,000	76,500	(3)
John Maslowski	50,000	(4)	50,000	(4)	0.75	10/6/2014	—	—
Karen Donhauser	30,000	(5)	30,000	(5)	0.75	10/6/2014	—	—

(1)	Consists of an option to purchase 1,650,000 shares issued in connection with Mr. Pernock’s employment agreement. Of the unexercised portion of the option, 938,890 shares vest in 26 equal installments of 36,111 shares on the first day of each month commencing January 1, 2011, and 100,000 shares vest upon the closing of a strategic partnership or licensing deal.
(2)	Consists of an option to purchase 400,000 shares issued in connection with Mr. Daly’s employment agreement. Of the unexercised portion of the option, 320,000 shares vest in 32 equal installments of 10,000 shares on the first day of each month commencing January 24, 2011.
(3)	Based on the closing price of our common stock of $0.51 on December 31, 2010.

(4)	Consists of an option to purchase 100,000 shares of common stock at an exercise price of $0.75 per share of which 50,000 shares vested on October 6, 2010 and 50,000 shares vest if our BLA is approved by the FDA.
(5)	Consists of an option to purchase 60,000 shares of common stock at an exercise price of $0.75 per share of which 30,000 shares vested on October 6, 2010 and 30,000 shares vest if our BLA is approved by the FDA.

None of our named executive officers has exercised any options.

Pension Benefits

None of our named executives participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our named executives participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Director Compensation

In September 2009, our Board of Directors approved a compensation plan for its non-executive directors pursuant to which each such director receives an annual fee of $50,000, payable in monthly installments, and upon appointment to the Board of Directors receives an initial option grant to purchase 200,000 shares of Company common stock at the fair market value of the Company on the date of issuance.

Director Compensation Table — 2010

	Fees Earned or			All other
	Paid in Cash	Option Awards		compensation		Total
Name	($)	($)(1)		($)		($)
Robert Langer	37,500	—	(3)	37,500	(2)	75,000
Kelvin Moore	37,500	—	(3)	—		37,500
Marc Mazur	25,000	118,378	(3)	—		143,378
George Korkos	9,946	90,738	(3)	—		100,684
Paul Hopper	37,500	—	(3)	—		37,500

(1)	Represents the full grant date fair value of the option grant calculated in accordance with FASB ASC Topic 718. For the purposes of making the option calculation, the following assumptions were made: (a) expected life (years) — 2.5 for the options issued to Messrs. Hopper, Langer and Moore and 5.25 for options issued to Mr. Mazur and Dr. Korkos; (b) volatility — 66.75% for the options issued to Messrs. Hopper, Langer and Moore, 64.01% for options issued to Mr. Mazur, and 63.26% for options issued to Dr. Korkos; (c) dividend yield — none; and (d) discount rate — 1.36% for the options issued to Messrs. Hopper, Langer and Moore, 2.71% and for options issued to Mr. Mazur, and 1.795% for options issued to Dr. Korkos.
(2)	Consists of consulting fees.
(3)	As of December 31, 2010: (i) Messrs. Langer, Moore, and Hooper each held an option to purchase 200,000 shares of our common stock with an exercise price of $0.75 per share; (ii) Mr. Mazur held an option to purchase 200,000 shares of our common stock with an exercise price of $1.04 per share; and (iii) Dr. Korkos held an option to purchase 200,000 shares of our common stock with an exercise price of $0.82 per share.

Equity Incentive Plan

We currently have an outstanding equity incentive plan, the Fibrocell Science, Inc. 2009 Equity Incentive Plan, as amended January 14, 2011, that permits us to grant awards in the form of incentive stock options, as defined in Section 422 of the Internal Revenue Code, or Code, as well as options which do not so qualify, called non-qualified stock options, stock units, stock awards, stock appreciation rights, and other stock-based awards. The purpose of the plan is to promote the interests of Fibrocell, and to motivate, attract and retain the services of the people upon whose efforts and contributions our success depends.

On January 14, 2011, our board of directors agreed to provide: (i) Mr. Pernock with an option to purchase 2,100,000 shares of common stock; (ii) Mr. Daly with an option to purchase 1,065,000 shares of common stock; and (iii) Messrs. Kelvin Moore, Robert Langer, Marc Mazur, and George Korkos each with an option to purchase 200,000 shares of common stock. Each of the foregoing options has: (i) a ten-year term, (ii) an exercise price equal to the closing price of our common stock on the date of grant, and (iii) vests 50% on the date of grant; 25% on the one-year anniversary of the date of grant; and 25% on the two-year anniversary of the date of grant; provided in each case that the grantee is providing service to us on the vesting date.

On April 11, 2011, our board of directors granted Mr. Pernock an option to purchase 1,500,000 shares of common stock and Mr. Daly an option to purchase 750,000 shares of common stock. Mr. Penock’s option vests as follows: 50% on the date of the grant and 35,714 shares per month for 21 months commencing May 11, 2011, provided Mr. Pernock is providing service to the Company on each vesting date. Mr. Daly’s option vests as follows: 50% on the date of the grant and 13,393 shares per month for 28 months commencing May 11, 2011, provided Mr. Daly is providing service to the Company on each vesting date. Both of the foregoing options have a ten-year term and an exercise price of $0.82 per share.

Management Agreements

On February 1, 2010, the Company entered into an employment agreement with Mr. Pernock pursuant to which Mr. Pernock agreed to serve as Chief Executive Officer of the Company for an initial term ending February 1, 2013, which may be renewed for an additional one-year term by mutual agreement. The agreement provides for an annual salary of $450,000. Mr. Pernock is entitled to receive an annual bonus each year, payable subsequent to the issuance of the Company’s final audited financial statements, but in no case later than 120 days after the end of its most recently completed fiscal year. The final determination on the amount of the annual bonus will be made by the Board of Directors (or the Compensation Committee of the Board of Directors, if such committee has been formed), based on criteria established by the Board of Directors (or the Compensation Committee of the Board of Directors, if such committee has been formed). The targeted amount of the annual bonus shall be 60% of Mr. Pernock’s base salary, although the actual bonus may be higher or lower.

Under the agreement, Mr. Pernock was granted a ten-year option to purchase 1,650,000 shares at an exercise price per share equal to the closing price of the Company’s common stock on the date of execution of the agreement, or February 1, 2010. The options vest as follows: (i) 250,000 shares upon execution of the agreement; (ii) 100,000 shares upon the closing of a strategic partnership or licensing deal with a major partner that enables the Company to significantly improve and/or accelerate its capabilities in such areas as research, production, marketing and/or sales and enable the Company to reach or exceed its major business milestones within the Company’s strategic and operational plans, provided Mr. Pernock is the CEO on the closing date of such partnership or licensing deal (the determination of whether any partnership or licensing deal meets the foregoing criteria will be made in good faith by the Board upon the closing of such partnership or licensing deal); and (iii) 1,300,000 shares in equal 1/36th installments (or 36,111 shares per installment) monthly over a three-year period, provided Executive is the CEO on each vesting date. The vesting of all options set forth above shall accelerate upon a “change in control” as defined in the agreement, provided Mr. Pernock is employed by the Company within 60 days prior to the date of such change in control.

If Mr. Pernock’s employment is terminated at the Company’s election at any time, for reasons other than death, disability, cause (as defined in the agreement) or a voluntary resignation, or by Mr. Pernock for good reason (as defined in the agreement), Mr. Pernock shall be entitled to receive severance payments equal to twelve months of Mr. Pernock’s base salary and of the premiums associated with continuation of Mr. Pernock’s benefits pursuant to COBRA to the extent that he is eligible for them following the termination of his employment; provided that if anytime within eighteen months after a change in control either (i) Mr. Pernock is terminated, at the Company’s election at any time, for reasons other than death, disability, cause or voluntary resignation, or (ii) Mr. Pernock terminates the agreement for good reason, Mr. Pernock shall be entitled to receive severance payments equal to: (1) two years of Mr. Pernock’s base salary, (2) Mr. Pernock’s most recent annual bonus payment, and (3) the premiums associated with continuation of Mr. Pernock’s benefits pursuant to COBRA to the extent that he is eligible for them following the termination of his employment for a period of one year after termination. All severance payments shall be made in a lump sum within ten business days of Mr. Pernock’s execution and delivery of a general release of the Company, its parents, subsidiaries and affiliates and each of its officers, directors, employees, agents, successors and assigns in a form acceptable to the Company. If severance payments are being made, Mr. Pernock has agreed not to compete with the Company until twelve months after the termination of his employment.

On August 24, 2010, the Company entered into an amended and restated employment agreement with Mr. Declan Daly, which replaced and terminated his prior employment agreement with the Company, pursuant to which Mr. Daly agreed to serve as Chief Operating Officer and Chief Financial Officer of the Company for an initial term ending August 24, 2013, which may be renewed for an additional one-year term by mutual agreement. The agreement provides for an annual salary of $300,000. Mr. Daly is entitled to receive an annual bonus each year, payable subsequent to the issuance of the Company’s final audited financial statements, but in no case later than 120 days after the end of its most recently completed fiscal year. The final determination on the amount of the annual bonus will be made by the Board of Directors (or the Compensation Committee of the Board of Directors, if such committee has been formed), based on criteria established by the Board of Directors (or the Compensation Committee of the Board of Directors, if such committee has been formed). The targeted amount of the annual bonus shall be 50% of Mr. Daly’s base salary, although the actual bonus may be higher or lower.

Under the agreement, Mr. Daly was granted a ten-year option to purchase 400,000 shares at an exercise price per share equal to the closing price of the Company’s common stock on the date of execution of the agreement, or $0.55 per share. The options vest as follows: (i) 40,000 shares upon execution of the agreement; and (ii) 360,000 shares in equal 1/36th installments (or 10,000 shares per installment) monthly over a three-year period, provided Mr. Daly is the COO or CFO on each vesting date. The vesting of all options set forth above shall accelerate upon a “change in control” as defined in the agreement, provided Mr. Daly is employed by the Company within 60 days prior to the date of such change in control.

Mr. Daly is entitled to receive a one-time bonus in the amount of $50,000 upon the U.S. Food and Drug Administration’s approval of the Company’s Biologics License Application filing, provided that Mr. Daly is the CFO or COO at the time of said event.

If Mr. Daly’s employment is terminated at the Company’s election at any time, for reasons other than death, disability, cause (as defined in the agreement) or a voluntary resignation, or by Mr. Daly for good reason (as defined in the agreement), Mr. Daly shall be entitled to receive severance payments equal to twelve months of Mr. Daly’s base salary and of the premiums associated with continuation of Mr. Daly’s benefits pursuant to COBRA to the extent that he is eligible for them following the termination of his employment; provided that if anytime within eighteen months after a change in control either (i) Mr. Daly is terminated, at the Company’s election at any time, for reasons other than death, disability, cause or voluntary resignation, or (ii) Mr. Daly terminates the agreement for good reason, Mr. Daly shall be entitled to receive severance payments equal to: (1) two years of Mr. Daly’s base salary, (2) Mr. Daly’s most recent annual bonus payment, and (3) the premiums associated with continuation of Mr. Daly’s benefits pursuant to COBRA to the extent that he is eligible for them following the termination of his employment for a period of one year after termination. All severance payments shall be made in a lump sum within ten business days of Mr. Daly’s execution and delivery of a general release of the Company, its parents, subsidiaries and affiliates and each of its officers, directors, employees, agents, successors and assigns in a form acceptable to the Company. If severance payments are being made, Mr. Daly has agreed not to compete with the Company until twelve months after the termination of his employment.

On September 3, 2009, we entered into a consultant agreement, pursuant to which Dr. Langer agreed to provide consulting services to us, including serving a scientific advisor. The agreement is terminable by either party on 30 days notice. The agreement provides Dr. Langer annual compensation of $50,000.

RELATED PARTY TRANSACTIONS

Review and Approval Policies and Procedures for Related Party Transactions

Pursuant to Board policy, our executive officers and directors, and principal stockholders, including their immediate family members and affiliates, are not permitted to enter into a related party transaction with us without the prior consent of our audit committee, or other independent committee of our board of directors in the case it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. All of our directors, executive officers and employees are required to report to our audit committee any such related party transaction. In approving or rejecting the proposed agreement, our audit committee shall consider the relevant facts and circumstances available and deemed relevant to the audit committee. Our audit committee shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our audit committee determines in the good faith exercise of its discretion. We do not currently have an audit committee and our full board currently performs the duties and responsibilities of the audit committee.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of November 30, 2011 by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our named executive officers and directors; and

•	all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Unless otherwise indicated, the address for our named executive officers and directors is c/o Fibrocell Science Inc., 405 Eagleview Boulevard, Exton, Pennsylvania 19341.

	Common stock
	Beneficially		Percent of
Name of Beneficial Owner	Owned(1)		Class(2)
Declan Daly	2,154,286	(3)	2.2%
David Pernock	4,162,371	(4)	4.1%
Kelvin Moore	350,000	(5)	Less than 1%
Robert Langer	350,000	(5)	Less than 1%
Marc Mazur	350,000	(6)	Less than 1%
George Korkos	350,000	(7)	Less than 1%
John Maslowski	355,000	(8)	Less than 1%
Karen Donhauser	135,000	(9)	Less than 1%
All Executive Officers and Directors as a Group (8 persons)	8,206,657	(10)	7.9%
Five percent or more of shareholders
Steelhead Navigator Master, L.P. (11)	9,714,032	(11)	9.9	%(11)
Merlin BioMed Private Equity Advisors, LLC (12)	4,909,091	(12)	5.1%
Baoru Wang	9,755,654	(13)	10.21%
James E. Flynn(14)	4,909,091	(14)	5.1%

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. Unless otherwise noted, all listed shares of common stock are owned of record by each person or entity named as beneficial owner and that person or entity has sole voting and dispositive power with respect to the shares of common stock owned by each of them. As to each person or entity named as beneficial owners, that person’s or entity’s percentage of ownership is determined based on the assumption that any options or convertible securities held by such person or entity which are exercisable or convertible within 60 days of the date of this prospectus have been exercised or converted, as the case may be.
(2)	Based upon 95,578,253 shares of common stock outstanding as of November 30, 2011.
(3)	Includes 50,000 shares underlying an option exercisable at $0.75 per share, (ii) 210,000 shares underlying an option exercisable at $0.55 per share, (iii) 798,750 shares underlying an option exercisable at $0.62 per share and (iv) 495,536 shares underlying an option exercisable at $0.82 per share.
(4)	Includes: (i) 450,000 shares underlying an option exercisable at $0.75 per share; and (ii) 1,080,553 shares underlying an option exercisable at $1.08 per share (which represents the vested portion, plus the shares that will vest within 60 days of the date of this filing, of an option to purchase 1,650,000 shares issued in connection with Mr. Pernock’s employment agreement), (iii) 1,575,000 shares underlying an option exercisable at $0.62 per share and (iv) 1,056,818 shares underlying an option exercisable at $0.82 per share.
(5)	Consists of 200,000 shares underlying an option exercisable at $0.75 per share and 150,000 shares underlying an option exercisable at $0.62 per share.
(6)	Consists of 200,000 shares underlying an option exercisable at $1.04 per share and 150,000 shares underlying an option exercisable at $0.62 per share.
(7)	Consists of 200,000 shares underlying an option exercisable at $0.82 per share and 150,000 shares underlying an option exercisable at $0.62 per share.
(8)	Consists of 100,000 shares underlying an option exercisable at $0.75 per share and 255,000 shares underlying an option exercisable at $0.62 per share.
(9)	Consists of 60,000 shares at an exercise price of $0.75 per share and 75,000 shares underlying an option exercisable at $0.62 per share.
(10)	Includes options to purchase 7,606,657 shares of common stock.
(11)	The information in the table is based on the beneficial ownership of the reported entities as reported in the Schedule 13G filed August 25, 2011. The securities reported as beneficially owned by Steelhead Partners, LLC (“Steelhead”) (the “Securities”) are held by and for the benefit of Steelhead Navigator Master, L.P. (“Steelhead Navigator”). Steelhead, as the investment manager of Steelhead Navigator, and each of J. Michael Johnston and Brian K. Klein, as the member-managers of Steelhead, may be deemed to beneficially own the Securities owned by Steelhead Navigator for the purposes of Rule 13d-3 of the Exchange Act, insofar as they may be deemed to have the power to direct the voting or disposition of those Securities. Steelhead Navigator is the beneficial owner of 7,272,727 shares of our common stock, and is also the beneficial owner of a warrant to purchase up to 2,545,455 shares of our common stock (the “Warrant”). The exercise of the Warrant is subject to certain restrictions (the “Ownership Limitations”) that prohibit exercise to the extent that, after giving effect to such exercise, the holder of the Warrant (together with such holder’s affiliates) would, as result of such exercise, beneficially own in excess of 9.99% of the total number of issued and outstanding shares of our common stock (including for such purposes the shares of the our common stock issued upon exercise of the Warrant). The holder of the Warrant may, however, eliminate such Ownership Limitations with respect to the shares that would be issued upon exercise of the Warrant upon 61 days’ prior notice to the issuer. Based on an aggregate of 94,796,250 shares of common stock of our outstanding as of August 22, 2011, Steelhead Navigator has the right (consistent with the Ownership Limitations), as of August 22, 2011, to acquire up to 2,441,305 shares of our common stock through the exercise of the Warrant.
(12)	The information in the table is based on the beneficial ownership of the reported entities as reported in the Schedule 13G filed August 31, 2011. As of August 8, 2011, Merlin Nexus III, L.P. was the beneficial owner of 4,909,091 shares of our common stock. Merlin BioMed Private Equity Advisors, LLC (“Merlin”) is the investment manager for Merlin Nexus III, L.P. and has the power to direct the vote and disposition of the common stock held by Merlin Nexus III, L.P. and was the beneficial owner of 4,909,091 shares of common stock. Dominique Sémon is the Managing Member of Merlin. Merlin and Dominique Sémon are shown as sharing voting power and dispositive power of the same 4,909,091 shares of common stock.

(13)	Consists of 9,755,654 shares of common stock. The holder is restricted from exercising the warrants or converting the preferred stock to the extent that such exercise or conversion would result in the holder owning greater than 4.99% of our common stock.

(14)	The information in the table is based on the beneficial ownership of the reported entities and their affiliates as reported in the Schedule 13G filed September 8, 2011. Deerfield Capital, L.P. and Deerfield Special Situations Fund, L.P. have shared investment discretion over 1,421,818 shares of common stock and warrants to purchase 497,636 shares of common stock. Deerfield Management Company, L.P. and Deerfield Special Situations Fund International Limited have shared investment discretion over 2,214,546 shares of common stock and warrants to purchase 775,091 shares of common stock. James E. Flynn has shared investment discretion over an aggregate of 3,636,364 shares of common stock and warrants to purchase 1,272,727 shares of common stock held by Deerfield Special Situations Fund, L.P. and Deerfield Special Situations Fund International, Limited. The business address for James E. Flynn, Deerfield Capital, L.P., Deerfield Special Situations Fund, L.P., and Deerfield Management Company, L.P. is 780 Third Avenue, 37th Floor, New York, NY 10017. The business address for Deerfield Special Situations Fund International Limited is c/o Citi Hedge Fund Services (B.V.I.) Ltd., Bison Court, Columbus Centre, P.O. Box 3460, Road Town, Tortola, D8, British Virgin Islands.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 250,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of November 30, 2011, we had 95,578,253 shares of common stock outstanding, and 3,691 shares of Series D Preferred outstanding. In addition, as of such date we had:

•	3,685,000 shares of common stock issuable upon the exercise of options issued pursuant to our current stock option plan and outside our stock option plan;

•

1,442,995 shares of common stock for issuance upon exercise of the Class A warrants; 1,624,996 shares of common stock for issuance upon exercise of the Class B warrants; and 188,500 shares of common stock for issuance upon exercise of the warrants issued to the placement agents for our Series A Preferred offering;

•

4,540,661 shares of common stock issuable upon exercise of common stock purchase warrants issued in the March 2010 offering and 376,941 shares of common stock underlying the warrants issued to the placement agents in such offering;

•

9,196,763 shares of common stock issuable upon exercise of common stock purchase warrants issued in the July, September, October and November 2010 offerings and 419,324 shares of common stock underlying the warrants issued to the placement agents in such offerings;

•

1,202,000 shares of common stock issuable upon exercise of common stock purchase warrants issued in the December 2010, January, February and March 2011 offerings and 1,249,640 shares of common stock underlying the warrants issued to the placement agents in such offerings;

•	152,711 shares of common stock underlying the warrants issued to the placement agents in the June 2011 offering; and

•

14,493,310 shares of common stock issuable upon exercise of common stock purchase warrants issued in the August 2011 offering and 1,252,761 shares of common stock underlying the warrants issued to the placement agents in such offering.

Common Stock

Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of legally available assets at such times and in such amounts as our Board of Directors may from time to time determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not authorized.

Our common stock is not subject to conversion or redemption and holders of our common stock are not entitled to preemptive rights. Upon the liquidation, dissolution or winding up of our company, the remaining assets legally available for distribution to stockholders, after payment of claims or creditors and payment of liquidation preferences, if any, on outstanding preferred stock, are distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time. Each outstanding share of common stock is fully paid and nonassessable.

Preferred Stock

Our Board of Directors has the authority, without action by our stockholders, to designate and issue preferred stock in one or more series. Our Board of Directors may also designate the rights, preferences and privileges of each series of preferred stock, any or all of which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until our Board of Directors determines the specific rights of the holders of the preferred stock.

However, these effects might include: (a) restricting dividends on the common stock; (b) diluting the voting power of the common stock; (c) impairing the liquidation rights of the common stock; and (d) delaying or preventing a change in control of our company without further action by our stockholders.

As of the date of this prospectus, we have authorized four classes of preferred stock, Series A Convertible Preferred Stock, or Series A Preferred, Series B Convertible Preferred Stock, or Series B Preferred, Series C Junior Participating Preferred Stock, or Series C Preferred and Series D Convertible Preferred Stock, or Series D Preferred. As of August 29, 2011, there were no shares of Series A, B or C Preferred outstanding and 3,691 shares of Series D Preferred outstanding.

Series C Preferred

In 2006, our Board of Directors declared a dividend distribution of one right for each outstanding share of common stock to stockholders of record at the close of business on May 22, 2006, the record date. Each right entitles the registered holder to purchase from us a unit consisting of one ten-thousandth of a share of Series C Preferred at a purchase price of $35.00 per unit, subject to adjustment. The rights are not exercisable until the distribution date and will expire at 5:00 P.M. (New York City time) on May 12, 2016, unless such date is extended or the rights are earlier redeemed or exchanged by us. The distribution date occurs upon the earlier of:

•

ten business days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of our outstanding common stock (20%, in the case of certain institutional investors) other than as a result of repurchases of stock by us or certain inadvertent actions by institutional or certain other stockholders; or

•	ten business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an acquiring person.

Series D Preferred

The Series D Preferred shares were issued in December 2010 in connection with a private placement of securities. To designate and establish the shares of Series D Preferred, our board of directors approved, and we filed with the Delaware Secretary of State, a Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock.

Dividends; Rank; Liquidation

Holders of the Series D Preferred are entitled to receive cumulative dividends at the rate per share (as a percentage of the stated value per share) of 6% per annum (subject to increase in certain circumstances), payable quarterly in arrears on January 15, April 15, July 15 and October 15, beginning on July 15, 2011. The dividends are payable in cash, or at the Company’s option, in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock equal to 110% of the cash dividend amount payable on the dividend payment date, or a combination thereof; provided that the Company may not pay the dividends in shares of Common Stock unless the Company meets certain conditions described in the Certificate of Designation, including that the resale of the shares has been registered under the Securities Act of 1933, as amended (the “Securities Act”) or is otherwise eligible to be resold pursuant to an exemption from the Securities Act. If the Company pays the dividend in shares of Common Stock, the Common Stock will be valued for such purpose at 80% of the average of the volume weighted average price for the 10 consecutive trading days ending on the trading day that is immediately prior to the dividend payment date.

The Series D Preferred ranks senior to all shares of Common Stock.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Series D Preferred shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the stated value of the Common Stock, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under the Certificate of Designation, for each share of Series D Preferred before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series D Preferred shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Conversion; Conversion Price; Forced Conversion; Optional Redemption

Each share of Series D Preferred is convertible into a number of shares of Common Stock equal to (1) the stated value of the share ($1,000), divided by (2) $0.50, subject to adjustment as discussed below (the “Conversion Price”).

With certain exceptions, if, at any time while the Series D Preferred is outstanding, the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock equivalents at an effective price per share that is lower than the then Conversion Price, then the Conversion Price will be reduced to equal the lower price. The Conversion Price is also subject to proportional adjustment in the event of any stock split, stock dividend, reclassification or similar event with respect to the Common Stock.

Commencing six months from the date of the acquisition of the Series D Preferred, if the volume weighted average price for each of any 20 consecutive trading days exceeds 200% of the then effective Conversion Price and various other equity conditions are satisfied (including that the resale of the shares underlying the Series D Preferred has been registered under the Securities Act), upon 30 days notice, the Series D Preferred plus all accrued and unpaid dividends will automatically convert into shares of Common Stock.

Commencing two years from the date of the acquisition of the Series D Preferred, upon 30 days notice and provided various other equity conditions are satisfied (including that the resale of the shares underlying the Series D Preferred has been registered under the Securities Act), the Company may redeem some or all of the then outstanding Series D Preferred for cash in an amount equal to the 150% of the stated value of the Series D Preferred.

Voting

The holders of the Series D Preferred have no voting rights except with respect to specified matters affecting the rights of the Series D Preferred.

Negative Covenants

As long as any shares of Series D Preferred are outstanding, the Company may not, directly or indirectly: (a) amend its charter documents in any manner that materially and adversely affects any rights of the holders of the Series D Preferred; (b) pay cash dividends or distributions on junior securities of the Company (including the Common Stock); or (c) enter into any transaction with any affiliate of the Company which would be required to be disclosed in any public filing, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company.

Triggering Events

In the event of a Triggering Event (as defined in the Certificate of Designation and described below), any holder of Series D Preferred may require the Company to redeem all of its Series D Preferred, at a redemption price equal to the greater of (a) 130% of the stated value and (b) the product of (i) the volume weighted average price on the trading day immediately preceding the date of the Triggering Event and (ii) the stated value divided by the then Conversion Price, plus all accrued but unpaid dividends thereon and all liquidated damages and other costs, expenses or amounts due in respect of the Series D Preferred. Triggering Events include, among other things, bankruptcy related events, change of control transactions (as defined in the Certificate of Designation), and various types of failures to perform under, and breaches of, the transaction documents.

Warrants

Series A Private Offering

Pursuant to, and contemporaneous with the execution of, the agreement in which we issued the Series A Preferred, we issued Class A warrants to purchase 501,542 shares of common stock and Class B warrants to purchase 416,666 shares of common stock to the investors that purchased our Series A Preferred pursuant to the agreement in which we issued the Series A Preferred. At the same time we also issued warrants to purchase 250,000 shares of common stock to the placement agents for the Series A Preferred. Each of the warrants is exercisable upon issuance and has a five-year term. The initial exercise price of the Class A warrants was $1.62 per share, the initial exercise price of the Class B warrants was $1.95 per share, and the initial exercise price of the warrants issued to the placement agents was $1.30 per share.

With certain exceptions, the Class A warrants, Class B warrants and placement agent warrants provide that if at any time while the warrants are outstanding, we sell or grant any option to purchase or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any sale, grant or any option to purchase or other disposition), any common stock or common stock equivalents at an effective price per share that is lower than the then exercise price of the relevant warrant, then the exercise price of such warrant will be reduced to equal the lower price and the number of shares issuable thereunder will be increased such that the aggregate exercise price after the exercise price adjustment will be equal to the aggregate exercise price prior to the adjustment. As a result of the purchase price of the securities sold in the Series D offering (a) the exercise prices for the Class A, Class B and placement agent warrants issued as part of the Series A Preferred Offering were reduced to $0.50 per share and (b) the numbers of shares underlying the Class A, Class B and placement agent warrants were increased to 1,624,996, 1,624,997, and 650,000, respectively.

March 2010 Private Offering Warrants

We entered a securities purchase agreement dated March 2, 2010 with certain accredited investors pursuant to which the Company agreed to sell in the aggregate 5,076,664 shares of our common stock. In addition to the common stock purchased, each investor received a warrant to purchase the same number of shares of common stock acquired in the offering at an initial exercise price of $0.98 per share. Each of the warrants was exercisable immediately and has a five-year term. The warrants may be exercised on a cash-less basis and are non-redeemable.

With certain exceptions, the warrants provide that if, at any time while the warrants are outstanding, we sell or grant any option to purchase or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any sale, grant or any option to purchase or other disposition), any common stock or common stock equivalents at an effective price per share that is lower than the then exercise price of the relevant warrant, then the exercise price of such warrant will be reduced to equal the lower price and the number of shares issuable thereunder will be increased such that the aggregate exercise price after the exercise price adjustment will be equal to the aggregate exercise price prior to the adjustment. If we enter into a fundamental transaction (which term is defined in the warrants), then at the warrant holder’s option, exercisable at any time concurrently with, or within 30 days after, the announcement of a fundamental transaction, we must redeem all or any portion of the warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes value of the remaining unexercised portion of this warrant on or prior to the date of the consummation of such fundamental transaction. Any cash payments to be made pursuant to the preceding sentence shall have priority to payments to holders of common stock in connection with a fundamental transaction. The assumptions to be used in calculating the Black Scholes value are set forth in Schedule 1 to the warrant. As a result of the securities sold in the Series D offering (a) the exercise prices for the warrants and placement agent warrants issued as part of the March 2010 Private Offering were reduced to $0.50 per share, respectively and (b) the numbers of shares underlying the warrants and placement agent warrants have been increased to 9,950,261 and 609,200 respectively.

Series B Private Offering Warrants

We entered securities purchase agreements with certain accredited investors pursuant to which we agreed to sell in the aggregate (i) 4,640 shares of Series B Convertible Preferred Stock, with a stated value of $1,000 per share, and (ii) warrants to purchase 7,733,333 shares of our common stock at an initial exercise price of $0.8054 per share. Each of the warrants was exercisable immediately and has a five-year term. The warrants may be exercised on a cash-less basis and are non-redeemable.

With certain exceptions, the warrants provide that if at any time while the warrants are outstanding, we sell or grant any option to purchase or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any sale, grant or any option to purchase or other disposition), any common stock or common stock equivalents at an effective price per share that is lower than the then exercise price of the relevant warrant, then the exercise price of such warrant will be reduced to equal the lower price and the number of shares issuable thereunder will be increased such that the aggregate exercise price after the exercise price adjustment will be equal to the aggregate exercise price prior to the adjustment. As a result of the securities sold in the Series D offering (a) the exercise prices for the warrants and placement agent warrants issued as part of the July through November 2010 Offerings were reduced to $0.50 per share and (b) the numbers of shares underlying the warrants and placement agent warrants were increased to 12,456,851 and 708,788, respectively.

Series D Private Offering Warrants

In connection with our Series D offering, we issued warrants to purchase 15,558,000 shares of our common stock at an exercise price of $0.50 per share. Each of the warrants is exercisable upon issuance and expires on the fifth anniversary of issuance.

With certain exceptions, the warrants provide that if at any time while the warrants are outstanding, we sell or grant any option to purchase or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any sale, grant or any option to purchase or other disposition), any common stock or common stock equivalents at an effective price per share that is lower than the then exercise price of the relevant warrant, then the exercise price of such warrant will be reduced to equal the lower price and the number of shares issuable thereunder will be increased such that the aggregate exercise price after the exercise price adjustment will be equal to the aggregate exercise price prior to the adjustment.

August 2011 Private Offering Warrants

We entered into a securities purchase agreement dated August 3, 2011 with certain accredited investors pursuant to which the Company agreed to sell in the aggregate 41,409,461 shares of our common stock. In addition to the common stock purchased, each investor received a warrant to purchase 0.35 shares of common stock for every share acquired in the offering at an initial exercise price of $0.75 per share. Each of the warrants was exercisable immediately and has a five-year term. The warrants are callable by the Company provided the (i) volume weighted average price for the common stock for each of 20 consecutive trading days commencing after the effective date of the registration statement exceeds $1.75 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like) and (ii) the warrant holder is not in possession of any information that constitutes, or might constitute, material non-public information which was provided by the Company.

12.5% Notes

In our bankruptcy reorganization plan, each holder of Isolagen’s 3.5% convertible subordinated notes, due November 2024, in the approximate non-converted aggregate principal amount of $81 million, received, in full and final satisfaction, settlement, release and discharge of and in exchange for any and all claims arising out of the 3.5% convertible subordinated notes, its pro rata share of an unsecured note in the principal amount of $6 million, or the New Notes. The New Notes have the following features:

•	12.5% interest payable quarterly in cash or, at our option, 15% payable in kind by capitalizing such unpaid amount and adding it to the principal as of the date it was due;

•	mature June 1, 2012;

•

at any time prior to the maturity date, we may redeem any portion of the outstanding principal of the New Notes in cash at 125% of the stated face value of the New Notes; provided that we will be obligated to redeem all outstanding New Notes upon the following events: (a) we or our subsidiary, Fibrocell Technologies, Inc. (formerly, Isolagen Technologies, Inc.) successfully complete a capital campaign raising in excess of $10,000,000; or (b) we or our subsidiary, Fibrocell Technologies, Inc., are acquired by, or sell a majority stake to, an outside party;

•

the New Notes contain customary representations, warranties and covenants, including a covenant that we and our subsidiary, Fibrocell Technologies, Inc., shall be prohibited from the incurrence of additional debt without obtaining the consent of 66 2/3% of the New Note holders.

Since the Company consummated a single offering of at least $10 million, certain note holders were entitled to a mandatory redemption of the outstanding principal plus any interest payable in cash within three business days of the consummation. Approximately 31% of the original note of $6.0 million has a mandatory redemption requiring that approximately $2.5 million including interest will have to be paid within three business days of consummation of the offering. These amounts were repaid in August 2011. The remaining note holders signed amendments to their notes raising the mandatory redemption for a single offering from $10 million to $30 million.

Anti-Takeover Effects of Provisions of Delaware Law

Provisions of Delaware law and our Certificate of Incorporation, as amended, and Bylaws could make the acquisition of our company through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. We expect these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with our Board of Directors. We believe that the benefits provided by our ability to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages of discouraging these proposals. We believe the negotiation of an unfriendly or unsolicited proposal could result in an improvement of its terms.

Anti-Takeover Effects of Provisions of Our Charter Documents

Our Certificate of Incorporation, as amended, provides for our Board of Directors to be divided into three classes serving staggered terms. Approximately one-third of the Board of Directors will be elected each year. The provision for a classified board could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of the Board of Directors until the second annual stockholders’ meeting following the date the acquirer obtains the controlling stock interest. The classified board provision could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company and could increase the likelihood that incumbent directors will retain their positions.

Our Bylaws do not permit stockholders to call a special meeting of stockholders. Our Bylaws provide that special meetings of the stockholders may be called only by a majority of the members of our Board of Directors, our Chairman of the Board of Directors, our Chief Executive Officer or our President. Our Bylaws require that all stockholder actions be taken by a vote of the stockholders at an annual or special meeting, and do not permit our stockholders to act by written consent without a meeting. Our Bylaws provide for an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the Board of Directors. At an annual meeting, stockholders may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors. Stockholders may also consider a proposal or nomination by a person who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our Secretary timely written notice, in proper form, of his, her or its intention to bring that business before the meeting. The Bylaws do not give our Board of Directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting of the stockholders. However, our Bylaws may have the effect of precluding the conduct of business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Listing

Our common stock is listed on the OTCBB under the symbol “FCSC.”

Transfer Agent

The transfer agent for our common stock is American Stock Transfer & Trust Company located at 59 Maiden Lane, New York, New York 11038.

SELLING SECURITY HOLDERS

The following table presents information regarding the Selling Stockholders. The percentage of outstanding shares beneficially owned is based on 95,578,253 shares of common stock issued and outstanding on November 30, 2011. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. As to each person or entity named as beneficial owners, that person’s or entity’s percentage of ownership is determined based on the assumption that any warrants or convertible securities held by such person or entity which are exercisable or convertible within 60 days of the date of this report have been exercised or converted, as the case may be.

The warrants issued in the March 2010 offering each provide that at no time may a holder exercise the warrants if the number of shares of common stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of common stock owned by such holder at such time, the number of shares of common stock which would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of our common stock; provided, however, that upon the holder providing us with 61 days notice that such holder would like to waive this provision then this provision will be of no force or effect; provided, further, that this provision will be of no force or effect during the 61 days immediately preceding the expiration of the warrants.

Except as may be otherwise described below, to the best of our knowledge, the named Selling Stockholder beneficially owns and has sole voting and investment authority as to all of the shares set forth opposite his name, none of the selling stockholders is known to us to be a registered broker-dealer or an affiliate of a registered broker-dealer, and none of the Selling Stockholders has not held any position or office, or has had any material relationship with us or any of our affiliates within the past three years. Each of the Selling Stockholders has acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities.

Information with respect to beneficial ownership is based upon information provided to us by the Selling Stockholders. For purposes of presentation, we have assumed that the Selling Stockholders will sell all shares offered hereby, including the shares issuable on the exercise of warrants.

Name of Selling Stockholder (1)	Number of Shares of Common Stock Beneficially Owned Prior to the Offering	Number of Shares Registered and To Be Sold in This Offering	Number of Shares To Be Beneficially Owned After The Offering	Approximate Percentage of Shares To Be Owned After the Offering
Straus Healthcare Partners, L.P. (2)	2,759,466	653,333	2,106,133	2.20%
Robert Sagarino	680,015	324,053	355,962	*
Stephen M. Karlya	23,756	11,956	11,800	*
Fergus McGovern	1,511,961	653,333	858,628	*
Robert Siegal	135,030	65,333	69,697	*
Peter Bowden	738,697	392,000	346,697	*
Denis Bowden	752,573	392,000	360,573	*
Jerry and Janet Magro	47,140	27,440	19,700	*
Raymond Cincotti	50,290	27,440	22,850	*
David Boral	24,631	24,631	0	0.00%
Jane Scotti	1,223,829	392,000	831,829	*
Super-Tek, Inc. (3)	1,012,146	531,813	480,333	*
Bowden Transportation Services Ltd (4)	878,785	261,333	617,452	*
Anthony V. Milone	252,553	143,733	108,820	*
Anthony Milone Profit Sharing Plan (5)	177,100	117,600	59,500	*
Margery Scotti	1,487,625	261,333	1,226,292	1.28%
Gavin Scotti	494,666	261,333	233,333	*
*	Stockholder owns less than 1%.
(1)	The Selling Stockholders and any broker-dealers or agents that are involved in selling these shares are deemed to be underwriters within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.
(2)	Ravinder Holder holds voting and dispositive power over the securities held by the selling stockholder.
(3)	Peter Bowden holds voting and dispositive power over the securities held by the selling stockholder.
(4)	Peter Bowden holds voting and dispositive power over the securities held by the selling stockholder.
(5)	Anthony V. Milone holds voting and dispositive power over the securities held by the selling stockholder.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed 8%.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. In addition, in certain states, the resale shares of Common Stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Cozen O’Connor, Philadelphia, Pennsylvania, will pass upon the validity of our common stock offered by this prospectus.

EXPERTS

The consolidated financial statements as of December 31, 2010 and 2009 and for the year ended December 31, 2010 (“Successor”), for the period from January 1, 2009 to August 31, 2009 (“Predecessor” as described in Note 1 of the notes to the consolidated financial statements included herein) and for the period from the Successor’s inception (September 1, 2009) through December 31, 2009 included in this Prospectus and in the Registration Statement have been so included in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm. The report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered in this offering. This prospectus does not contain all of the information set forth in the registration statement. For further information with respect to us and the common stock offered in this offering, we refer you to the registration statement and to the attached exhibits. With respect to each such document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matters involved.

You may inspect our registration statement and the attached exhibits and schedules without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of our registration statement from the SEC upon payment of prescribed fees. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

Our SEC filings, including the registration statement and the exhibits filed with the registration statement, are also available from the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

Fibrocell Science, Inc.

(A Development Stage Company)

Index to Unaudited Consolidated Financial Statements

PAGE

Condensed Consolidated Successor Balance Sheets (unaudited) September 30, 2011 and December 31, 2010	F-1

Condensed Consolidated Statements of Operations (unaudited) For the three months ended September 30, 2011 and 2010 (Successor Company)	F-2

Condensed Consolidated Statements of Operations (unaudited) For the nine months ended September  30, 2011 and 2010 (Successor Company), cumulative period from inception (September 1, 2009) to September 30, 2011 (Successor Company) and cumulative period from inception (December 28, 1995) to August 31, 2009 (Predecessor Company)

F-3

Condensed Consolidated Statements of Shareholders’ Equity (Deficit) and Comprehensive Income (Loss) from inception (December 28, 1995) to August 31, 2009 (Predecessor Company) and from inception (September 1, 2009) to September 30, 2011 (Successor Company) (unaudited)

F-4

Condensed Consolidated Statements of Cash Flows (unaudited) For the nine months ended September  30, 2011 and 2010 (Successor Company), cumulative period from inception (September 1, 2009) to September 30, 2011 (Successor Company) and cumulative period from inception (December 28, 1995) to August 31, 2009 (Predecessor Company)

F-17

Notes to Unaudited Condensed Consolidated Financial Statements	F-19

Fibrocell Science, Inc.

(A Development Stage Company)

Condensed Consolidated Balance Sheets

(unaudited)

	September 30, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$14,840,392	$867,738
Accounts receivable, net	234,418	229,891
Inventory, net	315,931	258,939
Prepaid expenses and other current assets	1,372,043	559,082

Total current assets	16,762,784	1,915,650
Property and equipment, net of accumulated depreciation of $83,787 and $8,085, respectively	732,328	21,589
Intangible assets and other	6,340,906	6,340,906

Total assets	$23,836,018	$8,278,145

Liabilities, Redeemable Preferred Stock, Shareholders’ Equity/(Deficit) and Noncontrolling Interest
Current liabilities:
Current debt	$6,394,532	$56,911
Accounts payable	1,050,215	1,096,125
Accrued expenses	1,447,975	789,482
Deferred revenue	12,500	—

Total current liabilities	8,905,222	1,942,518
Long-term debt	—	7,290,881
Deferred tax liability	2,500,000	2,500,000
Warrant liability	7,509,630	8,171,518
Derivative liability	1,056,920	2,120,360
Other long-term liabilities	170,403	255,606

Total liabilities	20,142,175	22,280,883

Commitments and contingencies
Preferred stock series A, $0.001 par value; 9,000 shares authorized; 3,250 shares issued; 0 and 2,886 shares outstanding, respectively	—	1,280,150
Preferred stock series B, $0.001 par value; 9,000 shares authorized; 4,640 shares issued; 0 and 4,640 shares outstanding, respectively	—	—
Preferred stock series B, $0.001 par value; subscription receivable	—	(210,000)
Preferred stock series D, $0.001 par value; 8,000 shares authorized; 7,779 and 1,645 shares issued, respectively, and 3,841 and 1,645 shares outstanding, respectively	—	—
Fibrocell Science, Inc. shareholders’ equity/(deficit):
Common stock, $0.001 par value; 250,000,000 shares authorized; 95,278,255 and 20,375,500 shares issued and outstanding, respectively	95,278	20,376
Common stock; $0.001 par value; subscription receivable	(2,038,733)	—
Additional paid-in capital	43,421,317	2,437,893
Accumulated deficit during development stage	(38,275,135)	(17,981,530)

Total Fibrocell Science, Inc. shareholders’ equity/(deficit)	3,202,727	(15,523,261)

Noncontrolling interest	491,116	450,373

Total equity/(deficit) and noncontrolling interest	3,693,843	(15,072,888)

Total liabilities, preferred stock, shareholders’ equity/(deficit) and noncontrolling interest	$23,836,018	$8,278,145

The accompanying notes are an integral part of these consolidated financial statements.

Fibrocell Science, Inc.

(A Development Stage Company)

Condensed Consolidated Statements of Operations

(unaudited)

	Successor	Successor
	For the three months ended September 30, 2011	For the three months ended September 30, 2010
Revenue
Product sales	$159,400	$243,677

Total revenue	159,400	243,677
Cost of sales	96,631	118,916

Gross profit	62,769	124,761
Selling, general and administrative expenses	3,920,986	1,583,418
Research and development expenses	1,892,859	1,387,466

Operating loss	(5,751,076)	(2,846,123)
Other income/(expense)
Warrant income	10,621,558	1,265,571
Derivative revaluation income	2,316,428	—
Interest expense	(264,998)	(211,919)

Income/(loss) from continuing operations	6,921,912	(1,792,471)
Loss from discontinued operations	(10,864)	(8,575)

Net income/(loss)	6,911,048	(1,801,046)
Net income/(loss) attributable to noncontrolling interest	5,809	(20,859)

Net income/(loss) attributable to Fibrocell Science, Inc. common shareholders	$6,916,857	$(1,821,905)

Per share information:
Net income/(loss) from continuing operations
Basic	$0.10	$(0.09)

Diluted	$0.08	$(0.09)

Net income/(loss) attributable to common shareholders per common share
Basic	$0.10	$(0.09)

Diluted	$0.08	$(0.09)

Weighted average number of basic common shares outstanding	69,863,597	19,557,842

Weighted average number of diluted common shares outstanding	83,671,791	19,557,842

The accompanying notes are an integral part of these consolidated financial statements.

Fibrocell Science, Inc.

(A Development Stage Company)

Condensed Consolidated Statements of Operations

(unaudited)

	Successor	Successor	Successor	Predecessor
	For the nine months ended September 30, 2011	For the nine months ended September 30, 2010	Cumulative period from September 1, 2009 (date of inception) to September 30, 2011	Cumulative period from December 28, 1995 (date of inception) to August 31, 2009
Revenue
Product sales	$621,310	$716,809	$1,887,620	$4,818,994
License fees	—	—	—	260,000

Total revenue	621,310	716,809	1,887,620	5,078,994
Cost of sales	320,242	395,351	1,004,938	2,279,335

Gross profit	301,068	321,458	882,682	2,799,659
Selling, general and administrative expenses	9,540,713	5,424,661	18,764,650	84,805,520
Research and development expenses	5,111,053	4,053,817	12,420,568	56,269,869

Operating loss	(14,350,698)	(9,157,020)	(30,302,536)	(138,275,730)
Other income (expense)
Interest income	—	—	1	6,989,539
Reorganization items, net	—	3,303	(69,174)	73,538,984
Other income	—	—	244,479	316,338
Warrant income	814,676	1,560,757	30,360	—
Derivative revaluation expense	(5,865,710)	—	(5,865,710)	—
Interest expense	(822,067)	(612,917)	(2,114,440)	(18,790,218)

Loss from continuing operations before income taxes	(20,223,799)	(8,205,877)	(38,077,020)	(76,221,087)
Income tax benefit	—	—	—	190,754

Loss from continuing operations	(20,223,799)	(8,205,877)	(38,077,020)	(76,030,333)
Loss from discontinued operations	(29,063)	(38,121)	(89,981)	(41,091,311)

Net loss	(20,252,862)	(8,243,998)	(38,167,001)	(117,121,644)
Deemed dividend associated with beneficial conversion	—	—	—	(11,423,824)
Preferred stock dividends	—	—	—	(1,589,861)
Net (income)/loss attributable to noncontrolling interest	(40,743)	(37,247)	(108,134)	1,799,523

Net loss attributable to Fibrocell Science, Inc. common shareholders	$(20,293,605)	$(8,281,245)	$(38,275,135)	$(128,335,806)

Per share information:
Loss from continuing operations-basic and diluted	$(0.40)	$(0.45)	$(1.37)	$(4.30)
Loss from discontinued operations-basic and diluted	—	—	—	(2.32)
Income (loss) attributable to noncontrolling interest	—	—	—	0.10
Deemed dividend associated with beneficial conversion of preferred stock	—	—	—	(0.65)
Preferred stock dividends	—	—	—	(0.09)

Net loss attributable to common shareholders per common share — basic and diluted	$(0.40)	$(0.45)	$(1.37)	$(7.26)

Weighted average number of basic and diluted common shares outstanding	51,219,473	18,291,301	27,767,571	17,678,219

The accompanying notes are an integral part of these consolidated financial statements.

Fibrocell Science, Inc.

(A Development Stage Company)

Condensed Consolidated Statements of Shareholders’ Equity (Deficit) and Comprehensive Income (Loss)

(unaudited)

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional	Treasury Stock		Accumulated Other	Accumulated Deficit During	Total Shareholders’
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Paid-In Capital	Number of Shares	Amount	Comprehensive Income	Development Stage	Equity (Deficit)
Issuance of common stock for cash on 12/28/95	—	$—	—	$—	2,285,291	$2,285	$(1,465)	—	$—	$—	$—	$820
Issuance of common stock for cash on 11/7/96	—	—	—	—	11,149	11	49,989	—	—	—	—	50,000
Issuance of common stock for cash on 11/29/96	—	—	—	—	2,230	2	9,998	—	—	—	—	10,000
Issuance of common stock for cash on 12/19/96	—	—	—	—	6,690	7	29,993	—	—	—	—	30,000
Issuance of common stock for cash on 12/26/96	—	—	—	—	11,148	11	49,989	—	—	—	—	50,000
Net loss	—	—	—	—	—	—	—	—	—	—	(270,468)	(270,468)

Balance, 12/31/96 (Predecessor)	—	$—	—	$—	2,316,508	$2,316	$138,504	—	$—	$—	$(270,468)	$(129,648)
Issuance of common stock for cash on 12/27/97	—	—	—	—	21,182	21	94,979	—	—	—	—	95,000
Issuance of common stock for services on 9/1/97	—	—	—	—	11,148	11	36,249	—	—	—	—	36,260
Issuance of common stock for services on 12/28/97	—	—	—	—	287,193	287	9,968	—	—	—	—	10,255
Net loss	—	—	—	—	—	—	—	—	—	—	(52,550)	(52,550)

Balance, 12/31/97 (Predecessor)	—	$—	—	$—	2,636,031	$2,635	$279,700	—	$—	$—	$(323,018)	$(40,683)

The accompanying notes are an integral part of these consolidated financial statements.

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional	Treasury Stock		Accumulated Other	Accumulated Deficit During	Total Shareholders’
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Paid-In Capital	Number of Shares	Amount	Comprehensive Income	Development Stage	Equity (Deficit)
Issuance of common stock for cash on 8/23/98	—	$—	—	$—	4,459	$4	$20,063	—	$—	$—	$—	$20,067
Repurchase of common stock on 9/29/98	—	—	—	—	—	—	—	2,400	(50,280)	—	—	(50,280)
Net loss	—	—	—	—	—	—	—	—	—	—	(195,675)	(195,675)

Balance, 12/31/98 (Predecessor)	—	$—	—	$—	2,640,490	$2,639	$299,763	2,400	$(50,280)	$—	$(518,693)	$(266,571)
Issuance of common stock for cash on 9/10/99	—	—	—	—	52,506	53	149,947	—	—	—	—	150,000
Net loss	—	—	—	—	—	—	—	—	—	—	(1,306,778)	(1,306,778)

Balance, 12/31/99 (Predecessor)	—	$—	—	$—	2,692,996	$2,692	$449,710	2,400	$(50,280)	$—	$(1,825,471)	$(1,423,349)
Issuance of common stock for cash on 1/18/00	—	—	—	—	53,583	54	1,869	—	—	—	—	1,923
Issuance of common stock for services on 3/1/00	—	—	—	—	68,698	69	(44)	—	—	—	—	25
Issuance of common stock for services on 4/4/00	—	—	—	—	27,768	28	(18)	—	—	—	—	10
Net loss	—	—	—	—	—	—	—	—	—	—	(807,076)	(807,076)

Balance, 12/31/00 (Predecessor)	—	$—	—	$—	2,843,045	$2,843	$451,517	2,400	$(50,280)	$—	$(2,632,547)	$(2,228,467)

The accompanying notes are an integral part of these consolidated financial statements.

											Accumulated
	Series A		Series B							Accumulated	Deficit	Total
	Preferred Stock		Preferred Stock		Common Stock		Additional	Treasury Stock		Other	During	Shareholders’
	Number of		Number of		Number of		Paid-In	Number of		Comprehensive	Development	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Income	Stage	(Deficit)
Issuance of common stock for services on 7/1/01	—	$—	—	$—	156,960	$157	$(101)	—	$—	$—	$—	$56
Issuance of common stock for services on 7/1/01	—	—	—	—	125,000	125	(80)	—	—	—	—	45
Issuance of common stock for capitalization of accrued salaries on 8/10/01	—	—	—	—	70,000	70	328,055	—	—	—	—	328,125
Issuance of common stock for conversion of convertible debt on 8/10/01	—	—	—	—	1,750,000	1,750	1,609,596	—	—	—	—	1,611,346
Issuance of common stock for conversion of convertible shareholder notes payable on 8/10/01	—	—	—	—	208,972	209	135,458	—	—	—	—	135,667
Issuance of common stock for bridge financing on 8/10/01	—	—	—	—	300,000	300	(192)	—	—	—	—	108
Retirement of treasury stock on 8/10/01	—	—	—	—	—	—	(50,280)	(2,400)	50,280	—	—	—
Issuance of common stock for net assets of Gemini on 8/10/01	—	—	—	—	3,942,400	3,942	(3,942)	—	—	—	—	—
Issuance of common stock for net assets of AFH on 8/10/01	—	—	—	—	3,899,547	3,900	(3,900)	—	—	—	—	—
Issuance of common stock for cash on 8/10/01	—	—	—	—	1,346,669	1,347	2,018,653	—	—	—	—	2,020,000
Transaction and fund raising expenses on 8/10/01	—	—	—	—	—	—	(48,547)	—	—	—	—	(48,547)
Issuance of common stock for services on 8/10/01	—	—	—	—	60,000	60	—	—	—	—	—	60
Issuance of common stock for cash on 8/28/01	—	—	—	—	26,667	27	39,973	—	—	—	—	40,000
Issuance of common stock for services on 9/30/01	—	—	—	—	314,370	314	471,241	—	—	—	—	471,555

The accompanying notes are an integral part of these consolidated financial statements.

											Accumulated
	Series A		Series B							Accumulated	Deficit	Total
	Preferred Stock		Preferred Stock		Common Stock		Additional	Treasury Stock		Other	During	Shareholders’
	Number of		Number of		Number of		Paid-In	Number of		Comprehensive	Development	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Income	Stage	(Deficit)
Uncompensated contribution of services — 3rd quarter	—	$—	—	$—	—	$—	$55,556	—	$—	$—	$—	$55,556
Issuance of common stock for services on 11/1/01	—	—	—	—	145,933	146	218,754	—	—	—	—	218,900
Uncompensated contribution of services — 4th quarter	—	—	—	—	—	—	100,000	—	—	—	—	100,000
Net loss	—	—	—	—	—	—	—	—	—	—	(1,652,004)	(1,652,004)

Balance, 12/31/01 (Predecessor)	—	$—	—	$—	15,189,563	$15,190	$5,321,761	—	$—	$—	$(4,284,551)	$1,052,400
Uncompensated contribution of services — 1st quarter	—	—	—	—	—	—	100,000	—	—	—	—	100,000
Issuance of preferred stock for cash on 4/26/02	905,000	905	—	—	—	—	2,817,331	—	—	—	—	2,818,236
Issuance of preferred stock for cash on 5/16/02	890,250	890	—	—	—	—	2,772,239	—	—	—	—	2,773,129
Issuance of preferred stock for cash on 5/31/02	795,000	795	—	—	—	—	2,473,380	—	—	—	—	2,474,175
Issuance of preferred stock for cash on 6/28/02	229,642	230	—	—	—	—	712,991	—	—	—	—	713,221
Uncompensated contribution of services — 2nd quarter	—	—	—	—	—	—	100,000	—	—	—	—	100,000
Issuance of preferred stock for cash on 7/15/02	75,108	75	—	—	—	—	233,886	—	—	—	—	233,961
Issuance of common stock for cash on 8/1/02	—	—	—	—	38,400	38	57,562	—	—	—	—	57,600
Issuance of warrants for services on 9/06/02	—	—	—	—	—	—	103,388	—	—	—	—	103,388
Uncompensated contribution of services — 3rd quarter	—	—	—	—	—	—	100,000	—	—	—	—	100,000
Uncompensated contribution of services — 4th quarter	—	—	—	—	—	—	100,000	—	—	—	—	100,000
Issuance of preferred stock for dividends	143,507	144	—	—	—	—	502,517	—	—	—	(502,661)	—
Deemed dividend associated with beneficial conversion of preferred stock	—	—	—	—	—	—	10,178,944	—	—	—	(10,178,944)	—
Comprehensive income:
Net loss	—	—	—	—	—	—	—	—	—	—	(5,433,055)	(5,433,055)
Other comprehensive income, foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	13,875	—	13,875

Comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	(5,419,180)

Balance, 12/31/02 (Predecessor)	3,038,507	$3,039	—	$—	15,227,963	$15,228	$25,573,999	—	$—	$13,875	$(20,399,211)	$5,206,930
The accompanying notes are an integral part of these consolidated financial statements.

											Accumulated
	Series A		Series B							Accumulated	Deficit	Total
	Preferred Stock		Preferred Stock		Common Stock		Additional	Treasury Stock		Other	During	Shareholders’
	Number of		Number of		Number of		Paid-In	Number of		Comprehensive	Development	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Income	Stage	(Deficit)
Issuance of common stock for cash on 1/7/03	—	$—	—	$—	61,600	$62	$92,338	—	$—	$—	$—	$92,400
Issuance of common stock for patent pending acquisition on 3/31/03	—	—	—	—	100,000	100	539,900	—	—	—	—	540,000
Cancellation of common stock on 3/31/03	—	—	—	—	(79,382)	(79)	(119,380)	—	—	—	—	(119,459)
Uncompensated contribution of services —1st quarter	—	—	—	—	—	—	100,000	—	—	—	—	100,000
Issuance of preferred stock for cash on 5/9/03	—	—	110,250	110	—	—	2,773,218	—	—	—	—	2,773,328
Issuance of preferred stock for cash on 5/16/03	—	—	45,500	46	—	—	1,145,704	—	—	—	—	1,145,750
Conversion of preferred stock into common stock — 2nd qtr	(70,954)	(72)	—	—	147,062	147	40,626	—	—	—	—	40,701
Conversion of warrants into common stock — 2nd qtr	—	—	—	—	114,598	114	(114)	—	—	—	—	—
Uncompensated contribution of services — 2nd quarter	—	—	—	—	—	—	100,000	—	—	—	—	100,000
Issuance of preferred stock dividends	—	—	—	—	—	—	—	—	—	—	(1,087,200)	(1,087,200)
Deemed dividend associated with beneficial conversion of preferred stock	—	—	—	—	—	—	1,244,880	—	—	—	(1,244,880)	—
Issuance of common stock for cash — 3rd qtr	—	—	—	—	202,500	202	309,798	—	—	—	—	310,000
Issuance of common stock for cash on 8/27/03	—	—	—	—	3,359,331	3,359	18,452,202	—	—	—	—	18,455,561
Conversion of preferred stock into common stock — 3rd qtr	(2,967,553)	(2,967)	(155,750)	(156)	7,188,793	7,189	(82,875)	—	—	—	—	(78,809)
Conversion of warrants into common stock — 3rd qtr	—	—	—	—	212,834	213	(213)	—	—	—	—	—
Compensation expense on warrants issued to non-employees	—	—	—	—	—	—	412,812	—	—	—	—	412,812
Issuance of common stock for cash — 4th qtr	—	—	—	—	136,500	137	279,363	—	—	—	—	279,500
Conversion of warrants into common stock — 4th qtr	—	—	—	—	393	—	—	—	—	—	—	—
Comprehensive income:
Net loss	—	—	—	—	—	—	—	—	—	—	(11,268,294)	(11,268,294)
Other comprehensive income, foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	360,505	—	360,505

Comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	(10,907,789)

Balance, 12/31/03 (Predecessor)	—	$—	—	$—	26,672,192	$26,672	$50,862,258	—	$—	$374,380	$(33,999,585)	$17,263,725

The accompanying notes are an integral part of these consolidated financial statements.

											Accumulated
	Series A		Series B							Accumulated	Deficit	Total
	Preferred Stock		Preferred Stock		Common Stock		Additional	Treasury Stock		Other	During	Shareholders’
	Number of		Number of		Number of		Paid-In	Number of		Comprehensive	Development	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Income	Stage	(Deficit)
Conversion of warrants into common stock — 1st qtr	—	$—	—	$—	78,526	$79	$(79)	—	$—	$—	$—	$—
Issuance of common stock for cash in connection with exercise of stock options — 1st qtr	—	—	—	—	15,000	15	94,985	—	—	—	—	95,000
Issuance of common stock for cash in connection with exercise of warrants — 1st qtr	—	—	—	—	4,000	4	7,716	—	—	—	—	7,720
Compensation expense on options and warrants issued to non-employees and directors — 1st qtr	—	—	—	—	—	—	1,410,498	—	—	—	—	1,410,498
Issuance of common stock in connection with exercise of warrants — 2nd qtr	—	—	—	—	51,828	52	(52)	—	—	—	—	—
Issuance of common stock for cash — 2nd qtr	—	—	—	—	7,200,000	7,200	56,810,234	—	—	—	—	56,817,434
Compensation expense on options and warrants issued to non-employees and directors — 2nd qtr	—	—	—	—	—	—	143,462	—	—	—	—	143,462
Issuance of common stock in connection with exercise of warrants — 3rd qtr	—	—	—	—	7,431	7	(7)	—	—	—	—	—
Issuance of common stock for cash in connection with exercise of stock options — 3rd qtr	—	—	—	—	110,000	110	189,890	—	—	—	—	190,000
Issuance of common stock for cash in connection with exercise of warrants — 3rd qtr	—	—	—	—	28,270	28	59,667	—	—	—	—	59,695
Compensation expense on options and warrants issued to non-employees and directors — 3rd qtr	—	—	—	—	—	—	229,133	—	—	—	—	229,133
Issuance of common stock in connection with exercise of warrants — 4th qtr	—	—	—	—	27,652	28	(28)	—	—	—	—	—
Compensation expense on options and warrants issued to non-employees, employees, and directors — 4th qtr	—	—	—	—	—	—	127,497	—	—	—	—	127,497
Purchase of treasury stock — 4th qtr	—	—	—	—	—	—	—	4,000,000	(25,974,000)	—	—	(25,974,000)
Comprehensive income:
Net loss	—	—	—	—	—	—	—	—	—	—	(21,474,469)	(21,474,469)
Other comprehensive income, foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	79,725	—	79,725
Other comprehensive income, net unrealized gain on available-for-sale investments	—	—	—	—	—	—	—	—	—	10,005	—	10,005

Comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	(21,384,739)

Balance, 12/31/04 (Predecessor)	—	$—	—	$—	34,194,899	$34,195	$109,935,174	4,000,000	$(25,974,000)	$464,110	$(55,474,054)	$28,985,425

The accompanying notes are an integral part of these consolidated financial statements.

											Accumulated
	Series A		Series B							Accumulated	Deficit	Total
	Preferred Stock		Preferred Stock		Common Stock		Additional	Treasury Stock		Other	During	Shareholders’
	Number of		Number of		Number of		Paid-In	Number of		Comprehensive	Development	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Income (Loss)	Stage	(Deficit)
Issuance of common stock for cash in connection with exercise of stock options — 1st qtr	—	$—	—	$—	25,000	$25	$74,975	—	$—	$—	$—	$75,000
Compensation expense on options and warrants issued to non-employees — 1st qtr	—	—	—	—	—	—	33,565	—	—	—	—	33,565
Conversion of warrants into common stock — 2nd qtr	—	—	—	—	27,785	28	(28)	—	—	—	—	—
Compensation expense on options and warrants issued to non-employees — 2nd qtr	—	—	—	—	—	—	(61,762)	—	—	—	—	(61,762)
Compensation expense on options and warrants issued to non-employees — 3rd qtr	—	—	—	—	—	—	(137,187)	—	—	—	—	(137,187)
Conversion of warrants into common stock — 3rd qtr	—	—	—	—	12,605	12	(12)	—	—	—	—	—
Compensation expense on options and warrants issued to non-employees — 4th qtr	—	—	—	—	—	—	18,844	—	—	—	—	18,844
Compensation expense on acceleration of options — 4th qtr	—	—	—	—	—	—	14,950	—	—	—	—	14,950
Compensation expense on restricted stock award issued to employee — 4th qtr	—	—	—	—	—	—	606	—	—	—	—	606
Conversion of predecessor company shares	—	—	—	—	94	—	—	—	—	—	—	—
Comprehensive loss:
Net loss	—	—	—	—	—	—	—	—	—	—	(35,777,584)	(35,777,584)
Other comprehensive loss, foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	(1,372,600)	—	(1,372,600)
Foreign exchange gain on substantial liquidation of foreign entity	—	—	—	—	—	—	—	—	—	133,851	—	133,851
Other comprehensive loss, net unrealized gain on available-for-sale investments	—	—	—	—	—	—	—	—	—	(10,005)	—	(10,005)

Comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	(37,026,338)

Balance, 12/31/05 (Predecessor)	—	$—	—	$—	34,260,383	$34,260	$109,879,125	4,000,000	$(25,974,000)	$(784,644)	$(91,251,638)	$(8,096,897)

The accompanying notes are an integral part of these consolidated financial statements.

											Accumulated
	Series A		Series B							Accumulated	Deficit		Total
	Preferred Stock		Preferred Stock		Common Stock		Additional	Treasury Stock		Other	During		Shareholders’
	Number of		Number of		Number of		Paid-In	Number of		Comprehensive	Development	Noncontrolling	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Income	Stage	Interest	(Deficit)
Compensation expense on options and warrants issued to non-employees — 1st qtr	—	$—	—	$—	—	$—	$42,810	—	$—	$—	$—	$—	$42,810
Compensation expense on option awards issued to employees and directors — 1st qtr	—	—	—	—	—	—	46,336	—	—	—	—	—	46,336
Compensation expense on restricted stock issued to employees — 1st qtr	—	—	—	—	128,750	129	23,368	—	—	—	—	—	23,497
Compensation expense on options and warrants issued to non-employees — 2nd qtr	—	—	—	—	—	—	96,177	—	—	—	—	—	96,177
Compensation expense on option awards issued to employees and directors — 2nd qtr	—	—	—	—	—	—	407,012	—	—	—	—	—	407,012
Compensation expense on restricted stock to employees — 2nd qtr	—	—	—	—	—	—	4,210	—	—	—	—	—	4,210
Cancellation of unvested restricted stock — 2nd qtr	—	—	—	—	(97,400)	(97)	97	—	—	—	—	—	—
Issuance of common stock for cash in connection with exercise of stock options — 2nd qtr	—	—	—	—	10,000	10	16,490	—	—	—	—	—	16,500
Compensation expense on options and warrants issued to non-employees — 3rd qtr	—	—	—	—	—	—	25,627	—	—	—	—	—	25,627
Compensation expense on option awards issued to employees and directors — 3rd qtr	—	—	—	—	—	—	389,458	—	—	—	—	—	389,458
Compensation expense on restricted stock to employees — 3rd qtr	—	—	—	—	—	—	3,605	—	—	—	—	—	3,605
Issuance of common stock for cash in connection with exercise of stock options — 3rd qtr	—	—	—	—	76,000	76	156,824	—	—	—	—	—	156,900
Acquisition of Agera	—	—	—	—	—	—	—	—	—	—	—	2,182,505	2,182,505
Compensation expense on options and warrants issued to non-employees — 4th qtr	—	—	—	—	—	—	34,772	—	—	—	—	—	34,772
Compensation expense on option awards issued to employees and directors — 4th qtr	—	—	—	—	—	—	390,547	—	—	—	—	—	390,547
Compensation expense on restricted stock to employees — 4th qtr	—	—	—	—	—	—	88	—	—	—	—	—	88
Cancellation of unvested restricted stock award — 4th qtr	—	—	—	—	(15,002)	(15)	15	—	—	—	—	—	—
Comprehensive loss:
Net loss	—	—	—	—	—	—	—	—	—	—	(35,821,406)	(78,132)	(35,899,538)
Other comprehensive gain, foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	657,182	—	—	657,182

Comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—	(35,242,356)

Balance 12/31/06 (Predecessor)	—	$—	—	$—	34,362,731	$34,363	$111,516,561	4,000,000	$(25,974,000)	$(127,462)	$(127,073,044)	$2,104,373	$(39,519,209)

The accompanying notes are an integral part of these consolidated financial statements.

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid-In Capital	Treasury Stock		Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit During Development Stage	Noncontrolling Interest	Total Shareholders’ Equity (Deficit)
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount		Number of Shares	Amount
Compensation expense on options and warrants issued to non-employees — 1st qtr	—	$—	—	$—	—	$—	$39,742	—	$—	$—	$—	$—	$39,742
Compensation expense on option awards issued to employees and directors — 1st qtr	—	—	—	—	—	—	448,067	—	—	—	—	—	448,067
Compensation expense on restricted stock issued to employees — 1st qtr	—	—	—	—	—	—	88	—	—	—	—	—	88
Issuance of common stock for cash in connection with exercise of stock options —1st qtr	—	—	—	—	15,000	15	23,085	—	—	—	—	—	23,100
Expense in connection with modification of employee stock options —1st qtr	—	—	—	—	—	—	1,178,483	—	—	—	—	—	1,178,483
Compensation expense on options and warrants issued to non-employees — 2nd qtr	—	—	—	—	—	—	39,981	—	—	—	—	—	39,981
Compensation expense on option awards issued to employees and directors — 2nd qtr	—	—	—	—	—	—	462,363	—	—	—	—	—	462,363
Compensation expense on restricted stock issued to employees — 2nd qtr	—	—	—	—	—	—	88	—	—	—	—	—	88
Compensation expense on option awards issued to employees and directors — 3rd qtr	—	—	—	—	—	—	478,795	—	—	—	—	—	478,795
Compensation expense on restricted stock issued to employees — 3rd qtr	—	—	—	—	—	—	88	—	—	—	—	—	88
Issuance of common stock upon exercise of warrants — 3rd qtr	—	—	—	—	492,613	493	893,811	—	—	—	—	—	894,304
Issuance of common stock for cash, net of offering costs — 3rd qtr	—	—	—	—	6,767,647	6,767	13,745,400	—	—	—	—	—	13,752,167
Issuance of common stock for cash in connection with exercise of stock options —3rd qtr	—	—	—	—	1,666	2	3,164	—	—	—	—	—	3,166
Compensation expense on option awards issued to employees and directors — 4thqtr	—	—	—	—	—	—	378,827	—	—	—	—	—	378,827
Compensation expense on restricted stock issued to employees — 4thqtr	—	—	—	—	—	—	88	—	—	—	—	—	88
Comprehensive loss:
Net loss	—	—	—	—	—	—	—	—	—	—	(35,573,114)	(246,347)	(35,819,461)
Other comprehensive gain, foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	846,388	—	—	846,388

Comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—	(34,973,073)

Balance 12/31/07 (Predecessor)	—	$—	—	$—	41,639,657	$41,640	$129,208,631	4,000,000	$(25,974,000)	$718,926	$(162,646,158)	$1,858,026	$(56,792,935)

The accompanying notes are an integral part of these consolidated financial statements.

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid-In Capital	Treasury Stock		Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit During Development Stage	Noncontrolling Interest	Total Shareholders’ Equity (Deficit)
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount		Number of Shares	Amount
Compensation expense on vested options related to non-employees — 1st qtr	—	$—	—	$—	—	$—	$44,849	—	$—	$—	$—	$—	$44,849
Compensation expense on option awards issued to employees and directors — 1st qtr	—	—	—	—	—	—	151,305	—	—	—	—	—	151,305
Expense in connection with modification of employee stock options — 1st qtr	—	—	—	—	—	—	1,262,815	—	—	—	—	—	1,262,815
Retirement of restricted stock	—	—	—	—	(165)	(1)	—	—	—	—	—	—	(1)
Compensation expense on vested options related to non-employees — 2nd qtr	—	—	—	—	—	—	62,697	—	—	—	—	—	62,697
Compensation expense on option awards issued to employees and directors —2nd qtr	—	—	—	—	—	—	193,754	—	—	—	—	—	193,754
Compensation expense on vested options related to non-employees — 3rd qtr	—	—	—	—	—	—	166,687	—	—	—	—	—	166,687
Compensation expense on option awards issued to employees and directors —3rd qtr	—	—	—	—	—	—	171,012	—	—	—	—	—	171,012
Compensation expense on vested options related to non-employees — 4th qtr	—	—	—	—	—	—	(86,719)	—	—	—	—	—	(86,719)
Compensation expense on option awards issued to employees and directors — 4th qtr	—	—	—	—	—	—	166,196	—	—	—	—	—	166,196
Comprehensive loss:
Net loss	—	—	—	—	—	—	—	—	—	—	(31,411,179)	(1,680,676)	(33,091,855)
Reclassification of foreign exchange gain on substantial liquidation of foreign entities	—	—	—	—	—	—	—	—	—	(2,152,569)	—	—	(2,152,569)
Other comprehensive gain, foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	1,433,643	—	—	1,433,643

Comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—	(33,810,781)

Balance 12/31/08 (Predecessor)	—	$—	—	$—	41,639,492	$41,639	$131,341,227	4,000,000	$(25,974,000)	$—	$(194,057,337)	$177,350	$(88,471,121)

The accompanying notes are an integral part of these consolidated financial statements.

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid-In Capital	Treasury Stock		Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit During Development Stage	Noncontrolling Interest	Total Equity (Deficit)
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount		Number of Shares	Amount
Compensation expense on vested options related to non-employees — 1st qtr	—	$—	—	$—	—	$—	$1,746	—	$—	$—	$—	$—	$1,746
Compensation expense on option awards issued to employees and directors — 1st qtr	—	—	—	—	—	—	138,798	—	—	—	—	—	138,798
Conversion of debt into common stock — 1st qtr 2009	—	—	—	—	37,564	38	343,962	—	—	—	—	—	344,000
Compensation expense on option awards issued to employees and directors—2nd qtr	—	—	—	—	—	—	112,616	—	—	—	—	—	112,616
Conversion of debt into common stock — 2nd qtr 2009	—	—	—	—	1,143,324	1,143	10,468,857	—	—	—	—	—	10,470,000
Compensation expense on option awards issued to employees and directors — 2 months ended 8/31/09	—	—	—	—	—	—	35,382	—	—	—	—	—	35,382
Balance of expense due to cancellation of options issued to employees and directors in bankruptcy—2 months ended 8/31/09	—	—	—	—	—	—	294,912	—	—	—	—	—	294,912
Comprehensive income:
Net income	—	—	—	—	—	—	—	—	—	—	65,721,531	205,632	65,927,163

Comprehensive income	—	—	—	—	—	—	—	—	—	—	—	—	65,927,163

Balance 8/31/09 (Predecessor)	—	—	—	—	42,820,380	$42,820	$142,737,500	4,000,000	$(25,974,000)	$—	$(128,335,806)	$382,982	$(11,146,504)
Cancellation of Predecessor common stock and fresh start adjustments	—	—	—	—	(42,820,380)	(42,820)	(150,426,331)	(4,000,000)	25,974,000	—	—	—	(124,495,151)
Elimination of Predecessor accumulated deficit and accumulated other comprehensive loss	—	—	—	—	—	—	—	—	—	—	128,335,806	—	128,335,806

Balance 9/1/09 (Predecessor)	—	—	—	—	—	—	(7,688,831)	—	—	—	—	382,982	(7,305,849)
Issuance of 11.4 million shares of common stock in connection with emergence from Chapter 11	—	—	—	—	11,400,000	11,400	5,460,600	—	—	—	—	—	5,472,000

Balance 9/1/09 (Successor)	—	—	—	—	11,400,000	11,400	(2,228,231)	—	—	—	—	382,982	(1,833,849)
Issuance of 2.7 million shares of common stock in connection with the exit financing	—	—	—	—	2,666,666	2,667	1,797,333	—	—	—	—	—	1,800,000
Issuance of common stock on Oct. 28, 2009	—	—	—	—	25,501	25	58,627	—	—	—	—	—	58,652
Compensation expense on shares issued to management	—	—	—	—	600,000	600	167,400	—	—	—	—	—	168,000
Compensation expense on option awards issued to directors	—	—	—	—	—	—	326,838	—	—	—	—	—	326,838
Compensation expense on option awards issued to non-employees	—	—	—	—	—	—	386,380	—	—	—	—	—	386,380
Comprehensive loss:
Net loss	—	—	—	—	—	—	—	—	—	—	(5,049,999)	15,493	(5,034,506)

Comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—	(5,034,506)

Balance 12/31/09 (Successor)	—	$—	—	$—	14,692,167	$14,692	$508,347	—	$—	$—	$(5,049,999)	$398,475	$(4,128,485)

The accompanying notes are an integral part of these consolidated financial statements.

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid-In Capital	Treasury Stock		Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit During Development Stage	Noncontrolling Interest	Total Equity (Deficit)
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount		Number of Shares	Amount
Issuance of 5.1 million shares of common stock in March 2010, net of issuance costs of $338,100	—	$—	—	$—	5,076,664	$5,077	$3,464,323	—	$—	$—	$—	$—	$3,469,400
Warrant fair value associated with common shares issued in March 2010	—	—	—	—	—	—	(2,890,711)	—	—	—	—	—	(2,890,711)
Compensation expense on shares issued to management — 1Q10	—	—	—	—	—	—	18,000	—	—	—	—	—	18,000
Compensation expense on option awards issued to directors/employees-1Q10	—	—	—	—	—	—	324,377	—	—	—	—	—	324,377
Compensation expense on option awards issued to non-employees-1Q10	—	—	—	—	—	—	18,391	—	—	—	—	—	18,391
Compensation expense on shares issued to management — 2Q10	—	—	—	—	—	—	18,000	—	—	—	—	—	18,000
Compensation expense on option awards issued to directors/employees-2Q10	—	—	—	—	—	—	222,011	—	—	—	—	—	222,011
Compensation expense on option awards issued to non-employees-2Q10	—	—	—	—	—	—	33,206	—	—	—	—	—	33,206
Compensation expense on shares issued to management — 3Q10	—	—	—	—	—	—	18,000	—	—	—	—	—	18,000
Compensation expense on option awards issued to directors/employees-3Q10	—	—	—	—	—	—	183,231	—	—	—	—	—	183,231
Compensation expense on option awards issued to non-employees-3Q10	—	—	—	—	—	—	7,724	—	—	—	—	—	7,724
Compensation expense on shares issued to management — 4Q10	—	—	—	—	—	—	18,000	—	—	—	—	—	18,000
Compensation expense on option awards issued to directors/employees-4Q10	—	—	—	—	—	—	104,094	—	—	—	—	—	104,094
Compensation expense on option awards issued to non-employees-4Q10	—	—	—	—	—	—	27,507	—	—	—	—	—	27,507
Preferred Stock Series A conversion	—	—	—	—	606,667	607	363,393	—	—	—	—	—	364,000
Comprehensive loss:
Net loss	—	—	—	—	—	—	—	—	—	—	(12,931,531)	51,898	(12,879,633)

Comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—	(12,879,633)

Balance 12/31/10 (Successor)	—	$—	—	$—	20,375,498	$20,376	$2,437,893	—	$—	$—	$(17,981,530)	$450,373	$(15,072,888)

The accompanying notes are an integral part of these consolidated financial statements.

	Series A Preferred Stock		Series B Preferred Stock		Common Stock			Additional Paid-In Capital	Treasury Stock		Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit During Development Stage	Noncontrolling Interest	Total Equity (Deficit)
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Subscription Receivable		Number of Shares	Amount
Compensation expense on shares issued to management — 1Q11	—	$—	—	$—	—	$—	$—	$18,000	—	$—	$—	$—	$—	$18,000
Compensation expense on option awards issued to directors/employees-1Q11	—	—	—	—	—	—	—	995,551	—	—	—	—	—	995,551
Compensation expense on option awards issued to non-employees-1Q11	—	—	—	—	—	—	—	38,203	—	—	—	—	—	38,203
Preferred Stock warrants exercised —1Q11	—	—	—	—	289,599	289	—	241,542	—	—	—	—	—	241,831
Preferred Stock Series A and B converted —1Q11	—	—	—	—	3,894,000	3,894	—	323,919	—	—	—	—	—	327,813
Compensation expense on shares issued to management — 2Q11	—	—	—	—	—	—	—	18,000	—	—	—	—	—	18,000
Compensation expense on option awards issued to directors/employees-2Q11	—	—	—	—	—	—	—	1,082,503	—	—	—	—	—	1,082,503
Compensation expense on option awards issued to non-employees-2Q11	—	—	—	—	—	—	—	250,473	—	—	—	—	—	250,473
Preferred Stock warrants exercised — 2Q11	—	—	—	—	7,230,103	7,230	—	6,065,727	—	—	—	—	—	6,072,957
Preferred Stock Series A, B and D converted — 2Q11	—	—	—	—	11,554,000	11,554	—	4,546,768	—	—	—	—	—	4,558,322
Issuance of 1.9 million shares of common stock and 0.2 warrants in June 2011, net of issuance costs of $0.1 million	—	—	—	—	1,908,889	1,909	—	1,578,651	—	—	—	—	—	1,580,560
Stock option exercise	—	—	—	—	246,141	246	—	(246)	—	—	—	—	—	—
Compensation expense on shares issued to management — 3Q11	—	—	—	—	—	—	—	12,000	—	—	—	—	—	12,000
Compensation expense on option awards issued to directors / employees / consultants-3Q11	—	—	—	—	—	—	—	225,235	—	—	—	—	—	225,235
Preferred Stock warrants exercised — 3Q11	—	—	—	—	890,564	891	—	944,485	—	—	—	—	—	945,376
Preferred Stock Series A, B and D converted — 3Q11	—	—	—	—	7,480,000	7,480	—	3,546,584	—	—	—	—	—	3,554,064
Issuance of 41.4 million shares of common stock and 15.7 warrants in August 2011, net of issuance costs of $1.6 million	—	—	—	—	41,409,461	41,409	(2,038,733)	21,096,029	—	—	—	—	—	19,098,705
Comprehensive loss:
Net loss	—	—	—	—	—	—	—	—	—	—	—	(20,293,605)	40,743	(20,252,862)

Comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(20,252,862)

Balance 9/30/11 (Successor)	—	$—	—	$—	95,278,255	$95,278	$(2,038,733)	$43,421,317	—	$—	$—	$(38,275,135)	$491,116	$3,693,843

The accompanying notes are an integral part of these consolidated financial statements.

Fibrocell Science, Inc.

(A Development Stage Company)

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Successor	Successor	Successor	Predecessor
	For the nine months ended September 30, 2011	For the nine months ended September 30, 2010	Cumulative period from September 1, 2009 (date of inception) to September 30, 2011	Cumulative period from December 31, 1995 (date of inception) to August 31, 2009
Cash flows from operating activities:
Net loss attributable to Fibrocell Science, Inc. common shareholders	$(20,293,605)	$(8,281,245)	$(38,275,135)	$(115,322,121)
Adjustments to reconcile net loss to net cash used in operating activities:
Reorganization items, net	—	—	72,477	(74,648,976)
Expense related to equity awards and issuance of stock	2,639,965	842,940	4,513,724	10,608,999
Warrant income	(814,676)	(1,560,757)	(30,360)	—
Derivative revaluation expense	5,865,710	—	5,865,710	—
Uncompensated contribution of services	—	—	—	755,556
Depreciation and amortization	75,702	5,612	83,787	9,091,990
Provision for doubtful accounts	(14,766)	(12,839)	(69,203)	337,810
Provision for excessive and/or obsolete inventory	(23,654)	(51,165)	(72,356)	259,427
Amortization of debt issue costs	—	—	—	4,107,067
Amortization of debt discounts on investments	—	—	—	(508,983)
Loss on disposal or impairment of property and equipment	—	—	—	17,668,477
Foreign exchange gain on substantial liquidation of foreign entity	(3,110)	(3,031)	(10,796)	(2,256,408)
Net (loss) income attributable to noncontrolling interest	40,743	37,247	108,134	(1,799,523)
Change in operating assets and liabilities, excluding effects of acquisition:
Decrease (increase) in accounts receivable	10,239	3,783	81,469	(91,496)
Decrease (increase) in other receivables	3,981	(105)	4,688	218,978
Decrease (increase) in inventory	(33,339)	69,086	25,043	(455,282)
Decrease (increase) in prepaid expenses	(816,928)	(37,812)	(1,019,034)	34,341
Decrease in other assets	—	—	4,120	71,000
Increase (decrease) in accounts payable	(45,910)	828,353	912,814	57,648
Increase in accrued expenses, liabilities subject to compromise and other liabilities	1,118,057	1,228,707	1,948,403	3,311,552
Increase (decrease) in deferred revenue	12,500	—	12,500	(50,096)

Net cash used in operating activities	(12,279,091)	(6,931,226)	(25,844,015)	(148,610,040)

Cash flows from investing activities:
Acquisition of Agera, net of cash acquired	—	—	—	(2,016,520)
Purchase of property and equipment	(786,441)	(29,675)	(816,115)	(25,515,170)
Proceeds from the sale of property and equipment, net of selling costs	—	—	—	6,542,434
Purchase of investments	—	—	—	(152,998,313)
Proceeds from sales and maturities of investments	—	—	—	153,507,000

Net cash used in investing activities	(786,441)	(29,675)	(816,115)	(20,480,569)

Cash flows from financing activities:
Proceeds from convertible debt	—	—	—	91,450,000
Offering costs associated with the issuance of convertible debt	—	—	—	(3,746,193)
Proceeds from notes payable to shareholders, net	—	—	—	135,667
Proceeds from the issuance of redeemable preferred stock series A, net	—	—	2,870,000	12,931,800
Proceeds from the issuance of redeemable preferred stock series B, net	193,200	2,388,168	4,212,770	—
Deposit received for issuance of shares in October 2010	—	130,000	—	—
Proceeds from the issuance of redeemable preferred stock series D, net	5,642,780	—	7,152,180	—
Proceeds from the exercise of warrants	2,418,646	—	2,418,646	—
Proceeds from the issuance of common stock, net	20,679,265	3,469,400	25,948,665	93,753,857
Costs associated with secured loan and debtor-in-possession loan	—	—	—	(360,872)
Proceeds from secured loan	—	—	—	500,471
Proceeds from debtor-in-possession loan	—	—	—	2,750,000
Payments on insurance loan	(56,911)	(47,795)	(142,485)	(79,319)
Principal payments on 12.5% note payable	(1,283,321)	—	(1,283,321)	—
Cash dividends paid on preferred stock	(559,229)	(139,750)	(698,979)	(1,087,200)
Cash paid for fractional shares of preferred stock	—	—	—	(38,108)
Merger and acquisition expenses	—	—	—	(48,547)
Repurchase of common stock	—	—	—	(26,024,280)

Net cash provided by financing activities	27,034,430	5,800,023	40,477,476	170,137,276

Effect of exchange rate changes on cash balances	3,756	3,473	12,770	(36,391)
Net increase (decrease) in cash and cash equivalents	13,972,654	(1,157,405)	13,830,116	1,010,276

	Successor	Successor	Successor	Predecessor
	For the nine months ended September 30, 2011	For the nine months ended September 30, 2010	Cumulative period from September 1, 2009 (date of inception) to September 30, 2011	Cumulative period from December 31, 1995 (date of inception) to August 31, 2009
Cash and cash equivalents, beginning of period	867,738	1,362,488	1,010,276	—

Cash and cash equivalents, end of period	$14,840,392	$205,083	$14,840,392	$1,010,276

Supplemental disclosures of cash flow information:
Successor/Predecessor cash paid for interest	$435,096	$—	$435,096	$12,715,283

Successor cash paid for dividends	559,229	139,750	698,979	—

Non-cash investing and financing activities:
Predecessor deemed dividend associated with beneficial conversion of preferred stock	$—	$—	$—	$11,423,824

Predecessor preferred stock dividend	—	—	—	1,589,861

Successor accrued preferred stock dividend	431,679	85,183	431,679	—

Predecessor uncompensated contribution of services	—	—	—	755,556

Predecessor common stock issued for intangible assets	—	—	—	540,000

Predecessor common stock issued in connection with conversion of debt	—	—	—	10,814,000

Predecessor equipment acquired through capital lease	—	—	—	167,154

Successor/Predecessor financing of insurance premiums	—	—	178,582	87,623

Successor issuance of notes payable	—	—	—	6,000,060

Successor common stock issued in connection with reorganization	—	—	—	5,472,000

Successor intangible assets	—	—	—	6,340,656

Successor deferred tax liability in connection with fresh-start	—	—	—	2,500,000

Elimination of Predecessor common stock and fresh-start adjustment	—	—	—	14,780,320

Successor subscription receivable	2,038,733	792,000	2,038,733	—

Successor accrued warrant liability	4,994,307	5,579,319	12,381,509	—

Successor conversion of preferred stock Series A balance into common stock	1,202,989	—	1,202,989	—

Successor conversion of preferred stock derivative balance into common stock	7,237,210	—	7,601,210	—

Successor exercise of warrants	4,841,519	—	4,841,519	—

Successor accrued derivative liability	308,060	—	2,428,420	—

The accompanying notes are an integral part of these consolidated financial statements.

Fibrocell Science, Inc.

(A Development Stage Company)

Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 1 — Business and Organization

Fibrocell Science, Inc. (“Fibrocell” or the “Company” or the “Successor”) is the parent company of Fibrocell Technologies (“Fibrocell Tech”) and Agera Laboratories, Inc., a Delaware corporation (“Agera”). Fibrocell Technologies is the parent company of Isolagen Europe Limited, a company organized under the laws of the United Kingdom (“Isolagen Europe”), Isolagen Australia Pty Limited, a company organized under the laws of Australia (“Isolagen Australia”), and Isolagen International, S.A., a company organized under the laws of Switzerland (“Isolagen Switzerland”).

The Company is an aesthetic and therapeutic development stage biotechnology company focused on developing novel skin and tissue rejuvenation products. The Company’s clinical development product candidates are designed to improve the appearance of skin injured by the effects of aging, sun exposure, acne and burns with a patient’s own, or autologous, fibroblast cells produced in the Company’s proprietary Fibrocell Process. The Company’s lead product, LAVIV™ (LAVIV), is the first and only personalized aesthetic cell therapy approved by the FDA for the improvement of the appearance of moderate to severe nasolabial fold wrinkles in adults. The Company also markets an advanced skin care line with broad application in core target markets through its consolidated subsidiary, Agera. The Company owns 57% of the outstanding shares of Agera.

Note 2 — Development-Stage Risks and Liquidity

The Company has been primarily engaged in developing its initial product technology, and the Successor has incurred losses since inception and has a deficit accumulated during the development stage of $38,275,135 as of September 30, 2011. The Company anticipates incurring additional losses until such time, that it can generate significant sales of recently approved FDA product, LAVIV. As of September 30, 2011, the Company received $19.1 million, net of fees, with $2.0 million subscription receivable outstanding related to the August 2011 private placement. Subsequent to September 30, 2011, the Company has received an additional amount of $1.5 million, leaving a balance of $0.5 million due.

As a result of the conditions discussed above, and in accordance with U.S. generally accepted accounting principles (“GAAP”), there exists doubt about the Company’s ability to continue as a going concern, and its ability to continue as a going concern is contingent, among other things, upon its ability to secure additional adequate financing or capital in the future.

Note 3 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with GAAP for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnote disclosures required by GAAP for complete consolidated financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission (“SEC”). The results of the Company’s operations for any interim period are not necessarily indicative of the results of operations for any other interim period or full year.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and notes. In addition, management’s assessment of the Successor Company’s ability to continue as a going concern involves the estimation of the amount and timing of future cash inflows and outflows. Actual results may differ materially from those estimates.

Inventory

Inventories are determined at the lower of cost or market value with cost determined under specific identification and on the first-in-first-out method. Inventories consist of raw materials and finished goods. We began capitalizing raw material inventory in August 2011 in preparation for our LAVIV product launch. Costs incurred prior to August 2011 have been recorded as research and development expense in our statement of operations.

Income (loss) per share data

Basic income (loss) per share is calculated based on the weighted average common shares outstanding during the period. Diluted income per share (“Diluted EPS’) also gives effect to the dilutive effect of stock options, warrants, restricted stock and convertible preferred stock calculated based on the treasury stock method. The following table presents computations of net income (loss) per share.

	For the three months ended September 30,		For the nine months ended September 30,
	2011	2010	2011	2010
Numerator for basic and diluted net income (loss) per share-net income (loss) attributable to common shareholders	$6,916,857	$(1,821,905)	$(20,293,605)	$(8,281,245)

Denominator for basic net income (loss) per share-net income (loss) attributable to common shareholders	69,863,597	19,557,842	51,219,473	18,291,301

Effect of dilutive securities:
Convertible preferred stock	7,682,000	—	—	—
Warrants	6,126,194	—	—	—

Diluted potential common shares	13,808,194	—	—	—
Denominator for diluted net income (loss) per share-net income (loss) attributable to common shareholders	83,671,791	19,557,842	51,219,473	18,291,301

Basic net income (loss) attributable to common shareholders per common share	$0.10	$(0.09))	$(0.40)	$(0.45)

Diluted net income (loss) attributable to common shareholders per common share	$0.08	$(0.09))	$(0.40)	$(0.45)

The following potentially dilutive securities have been excluded from the computations of diluted weighted-average shares outstanding as of September 30, 2011 and 2010, as they would be anti-dilutive:

	For the three months ended September 30,		For the nine months ended September 30,
	2011	2010	2011	2010
Shares of convertible preferred stock	—	9,058,333	7,682,000	9,058,333
Shares underlying options outstanding	13,655,000	5,677,000	13,655,000	5,677,000
Shares underlying warrants outstanding	14,646,021	18,218,146	49,135,602	18,218,146
Unvested restricted stock	—	150,000	—	150,000

Recent Accounting Pronouncements

In September 2011, the FASB issued Accounting Standards Update (“ASU”) 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income (“ASU 2011-05”), which amends current comprehensive income guidance. This accounting update eliminates the option to present the components of other comprehensive income as part of the statement of shareholders’ equity. Instead, the Company must report comprehensive income in either a single continuous statement of comprehensive income which contains two sections, net income and other comprehensive income, or in two separate but consecutive statements. ASU 2011-05 will be effective for public companies during the interim and annual periods beginning after December 15, 2011 with early adoption permitted. The adoption of ASU 2011-05 will not have an impact on the Company’s consolidated financial statements as it only requires a change in the format of the current presentation.

Note 4 — Inventory

Inventories consist of the following:

	September 30, 2011	December 31, 2010
Raw materials	$165,159	$129,863
Finished goods	150,772	129,076

Total	$315,931	$258,939

Note 5 — Fair Value Measurements

The Company adopted the accounting guidance on fair value measurements for financial assets and liabilities measured on a recurring basis. The guidance requires fair value measurements be classified and disclosed in one of the following three categories:

•	Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

•	Level 2: Quoted prices in markets that are not active or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

•	Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported by little or no market activity).

The following fair value hierarchy table presents information about each major category of the Company’s financial assets and liability measured at fair value on a recurring basis as of September 30, 2011 and December 31, 2010:

	Fair value measurement using
	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total
Balance at September 30, 2011
Assets
Cash and cash equivalents	$14,840,392	$—	$—	$14,840,392

Liabilities
Warrant liability	$—	$—	$7,509,630	$7,509,630
Derivative liability	—	—	1,056,920	1,056,920

Total	$—	$—	$8,566,550	$8,566,550

	Fair value measurement using
	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total
Balance at December 31, 2010
Assets
Cash and cash equivalents	$867,738	$—	$—	$867,738

Liabilities
Warrant liability	$—	$—	$8,171,518	$8,171,518
Derivative liability	—	—	2,120,360	2,120,360

Total	$—	$—	$10,291,878	$10,291,878

The reconciliation of warrant liability measured at fair value on a recurring basis using unobservable inputs (Level 3) is as follows:

Warrant Liability
Balance at December 31, 2010	$8,171,518
Issuance of additional warrants	4,994,307
Exercise of warrants	(4,841,519)
Change in fair value of warrant liability	(814,676)

Balance at September 30, 2011	$7,509,630

The fair value of the warrant liability is based on Level 3 inputs. For this liability, the Company developed its own assumptions that do not have observable inputs or available market data to support the fair value. See note 9 for further discussion of the warrant liability.

The reconciliation of derivative liability measured at fair value on a recurring basis using unobservable inputs (Level 3) is as follows:

Derivative Liability
Balance at December 31, 2010	$2,120,360
Issuance of additional preferred stock and other	308,060
Conversion of preferred stock	(7,237,210)
Change in fair value of derivative liability	5,865,710

Balance at September 30, 2011	$1,056,920

The fair value of the derivative liability is based on Level 3 inputs. For this liability, the Company developed its own assumptions that do not have observable inputs or available market data to support the fair value. See note 8 for further discussion of the derivative liability.

Note 6 — Accrued Expenses

Accrued expenses consist of the following:

	September 30, 2011	December 31, 2010
Accrued professional fees	$622,517	$413,384
Accrued compensation	73,996	7,076
Dividend on preferred stock payable	63,867	191,417
License fee	584,000	—
Accrued other	103,595	177,605

Total	$1,447,975	$789,482

Note 7 — Debt

Since the Company consummated a single offering of at least $10 million in August 2011, certain note holders were entitled to a mandatory redemption of the outstanding principal plus any interest payable in cash within three business days of the consummation. Approximately 21% of the original note of $6.0 million had a mandatory redemption requirement. Approximately $1.7 million including interest was paid in the third quarter after consummation of the offering. The remaining note holders signed amendments to their notes raising the mandatory redemption for a single offering or a series of offerings within a six-month period from $10 million to $30 million. The promissory note is due June 2012.

Total debt is comprised of the following:

	September 30, 2011	December 31, 2010
Current debt	$6,394,532	$56,911
Total current debt	6,394,532	56,911
Long-term debt	—	7,290,881

Total debt	$6,394,532	$7,347,792

Note 8-Equity

Common Stock Private Placements

On August 3, 2011, the Company entered into agreements with certain accredited investors, pursuant to which the Company agreed to sell to the purchasers an aggregate of 41,409,461 shares of Company common stock at a purchase price of $0.55 per share in a private placement. Each purchaser also received a warrant to purchase 0.35 shares of common stock for every share of common stock acquired in the offering with an exercise price of $0.75 per share and a term of 5 years from issuance. The warrants are callable by the Company if the common stock trades over $1.75 for 20 consecutive trading days at any time after the shares underlying the warrants are registered or eligible for resale pursuant to Rule 144. The aggregate purchase price paid by the purchasers at closing for the common stock and the warrants was $22.8 million. As of September 30, 2011, there was a subscription receivable of $2.0 million of which $1.5 million was received subsequent to September 30, 2011. The placement agents for the transaction received cash compensation of $1.6 million and warrants to purchase 1,252,761 shares of Company common stock at an exercise price of $0.5454 and fair value of $440,330. Issuance costs of $1.6 million were netted against the gross proceeds.

On June 16, 2011, the Company completed a private placement, pursuant to which it sold an aggregate of 1,908,889 shares of Company common stock to eight accredited investors for an aggregate purchase price of $1,718,000. The placement agent for the transaction received cash compensation of $137,440 and warrants to purchase 152,711 shares of Company common stock at an exercise price of $0.90 per share.

Redeemable Preferred stock

On May 24, 2011, the Company sent a mandatory conversion notice to the holders of its outstanding Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (collectively, the “Preferred Stock”). Pursuant to the notice, each holder of Preferred Stock was notified that since the volume weighted average price of the Company’s common stock had exceeded 200% of the then effective conversion price of the Preferred Stock for twenty consecutive trading days; the Company was permitted to force the conversion of the Preferred Stock into Company common stock. The conversion was effective on July 7, 2011; provided that holders of Preferred Stock had the right to voluntarily convert their shares of Preferred Stock prior to such date.

The Company records accrued dividends at a rate of 6% per annum on the Series A, Series B and Series D Preferred. As of September 30, 2011, $63,867 was accrued for dividends payable. The Company paid cash of $254,846 and $559,229 during the three and nine months ended September 30, 2011, respectively.

Preferred Stock Series D

On January 21 and 28, February 9 and March 1, 2011, the Company completed a private placement of securities of Series D Preferred and warrants. Each of the foregoing securities are subject to the “down-round” protection and if at any time while the Series D Preferred or warrants are outstanding, the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any common stock or common stock equivalents at an effective price per share that is lower than the then conversion price of the Series D Preferred (“Conversion Price”) or the exercise price of the warrants, then the conversion price and exercise price will be reduced to equal the lower price. The preferred stock has been classified by the Company within the mezzanine section between liabilities and equity in its consolidated balance sheets in accordance with Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) because any holder of Series D Preferred may require the Company to redeem all of its Series D Preferred in the event of a triggering event which is outside of the control of the Company.

Conversion option of Redeemable Preferred stock

The embedded conversion option for the Series A Preferred, Series B Preferred and Series D Preferred has been recorded as a derivative liability under ASC 815, Derivatives and Hedging, (“ASC 815”) in the consolidated balance sheet as of September 30, 2011 and December 31, 2010. As of September 30, 2011 the derivative liability was re-measured resulting in income of $2,316,428 for the three months ended September 30, 2011 and expense of $5,865,710 for the nine months ended September 30, 2011 in our statement of operations. The fair value of the derivative liability is determined using the Black-Scholes option-pricing model and is affected by changes in inputs to that model including our stock price, expected stock price volatility, the contractual term, and the risk-free interest rate. The Company will continue to classify the fair value of the embedded conversion option as a liability and re-measure on the Company’s reporting dates until the preferred stock is converted into common stock.

The fair market value of the derivative liability was computed using the Black-Scholes option-pricing model with the following weighted average assumptions as of the dates indicated:

	September 30, 2011	December 31, 2010
Expected life (years)	1.4 years	1.6 years
Interest rate	0.3%	1.3%
Dividend yield	—	—
Volatility	61%	63%

Note 9 — Warrants

We account for stock warrants as either equity instruments or derivative liabilities depending on the specific terms of the warrant agreement. Stock warrants are accounted for as a derivative in accordance with ASC 815 if the stock warrants contain “down-round protection” and therefore, do not meet the scope exception for treatment as a derivative. Since “down-round protection” is not an input into the calculation of the fair value of the warrants, the warrants cannot be considered indexed to the Company’s own stock which is a requirement for the scope exception as outlined under ASC 815. The fair value of the warrants is determined using the Black-Scholes option pricing model and is affected by changes in inputs to that model including our stock price, expected stock price volatility, the contractual term, and the risk-free interest rate. The Company will continue to classify the fair value of the warrants as a liability until the warrants are exercised, expire or are amended in a way that would no longer require these warrants to be classified as a liability.

The following table summarizes outstanding warrants to purchase Common Stock as of September 30, 2011:

	Number of Warrants	Exercise Price	Expiration Dates	Warrant liability Balance as of September 30, 2011
Liability-classified warrants
Issued in Series A Preferred Stock offering	3,256,492	$0.50	Oct. 2014	$645,762
Issued in March 2010 offering	4,917,602	0.50	Mar. 2015	1,031,574
Issued in Series B Preferred Stock offering	9,616,086	0.50	Jul.-Nov. 2015	2,146,514
Issued in Series D Preferred Stock offering	15,446,640	0.50	Dec. 2015-Mar. 2016	3,685,780

	33,236,820			$7,509,630

Equity-classified warrants
Issued in June 2011 equity financing	152,711	$0.90	June 2016
Issued to placement agents in August 2011 equity financing	1,252,761	0.5454	August 2016
Issued in August 2011 equity financing	14,493,310	0.75	August 2016

	15,898,782

Total	49,135,602

There were 890,564 and 4,837,291 warrants exercised for the three and nine months ended September 30, 2011 which resulted in receipts of $445,282 and $2,418,646, respectively, and the issuance of 890,564 and 4,837,291 shares of common stock. In addition, there were no cashless warrants and 6,387,235 cashless warrants exercised for the three and nine months ended September 30, 2011, respectively, which resulted in the issuance of zero and 3,572,971 shares of common stock for the three and nine months ended September 30, 2011, respectively.

Liability-classified Warrants

Series D Preferred Stock Warrants and Placement Agent Warrants

In connection with the Series D Convertible Preferred Stock transaction, the Company issued 12,268,000 warrants at an exercise price of $0.50 per share and 981,440 placement agent warrants at an exercise price of $0.50 per share during the first quarter of 2011. The warrants are liability classified since they have “down-round” price protection and they are re-measured on the Company’s reporting dates. The weighted average fair market value of the warrants, at the date of issuance, granted to the accredited investors and placement agents, based on the Black-Scholes option-pricing model, is estimated to be $0.45 per warrant.

The fair market value of the liability-classified warrants was computed using the Black-Scholes option-pricing model with the following key weighted average assumptions as of the dates indicated:

	September 30, 2011	December 31, 2010
Expected life (years)	4.3 years	4.7 years
Interest rate	0.7%	1.8%
Dividend yield	—	—
Volatility	61%	63%

All liability-classified warrants have an exercise price of $0.50 per share as a result of the December 2010 Series D Preferred Stock financing transaction.

Equity-classified Warrants

In connection with the private placement transaction on August 3, 2011, the Company issued warrants to purchase 14,493,310 shares of the Company common stock to certain accredited investors with an exercise price of $0.75 per share and a term of 5 years from issuance. The warrants are callable by the Company if the common stock trades over $1.75 for 20 consecutive trading days. The placement agents for the transaction received warrants to purchase 1,252,761 shares of Company common stock at an exercise price of $0.5454. The Company determined the average fair value of the warrants as of the date of the grant was $0.31 per share utilizing the Black-Scholes option pricing model. In estimating the fair value of the warrants, the Company utilized the following inputs: closing price per share of common stock of $0.63, volatility of 61.4%, expected term of 5 years, risk-free interest rate of 1.25% and dividend yield of zero.

On June 16, 2011, the Company completed a private placement and issued warrants to the placement agents in the private placement to purchase 152,711 shares of Company common stock at an exercise price of $0.90 per share. The Company determined the fair value of the warrants as of the date of the grant was $0.62 per share utilizing the Black-Scholes option pricing model. In estimating the fair value of the warrants, the Company utilized the following inputs: closing price per share of common stock of $1.08, volatility of 61.6%, expected term of 5 years, risk-free interest rate of 1.52% and dividend yield of zero.

Note 10 — Stock-based Compensation

Total stock-based compensation expense recognized using the straight-line attribution method in the consolidated statement of operations is as follows:

	Three months ended
	September 30, 2011	September 30, 2010
Stock option compensation expense for employees and directors	$225,235	$183,231
Restricted stock expense	12,000	18,000
Equity awards for nonemployees issued for services	—	7,724

Total stock-based compensation expense	$237,235	$208,955

	Nine months ended
	September 30, 2011	September 30, 2010
Stock option compensation expense for employees and directors	$2,303,289	$729,619
Restricted stock expense	48,000	54,000
Equity awards for nonemployees issued for services	288,676	59,321

Total stock-based compensation expense	$2,639,965	$842,940

	Number of shares	Weighted- average exercise price	Weighted- average remaining contractual term (in years)	Aggregate intrinsic value
Outstanding at December 31, 2010	5,677,000	$0.86	7.46	$—
Granted	9,598,000	$0.72
Exercised	(600,000)	$0.75
Forfeited	(1,020,000)	$0.77

Outstanding at September 30, 2011	13,655,000	$0.77	8.59	$600

Exercisable at September 30, 2011	8,390,642	$0.79	8.19	$—

The total fair value of shares vested during the nine months ended September 30, 2011 was $3.8 million. As of September 30, 2011, there was $1.9 million of total unrecognized compensation cost, related to non-vested stock options which vest over time. That cost is expected to be recognized over a weighted-average period of 1.6 years. As of September 30, 2011, there was approximately $0.1 million of total unrecognized compensation expense related to performance-based, non-vested employee and consultant stock options. That cost will be recognized when the performance criteria within the respective performance-based option grants become probable of achievement.

During the three months ended September 30, 2011 and 2010, the weighted average fair market value using the Black-Scholes option-pricing model of the options granted was $0.36 and $0.34, respectively. The fair market value of the options was computed using the Black-Scholes option-pricing model with the following key weighted average assumptions for the three months ended as of the dates indicated:

	September 30, 2011	September 30, 2010
Expected life (years)	6.0 years	4.9 years
Interest rate	2.4%	1.5%
Dividend yield	—	—
Volatility	61%	63%

There were 600,000 cashless stock options exercised during the year ended September 30, 2011, which resulted in the issuance of 246,141 shares of common stock.

Note 11 — Segment Information and Geographical information

The Company has two reportable segments: Fibrocell Therapy and Agera. The Fibrocell Therapy segment specializes in the development and commercialization of autologous cellular therapies for soft tissue regeneration. The Agera segment maintains proprietary rights to a scientifically-based advanced line of skincare products. There is no intersegment revenue. The following table provides operating financial information for the continuing operations of the Company’s two reportable segments:

Three Months Ended September 30, 2011

	Segment
	Fibrocell Therapy	Agera	Consolidated
Total operating revenue	$—	$159,400	$159,400
Depreciation and amortization expense	63,112	—	63,112
Segment income (loss) from continuing operations	$6,959,721	$(37,809)	$6,921,912

Nine Months Ended September 30, 2011

	Segment
	Fibrocell Therapy	Agera	Consolidated
Total operating revenue	$—	$621,310	$621,310
Depreciation and amortization expense	75,702	—	75,702
Segment income (loss) from continuing operations	$(20,245,651)	$21,852	$(20,223,799)

Three Months Ended September 30, 2010

	Segment
	Fibrocell Therapy	Agera	Consolidated
Total operating revenue	$—	$243,677	$243,677
Depreciation and amortization expense	2,472	—	2,472
Segment income (loss) from continuing operations	$(1,816,681)	$24,210	$(1,792,471)

Nine Months Ended September 30, 2010

	Segment
	Fibrocell Therapy	Agera	Consolidated
Total operating revenue	$—	$716,809	$716,809
Depreciation and amortization expense	5,612	—	5,612
Segment income (loss) from continuing operations	$(8,219,599)	$13,722	$(8,205,877)

Geographical information concerning the Company’s revenue is as follows:

	Revenue
	Three months ended September 30, 2011	Three months ended September 30, 2010
United States	$47,454	$54,367
United Kingdom	123,786	181,931
Other	(11,840)	7,379

Total	$159,400	$243,677

	Revenue
	Nine months ended September 30, 2011	Nine months ended September 30, 2010
United States.	$142,926	$176,215
United Kingdom	389,359	472,721
Other	89,025	67,873

Total	$621,310	$716,809

During the three months ended September 30, 2011, revenue from one foreign customer and one domestic customer represented 78% and 20% of consolidated revenue, respectively. During the three months ended September 30, 2010, revenue from one foreign customer and one domestic customer represented 75% and 15% of consolidated revenue, respectively.

During the nine months ended September 30, 2011, revenue from one foreign customer and one domestic customer represented 63% and 16% of consolidated revenue, respectively. During the nine months ended September 30, 2010, revenue from one foreign customer and one domestic customer represented 73% and 17% of consolidated revenue, respectively.

As of September 30, 2011 and December 31, 2010, one foreign customer represented 66% and 88%, respectively, of accounts receivable, net.

	Segment
Segment assets:	Fibrocell Therapy	Agera	Consolidated
September 30, 2011	$23,261,939	$574,079	$23,836,018
December 31, 2010	7,681,502	596,643	8,278,145

Note 12 — Subsequent Events

The Company announced on October 3, 2011, that it has begun the launch of LAVIV in major metropolitan areas throughout the U.S. LAVIV was recently named a 2011 Allure Best of Beauty Award winner in the magazine’s annual cover story (October 2011 issue).

Subsequent to September 30, 2011, the Company received an additional $1.5 million, leaving a balance of $0.5 million due from the August private placement.

Fibrocell Science, Inc.

(A Development Stage Company)

Index to Consolidated Financial Statements

PAGE

Report of Independent Registered Public Accounting Firm	F-31

Consolidated Balance Sheets as of December 31, 2010 and 2009	F-32

Consolidated Statements of Operations for the year ended December  31, 2010 (Successor Company), four months ended December 31, 2009 (Successor Company), from inception (September 1, 2009) to December 31, 2010 (Successor Company), eight months ended August  31, 2009 (Predecessor Company) and from inception to August 31, 2009 (Predecessor Company)

F-33

Consolidated Statements of Shareholders’ Deficit and Comprehensive Income (Loss) From Inception (December 28, 1995) to August 31, 2009 (Predecessor Company) and four months ended December 31, 2009 (Successor Company) and year ended December 31, 2010 (Successor Company)

F-34

Consolidated Statements of Cash Flows for the year ended December  31, 2010 (Successor Company), four months ended December 31, 2009 (Successor Company), cumulative period from inception (September 1, 2009) to December 31, 2010 (Successor Company), eight months ended August  31, 2009 (Predecessor Company) and cumulative period from inception (December 28, 1995) to August 31, 2009 (Predecessor Company)

F-46

Notes to Consolidated Financial Statements	F-48

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Fibrocell Science, Inc. (a development stage company) Exton, Pennsylvania

We have audited the accompanying consolidated balance sheets of Fibrocell Science, Inc. (in the development stage) as of December 31, 2010 and 2009 and the related consolidated statements of operations, shareholders’ equity (deficit) and comprehensive loss, and cash flows for the year ended December 31, 2010 (“Successor”), for the period from January 1 to August 31, 2009 (“Predecessor — as described in Note 1 of the notes to the consolidated financial statements”) and for the period from the Successor’s inception of operations (September 1, 2009) through December 31, 2009. We have also audited the statements of shareholders’ equity (deficit) for the period from December 28, 1995 (Predecessor’s inception) to December 31, 2008. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Fibrocell Science, Inc. at December 31, 2010 and 2009, and the results of its operations and its cash flows for the year ended December 31, 2010 (“Successor”), for the period from January 1 to August 31, 2009 (“Predecessor”) and for the period from the Successor’s inception of operations (September 1, 2009) through December 31, 2009 and the statements of shareholders’ equity (deficit) for the period from December 28, 1995 (Predecessor’s inception) to August 31, 2009 and for the period from the Successor’s inception of operations (September 1, 2009) through December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations, has a net capital deficit, and has limited cash resources that raise substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO USA, LLP

Houston, Texas

March 30, 2011

Fibrocell Science, Inc.

(A Development Stage Company)

Consolidated Balance Sheets

	December 31, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$867,738	$1,362,488
Accounts receivable, net	229,891	269,759
Inventory, net	258,939	226,032
Prepaid expenses and other current assets	559,082	525,024

Total current assets	1,915,650	2,383,303
Property and equipment, net of accumulated depreciation of $8,085 and $0, respectively	21,589	—
Other assets	250	250
Intangible assets	6,340,656	6,340,656

Total assets	$8,278,145	$8,724,209

Liabilities, Redeemable Preferred Stock, Shareholders’ Deficit and Noncontrolling Interest
Current liabilities:
Current debt	$56,911	$47,795
Accounts payable	1,096,125	245,023
Accrued expenses	789,482	544,260

Total current liabilities	1,942,518	837,078
Long-term debt	7,290,881	6,000,060
Deferred tax liability	2,500,000	2,500,000
Warrant liability	8,171,518	635,276
Derivative liability	2,120,360	—
Other long-term liabilities	255,606	369,210

Total liabilities	22,280,883	10,341,624

Commitments and contingencies
Preferred stock series A, $0.001 par value; 9,000 shares authorized; 3,250 shares issued and 2,886 shares outstanding	1,280,150	2,511,070
Preferred stock series B, $0.001 par value; 9,000 shares authorized; 4,640 shares issued and outstanding	—	—
Preferred stock series B, $0.001 par value; subscription receivable	(210,000)	—
Preferred stock series D, $0.001 par value; 8,000 shares authorized; 1,645 shares issued and outstanding	—	—
Fibrocell Science, Inc. shareholders’ deficit:
Successor common stock, $0.001 par value; 250,000,000 shares authorized; 20,375,500 issued and outstanding	20,376	14,692
Additional paid-in capital	2,437,893	508,347
Accumulated deficit during development stage	(17,981,530)	(5,049,999)

Total Fibrocell Science, Inc. shareholders’ deficit	(15,523,261)	(4,526,960)

Noncontrolling interest	450,373	398,475

Total deficit and noncontrolling interest	(15,072,888)	(4,128,485)

Total liabilities, preferred stock, shareholders’ deficit and noncontrolling interest	$8,278,145	$8,724,209

The accompanying notes are an integral part of these consolidated financial statements.

Fibrocell Science, Inc.

(A Development Stage Company)

Consolidated Statements of Operations

	Successor	Successor	Successor	Predecessor	Predecessor
	For the year ended December 31, 2010	For the four months ended December 31, 2009	Cumulative period from September 1, 2009 (date of inception) to December 31, 2010	For the eight months ended August 31, 2009	Cumulative period from December 28, 1995 (date of inception) to August 31, 2009
Revenue
Product sales	$936,369	$329,941	$1,266,310	$538,620	$4,818,994
License fees	—	—	—	—	260,000

Total revenue	936,369	329,941	1,266,310	538,620	5,078,994
Cost of sales	502,648	182,048	684,696	424,139	2,279,335

Gross profit	433,721	147,893	581,614	114,481	2,799,659
Selling, general and administrative expenses	6,515,581	2,708,356	9,223,937	3,427,374	84,805,520
Research and development expenses	5,486,319	1,823,196	7,309,515	2,107,718	56,269,869

Operating loss	(11,568,179)	(4,383,659)	(15,951,838)	(5,420,611)	(138,275,730)
Other income (expense)
Interest income	—	1	1	248	6,989,539
Reorganization items, net	3,303	(72,477)	(69,174)	73,538,984	73,538,984
Other income (expense)	244,479	—	244,479	(6,243)	316,338
Warrant expense	(465,232)	(319,084)	(784,316)	—	—
Interest expense	(1,045,199)	(247,174)	(1,292,373)	(2,232,138)	(18,790,218)

Income (loss) from continuing operations before income taxes	(12,830,828)	(5,022,393)	(17,853,221)	65,880,240	(76,221,087)
Income tax benefit	—	—	—	—	190,754

Income (loss) from continuing operations	(12,830,828)	(5,022,393)	(17,853,221)	65,880,240	(76,030,333)
Income (loss) from discontinued operations	(48,805)	(12,113)	(60,918)	46,923	(41,091,311)

Net income (loss)	(12,879,633)	(5,034,506)	(17,914,139)	65,927,163	(117,121,644)
Deemed dividend associated with beneficial conversion	—	—	—	—	(11,423,824)
Preferred stock dividends	—	—	—	—	(1,589,861)
Net (income)/loss attributable to noncontrolling interest	(51,898)	(15,493)	(67,391)	(205,632)	1,799,523

Net income (loss) attributable to Fibrocell Science, Inc. common shareholders	$(12,931,531)	$(5,049,999)	$(17,981,530)	$65,721,531	$(128,335,806)

Per share information:
Income (loss) from continuing operations-basic and diluted	$(0.68)	$(0.35)	$(1.01)	$1.72	$(4.30)
Loss from discontinued operations-basic and diluted	—	—	—	—	(2.32)
Income attributable to noncontrolling interest	—	—	—	—	0.10
Deemed dividend associated with beneficial conversion of preferred stock	—	—	—	—	(0.65)
Preferred stock dividends	—	—	—	—	(0.09)

Net income (loss) attributable to common shareholders per common share—basic and diluted	$(0.68)	$(0.35)	$(1.01)	$1.72	$(7.26)

Weighted average number of basic and diluted common shares outstanding	18,757,756	14,380,381	17,681,500	38,230,886	17,678,219

The accompanying notes are an integral part of these consolidated financial statements.

Fibrocell Science, Inc.

(A Development Stage Company)

Consolidated Statements of Shareholders’ Equity (Deficit) and Comprehensive Income (Loss)

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional	Treasury Stock		Accumulated Other	Accumulated Deficit During	Total Shareholders’
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Paid-In Capital	Number of Shares	Amount	Comprehensive Income	Development Stage	Equity (Deficit)
Issuance of common stock for cash on 12/28/95	—	$—	—	$—	2,285,291	$2,285	$(1,465)	—	$—	$—	$—	$820
Issuance of common stock for cash on 11/7/96	—	—	—	—	11,149	11	49,989	—	—	—	—	50,000
Issuance of common stock for cash on 11/29/96	—	—	—	—	2,230	2	9,998	—	—	—	—	10,000
Issuance of common stock for cash on 12/19/96	—	—	—	—	6,690	7	29,993	—	—	—	—	30,000
Issuance of common stock for cash on 12/26/96	—	—	—	—	11,148	11	49,989	—	—	—	—	50,000
Net loss	—	—	—	—	—	—	—	—	—	—	(270,468)	(270,468)

Balance, 12/31/96 (Predecessor)	—	$—	—	$—	2,316,508	$2,316	$138,504	—	$—	$—	$(270,468)	$(129,648)
Issuance of common stock for cash on 12/27/97	—	—	—	—	21,182	21	94,979	—	—	—	—	95,000
Issuance of common stock for services on 9/1/97	—	—	—	—	11,148	11	36,249	—	—	—	—	36,260
Issuance of common stock for services on 12/28/97	—	—	—	—	287,193	287	9,968	—	—	—	—	10,255
Net loss	—	—	—	—	—	—	—	—	—	—	(52,550)	(52,550)

Balance, 12/31/97(Predecessor)	—	$—	—	$—	2,636,031	$2,635	$279,700	—	$—	$—	$(323,018)	$(40,683)

The accompanying notes are an integral part of these consolidated financial statements.

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional	Treasury Stock		Accumulated Other	Accumulated Deficit During	Total Shareholders’
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Paid-In Capital	Number of Shares	Amount	Comprehensive Income	Development Stage	Equity (Deficit)
Issuance of common stock for cash on 8/23/98	—	$—	—	$—	4,459	$4	$20,063	—	$—	$—	$—	$20,067
Repurchase of common stock on 9/29/98	—	—	—	—	—	—	—	2,400	(50,280)	—	—	(50,280)
Net loss	—	—	—	—	—	—	—	—	—	—	(195,675)	(195,675)

Balance, 12/31/98 (Predecessor)	—	$—	—	$—	2,640,490	$2,639	$299,763	2,400	$(50,280)	$—	$(518,693)	$(266,571)
Issuance of common stock for cash on 9/10/99	—	—	—	—	52,506	53	149,947	—	—	—	—	150,000
Net loss	—	—	—	—	—	—	—	—	—	—	(1,306,778)	(1,306,778)

Balance, 12/31/99 (Predecessor)	—	$—	—	$—	2,692,996	$2,692	$449,710	2,400	$(50,280)	$—	$(1,825,471)	$(1,423,349)
Issuance of common stock for cash on 1/18/00	—	—	—	—	53,583	54	1,869	—	—	—	—	1,923
Issuance of common stock for services on 3/1/00	—	—	—	—	68,698	69	(44)	—	—	—	—	25
Issuance of common stock for services on 4/4/00	—	—	—	—	27,768	28	(18)	—	—	—	—	10
Net loss	—	—	—	—	—	—	—	—	—	—	(807,076)	(807,076)

Balance, 12/31/00 (Predecessor)	—	$—	—	$—	2,843,045	$2,843	$451,517	2,400	$(50,280)	$—	$(2,632,547)	$(2,228,467)

The accompanying notes are an integral part of these consolidated financial statements.

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional	Treasury Stock		Accumulated Other	Accumulated Deficit During	Total Shareholders’
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Paid-In Capital	Number of Shares	Amount	Comprehensive Income	Development Stage	Equity (Deficit)
Issuance of common stock for services on 7/1/01	—	$—	—	$—	156,960	$157	$(101)	—	$—	$—	$—	$56
Issuance of common stock for services on 7/1/01	—	—	—	—	125,000	125	(80)	—	—	—	—	45
Issuance of common stock for capitalization of accrued salaries on 8/10/01	—	—	—	—	70,000	70	328,055	—	—	—	—	328,125
Issuance of common stock for conversion of convertible debt on 8/10/01	—	—	—	—	1,750,000	1,750	1,609,596	—	—	—	—	1,611,346
Issuance of common stock for conversion of convertible shareholder notes payable on 8/10/01	—	—	—	—	208,972	209	135,458	—	—	—	—	135,667
Issuance of common stock for bridge financing on 8/10/01	—	—	—	—	300,000	300	(192)	—	—	—	—	108
Retirement of treasury stock on 8/10/01	—	—	—	—	—	—	(50,280)	(2,400)	50,280	—	—	—
Issuance of common stock for net assets of Gemini on 8/10/01	—	—	—	—	3,942,400	3,942	(3,942)	—	—	—	—	—
Issuance of common stock for net assets of AFH on 8/10/01	—	—	—	—	3,899,547	3,900	(3,900)	—	—	—	—	—
Issuance of common stock for cash on 8/10/01	—	—	—	—	1,346,669	1,347	2,018,653	—	—	—	—	2,020,000
Transaction and fund raising expenses on 8/10/01	—	—	—	—	—	—	(48,547)	—	—	—	—	(48,547)
Issuance of common stock for services on 8/10/01	—	—	—	—	60,000	60	—	—	—	—	—	60
Issuance of common stock for cash on 8/28/01	—	—	—	—	26,667	27	39,973	—	—	—	—	40,000
Issuance of common stock for services on 9/30/01	—	—	—	—	314,370	314	471,241	—	—	—	—	471,555

The accompanying notes are an integral part of these consolidated financial statements.

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional	Treasury Stock		Accumulated Other	Accumulated Deficit During	Total Shareholders’
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Paid-In Capital	Number of Shares	Amount	Comprehensive Income	Development Stage	Equity (Deficit)
Uncompensated contribution of services — 3rd quarter	—	$—	—	$—	—	$—	$55,556	—	$—	$—	$—	$55,556
Issuance of common stock for services on 11/1/01	—	—	—	—	145,933	146	218,754	—	—	—	—	218,900
Uncompensated contribution of services — 4th quarter	—	—	—	—	—	—	100,000	—	—	—	—	100,000
Net loss	—	—	—	—	—	—	—	—	—	—	(1,652,004)	(1,652,004)

Balance, 12/31/01 (Predecessor)	—	$—	—	$—	15,189,563	$15,190	$5,321,761	—	$—	$—	$(4,284,551)	$1,052,400
Uncompensated contribution of services — 1st quarter	—	—	—	—	—	—	100,000	—	—	—	—	100,000
Issuance of preferred stock for cash on 4/26/02	905,000	905	—	—	—	—	2,817,331	—	—	—	—	2,818,236
Issuance of preferred stock for cash on 5/16/02	890,250	890	—	—	—	—	2,772,239	—	—	—	—	2,773,129
Issuance of preferred stock for cash on 5/31/02	795,000	795	—	—	—	—	2,473,380	—	—	—	—	2,474,175
Issuance of preferred stock for cash on 6/28/02	229,642	230	—	—	—	—	712,991	—	—	—	—	713,221
Uncompensated contribution of services — 2nd quarter	—	—	—	—	—	—	100,000	—	—	—	—	100,000
Issuance of preferred stock for cash on 7/15/02	75,108	75	—	—	—	—	233,886	—	—	—	—	233,961
Issuance of common stock for cash on 8/1/02	—	—	—	—	38,400	38	57,562	—	—	—	—	57,600
Issuance of warrants for services on 9/06/02	—	—	—	—	—	—	103,388	—	—	—	—	103,388
Uncompensated contribution of services — 3rd quarter	—	—	—	—	—	—	100,000	—	—	—	—	100,000
Uncompensated contribution of services — 4th quarter	—	—	—	—	—	—	100,000	—	—	—	—	100,000
Issuance of preferred stock for dividends	143,507	144	—	—	—	—	502,517	—	—	—	(502,661)	—
Deemed dividend associated with beneficial conversion of preferred stock	—	—	—	—	—	—	10,178,944	—	—	—	(10,178,944)	—
Comprehensive income:
Net loss	—	—	—	—	—	—	—	—	—	—	(5,433,055)	(5,433,055)
Other comprehensive income, foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	13,875	—	13,875
Comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	(5,419,180)

Balance, 12/31/02 (Predecessor)	3,038,507	$3,039	—	$—	15,227,963	$15,228	$25,573,999	—	$—	$13,875	$(20,399,211)	$5,206,930

The accompanying notes are an integral part of these consolidated financial statements.

											Accumulated
	Series A		Series B							Accumulated	Deficit	Total
	Preferred Stock		Preferred Stock		Common Stock		Additional	Treasury Stock		Other	During	Shareholders’
	Number of		Number of		Number of		Paid-In	Number of		Comprehensive	Development	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Income	Stage	(Deficit)
Issuance of common stock for cash on 1/7/03	—	$—	—	$—	61,600	$62	$92,338	—	$—	$—	$—	$92,400
Issuance of common stock for patent pending acquisition on 3/31/03	—	—	—	—	100,000	100	539,900	—	—	—	—	540,000
Cancellation of common stock on 3/31/03	—	—	—	—	(79,382)	(79)	(119,380)	—	—	—	—	(119,459)
Uncompensated contribution of services — 1st quarter	—	—	—	—	—	—	100,000	—	—	—	—	100,000
Issuance of preferred stock for cash on 5/9/03	—	—	110,250	110	—	—	2,773,218	—	—	—	—	2,773,328
Issuance of preferred stock for cash on 5/16/03	—	—	45,500	46	—	—	1,145,704	—	—	—	—	1,145,750
Conversion of preferred stock into common stock — 2nd qtr	(70,954)	(72)	—	—	147,062	147	40,626	—	—	—	—	40,701
Conversion of warrants into common stock — 2nd qtr	—	—	—	—	114,598	114	(114)	—	—	—	—	—
Uncompensated contribution of services — 2nd quarter	—	—	—	—	—	—	100,000	—	—	—	—	100,000
Issuance of preferred stock dividends	—	—	—	—	—	—	—	—	—	—	(1,087,200)	(1,087,200)
Deemed dividend associated with beneficial conversion of preferred stock	—	—	—	—	—	—	1,244,880	—	—	—	(1,244,880)	—
Issuance of common stock for cash — 3rd qtr	—	—	—	—	202,500	202	309,798	—	—	—	—	310,000
Issuance of common stock for cash on 8/27/03	—	—	—	—	3,359,331	3,359	18,452,202	—	—	—	—	18,455,561
Conversion of preferred stock into common stock — 3rd qtr	(2,967,553)	(2,967)	(155,750)	(156)	7,188,793	7,189	(82,875)	—	—	—	—	(78,809)
Conversion of warrants into common stock — 3rd qtr	—	—	—	—	212,834	213	(213)	—	—	—	—	—
Compensation expense on warrants issued to non-employees	—	—	—	—	—	—	412,812	—	—	—	—	412,812
Issuance of common stock for cash — 4th qtr	—	—	—	—	136,500	137	279,363	—	—	—	—	279,500
Conversion of warrants into common stock — 4th qtr	—	—	—	—	393	—	—	—	—	—	—	—
Comprehensive income:
Net loss	—	—	—	—	—	—	—	—	—	—	(11,268,294)	(11,268,294)
Other comprehensive income, foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	360,505	—	360,505

Comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	(10,907,789)

Balance, 12/31/03 (Predecessor)	—	$—	—	$—	26,672,192	$26,672	$50,862,258	—	$—	$374,380	$(33,999,585)	$17,263,725
The accompanying notes are an integral part of these consolidated financial statements.

	Series A		Series B							Accumulated	Accumulated Deficit	Total
	Preferred Stock		Preferred Stock		Common Stock		Additional	Treasury Stock		Other	During	Shareholders’
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Paid-In Capital	Number of Shares	Amount	Comprehensive Income	Development Stage	Equity (Deficit)
Conversion of warrants into common stock — 1st qtr	—	$—	—	$—	78,526	$79	$(79)	—	$—	$—	$—	$—
Issuance of common stock for cash in connection with exercise of stock options — 1st qtr	—	—	—	—	15,000	15	94,985	—	—	—	—	95,000
Issuance of common stock for cash in connection with exercise of warrants — 1st qtr	—	—	—	—	4,000	4	7,716	—	—	—	—	7,720
Compensation expense on options and warrants issued to non-employees and directors — 1st qtr	—	—	—	—	—	—	1,410,498	—	—	—	—	1,410,498
Issuance of common stock in connection with exercise of warrants — 2nd qtr	—	—	—	—	51,828	52	(52)	—	—	—	—	—
Issuance of common stock for cash — 2nd qtr	—	—	—	—	7,200,000	7,200	56,810,234	—	—	—	—	56,817,434
Compensation expense on options and warrants issued to non-employees and directors — 2nd qtr	—	—	—	—	—	—	143,462	—	—	—	—	143,462
Issuance of common stock in connection with exercise of warrants — 3rd qtr	—	—	—	—	7,431	7	(7)	—	—	—	—	—
Issuance of common stock for cash in connection with exercise of stock options — 3rd qtr	—	—	—	—	110,000	110	189,890	—	—	—	—	190,000
Issuance of common stock for cash in connection with exercise of warrants — 3rd qtr	—	—	—	—	28,270	28	59,667	—	—	—	—	59,695
Compensation expense on options and warrants issued to non-employees and directors — 3rd qtr	—	—	—	—	—	—	229,133	—	—	—	—	229,133
Issuance of common stock in connection with exercise of warrants—4th qtr	—	—	—	—	27,652	28	(28)	—	—	—	—	—
Compensation expense on options and warrants issued to non-employees, employees, and directors — 4th qtr	—	—	—	—	—	—	127,497	—	—	—	—	127,497
Purchase of treasury stock — 4th qtr	—	—	—	—	—	—	—	4,000,000	(25,974,000)	—	—	(25,974,000)
Comprehensive income:
Net loss	—	—	—	—	—	—	—	—	—	—	(21,474,469)	(21,474,469)
Other comprehensive income, foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	79,725	—	79,725
Other comprehensive income, net unrealized gain on available-for-sale investments	—	—	—	—	—	—	—	—	—	10,005	—	10,005

Comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	(21,384,739)

Balance, 12/31/04 (Predecessor)	—	$—	—	$—	34,194,899	$34,195	$109,935,174	4,000,000	$(25,974,000)	$464,110	$(55,474,054)	$28,985,425

The accompanying notes are an integral part of these consolidated financial statements.

											Accumulated
	Series A		Series B							Accumulated	Deficit	Total
	Preferred Stock		Preferred Stock		Common Stock		Additional	Treasury Stock		Other	During	Shareholders’
	Number of		Number of		Number of		Paid-In	Number of		Comprehensive	Development	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Income (Loss)	Stage	(Deficit)
Issuance of common stock for cash in connection with exercise of stock options — 1st qtr	—	$—	—	$—	25,000	$25	$74,975	—	$—	$—	$—	$75,000
Compensation expense on options and warrants issued to non-employees — 1st qtr	—	—	—	—	—	—	33,565	—	—	—	—	33,565
Conversion of warrants into common stock — 2nd qtr	—	—	—	—	27,785	28	(28)	—	—	—	—	—
Compensation expense on options and warrants issued to non-employees — 2nd qtr	—	—	—	—	—	—	(61,762)	—	—	—	—	(61,762)
Compensation expense on options and warrants issued to non-employees — 3rd qtr	—	—	—	—	—	—	(137,187)	—	—	—	—	(137,187)
Conversion of warrants into common stock — 3rd qtr	—	—	—	—	12,605	12	(12)	—	—	—	—	—
Compensation expense on options and warrants issued to non-employees — 4th qtr	—	—	—	—	—	—	18,844	—	—	—	—	18,844
Compensation expense on acceleration of options — 4th qtr	—	—	—	—	—	—	14,950	—	—	—	—	14,950
Compensation expense on restricted stock award issued to employee — 4th qtr	—	—	—	—	—	—	606	—	—	—	—	606
Conversion of predecessor company shares	—	—	—	—	94	—	—	—	—	—	—	—
Comprehensive loss:
Net loss	—	—	—	—	—	—	—	—	—	—	(35,777,584)	(35,777,584)
Other comprehensive loss, foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	(1,372,600)	—	(1,372,600)
Foreign exchange gain on substantial liquidation of foreign entity										133,851		133,851
Other comprehensive loss, net unrealized gain on available-for-sale investments	—	—	—	—	—	—	—	—	—	(10,005)	—	(10,005)

Comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	(37,026,338)

Balance, 12/31/05 (Predecessor)	—	$—	—	$—	34,260,383	$34,260	$109,879,125	4,000,000	$(25,974,000)	$(784,644)	$(91,251,638)	$(8,096,897)

The accompanying notes are an integral part of these consolidated financial statements.

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid-In Capital	Treasury Stock		Accumulated Other Comprehensive Income	Accumulated Deficit During Development Stage	Noncontrolling Interest	Total Shareholders’ Equity (Deficit)
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount		Number of Shares	Amount
Compensation expense on options and warrants issued to non-employees — 1st qtr	—	$—	—	$—	—	$—	$42,810	—	$—	$—	$—	$—	$42,810
Compensation expense on option awards issued to employees and directors — 1st qtr	—	—	—	—	—	—	46,336	—	—	—	—	—	46,336
Compensation expense on restricted stock issued to employees — 1st qtr	—	—	—	—	128,750	129	23,368	—	—	—	—	—	23,497
Compensation expense on options and warrants issued to non-employees — 2nd qtr	—	—	—	—	—	—	96,177	—	—	—	—	—	96,177
Compensation expense on option awards issued to employees and directors — 2nd qtr	—	—	—	—	—	—	407,012	—	—	—	—	—	407,012
Compensation expense on restricted stock to employees — 2nd qtr	—	—	—	—	—	—	4,210	—	—	—	—	—	4,210
Cancellation of unvested restricted stock — 2nd qtr	—	—	—	—	(97,400)	(97)	97	—	—	—	—	—	—
Issuance of common stock for cash in connection with exercise of stock options — 2nd qtr	—	—	—	—	10,000	10	16,490	—	—	—	—	—	16,500
Compensation expense on options and warrants issued to non-employees — 3rd qtr	—	—	—	—	—	—	25,627	—	—	—	—	—	25,627
Compensation expense on option awards issued to employees and directors — 3rd qtr	—	—	—	—	—	—	389,458	—	—	—	—	—	389,458
Compensation expense on restricted stock to employees — 3rd qtr	—	—	—	—	—	—	3,605	—	—	—	—	—	3,605
Issuance of common stock for cash in connection with exercise of stock options — 3rd qtr	—	—	—	—	76,000	76	156,824	—	—	—	—	—	156,900
Acquisition of Agera	—	—	—	—	—	—	—	—	—	—	—	2,182,505	2,182,505
Compensation expense on options and warrants issued to non-employees — 4th qtr	—	—	—	—	—	—	34,772	—	—	—	—	—	34,772
Compensation expense on option awards issued to employees and directors — 4th qtr	—	—	—	—	—	—	390,547	—	—	—	—	—	390,547
Compensation expense on restricted stock to employees — 4th qtr	—	—	—	—	—	—	88	—	—	—	—	—	88
Cancellation of unvested restricted stock award — 4th qtr	—	—	—	—	(15,002)	(15)	15	—	—	—	—	—	—
Comprehensive loss:
Net loss	—	—	—	—	—	—	—	—	—	—	(35,821,406)	(78,132)	(35,899,538)
Other comprehensive gain, foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	657,182	—	—	657,182

Comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—	(35,242,356)

Balance 12/31/06 (Predecessor)	—	$—	—	$—	34,362,731	$34,363	$111,516,561	4,000,000	$(25,974,000)	$(127,462)	$(127,073,044)	$2,104,373	$(39,519,209)

The accompanying notes are an integral part of these consolidated financial statements.

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid-In Capital	Treasury Stock		Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit During Development Stage	Noncontrolling Interest	Total Shareholders’ Equity (Deficit)
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount		Number of Shares	Amount
Compensation expense on options and warrants issued to non-employees — 1st qtr	—	$—	—	$—	—	$—	$39,742	—	$—	$—	$—	$—	$39,742
Compensation expense on option awards issued to employees and directors — 1st qtr	—	—	—	—	—	—	448,067	—	—	—	—	—	448,067
Compensation expense on restricted stock issued to employees — 1st qtr	—	—	—	—	—	—	88	—	—	—	—	—	88
Issuance of common stock for cash in connection with exercise of stock options — 1st qtr	—	—	—	—	15,000	15	23,085	—	—	—	—	—	23,100
Expense in connection with modification of employee stock options — 1st qtr	—	—	—	—	—	—	1,178,483	—	—	—	—	—	1,178,483
Compensation expense on options and warrants issued to non-employees — 2nd qtr	—	—	—	—	—	—	39,981	—	—	—	—	—	39,981
Compensation expense on option awards issued to employees and directors — 2nd qtr	—	—	—	—	—	—	462,363	—	—	—	—	—	462,363
Compensation expense on restricted stock issued to employees — 2nd qtr	—	—	—	—	—	—	88	—	—	—	—	—	88
Compensation expense on option awards issued to employees and directors — 3rd qtr	—	—	—	—	—	—	478,795	—	—	—	—	—	478,795
Compensation expense on restricted stock issued to employees — 3rd qtr	—	—	—	—	—	—	88	—	—	—	—	—	88
Issuance of common stock upon exercise of warrants — 3rd qtr	—	—	—	—	492,613	493	893,811	—	—	—	—	—	894,304
Issuance of common stock for cash, net of offering costs — 3rd qtr	—	—	—	—	6,767,647	6,767	13,745,400	—	—	—	—	—	13,752,167
Issuance of common stock for cash in connection with exercise of stock options — 3rd qtr	—	—	—	—	1,666	2	3,164	—	—	—	—	—	3,166
Compensation expense on option awards issued to employees and directors — 4th qtr	—	—	—	—	—	—	378,827	—	—	—	—	—	378,827
Compensation expense on restricted stock issued to employees — 4th qtr	—	—	—	—	—	—	88	—	—	—	—	—	88
Comprehensive loss:
Net loss	—	—	—	—	—	—	—	—	—	—	(35,573,114)	(246,347)	(35,819,461)
Other comprehensive gain, foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	846,388	—	—	846,388

Comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—	(34,973,073)

Balance 12/31/07 (Predecessor)	—	$—	—	$—	41,639,657	$41,640	$129,208,631	4,000,000	$(25,974,000)	$718,926	$(162,646,158)	$1,858,026	$(56,792,935)

The accompanying notes are an integral part of these consolidated financial statements.

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid-In Capital	Treasury Stock		Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit During Development Stage	Noncontrolling Interest	Total Shareholders’ Equity (Deficit)
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount		Number of Shares	Amount
Compensation expense on vested options related to non-employees — 1st qtr	—	$—	—	$—	—	$—	$44,849	—	$—	$—	$—	$—	$44,849
Compensation expense on option awards issued to employees and directors — 1st qtr	—	—	—	—	—	—	151,305	—	—	—	—	—	151,305
Expense in connection with modification of employee stock options — 1st qtr	—	—	—	—	—	—	1,262,815	—	—	—	—	—	1,262,815
Retirement of restricted stock	—	—	—	—	(165)	(1)	—	—	—	—	—	—	(1)
Compensation expense on vested options related to non-employees — 2nd qtr	—	—	—	—	—	—	62,697	—	—	—	—	—	62,697
Compensation expense on option awards issued to employees and directors — 2nd qtr	—	—	—	—	—	—	193,754	—	—	—	—	—	193,754
Compensation expense on vested options related to non-employees — 3rd qtr	—	—	—	—	—	—	166,687	—	—	—	—	—	166,687
Compensation expense on option awards issued to employees and directors — 3rd qtr	—	—	—	—	—	—	171,012	—	—	—	—	—	171,012
Compensation expense on vested options related to non-employees — 4th qtr	—	—	—	—	—	—	(86,719)	—	—	—	—	—	(86,719)
Compensation expense on option awards issued to employees and directors — 4th qtr	—	—	—	—	—	—	166,196	—	—	—	—	—	166,196
Comprehensive loss:
Net loss	—	—	—	—	—	—	—	—	—	—	(31,411,179)	(1,680,676)	(33,091,855)
Reclassification of foreign exchange gain on substantial liquidation of foreign entities	—	—	—	—	—	—	—	—	—	(2,152,569)	—	—	(2,152,569)
Other comprehensive gain, foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	1,433,643	—	—	1,433,643

Comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—	(33,810,781)

Balance 12/31/08 (Predecessor)	—	$—	—	$—	41,639,492	$41,639	$131,341,227	4,000,000	$(25,974,000)	$—	$(194,057,337)	$177,350	$(88,471,121)

The accompanying notes are an integral part of these consolidated financial statements.

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid-In Capital	Treasury Stock		Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit During Development Stage	Noncontrolling Interest	Total Equity (Deficit)
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount		Number of Shares	Amount
Compensation expense on vested options related to non-employees — 1st qtr	—	$—	—	$—	—	$—	$1,746	—	$—	$—	$—	$—	$1,746
Compensation expense on option awards issued to employees and directors — 1st qtr	—	—	—	—	—	—	138,798	—	—	—	—	—	138,798
Conversion of debt into common stock — 1st qtr 2009	—	—	—	—	37,564	38	343,962	—	—	—	—	—	344,000
Compensation expense on option awards issued to employees and directors — 2nd qtr	—	—	—	—	—	—	112,616	—	—	—	—	—	112,616
Conversion of debt into common stock — 2nd qtr 2009	—	—	—	—	1,143,324	1,143	10,468,857	—	—	—	—	—	10,470,000
Compensation expense on option awards issued to employees and directors — 2 months ended 8/31/09	—	—	—	—	—	—	35,382	—	—	—	—	—	35,382
Balance of expense due to cancellation of options issued to employees and directors in bankruptcy — 2 months ended 8/31/09	—	—	—	—	—	—	294,912	—	—	—	—	—	294,912
Comprehensive income:
Net income	—	—	—	—	—	—	—	—	—	—	65,721,531	205,632	65,927,163

Comprehensive income	—	—	—	—	—	—	—	—	—	—	—	—	65,927,163

Balance 8/31/09 (Predecessor)	—	—	—	—	42,820,380	$42,820	$142,737,500	4,000,000	$(25,974,000)	$—	$(128,335,806)	$382,982	$(11,146,504)
Cancellation of Predecessor common stock and fresh start adjustments	—	—	—	—	(42,820,380)	(42,820)	(150,426,331)	(4,000,000)	25,974,000	—	—	—	(124,495,151)
Elimination of Predecessor accumulated deficit and accumulated other comprehensive loss	—	—	—	—	—	—	—	—	—	—	128,335,806	—	128,335,806

Balance 9/1/09 (Predecessor)	—	—	—	—	—	—	(7,688,831)	—	—	—	—	382,982	(7,305,849)
Issuance of 11.4 million shares of common stock in connection with emergence from Chapter 11	—	—	—	—	11,400,000	11,400	5,460,600	—	—	—	—	—	5,472,000

Balance 9/1/09 (Successor)	—	—	—	—	11,400,000	11,400	(2,228,231)	—	—	—	—	382,982	(1,833,849)
Issuance of 2.7 million shares of common stock in connection with the exit financing	—	—	—	—	2,666,666	2,667	1,797,333	—	—	—	—	—	1,800,000
Issuance of common stock on Oct. 28, 2009	—	—	—	—	25,501	25	58,627	—	—	—	—	—	58,652
Compensation expense on shares issued to management	—	—	—	—	600,000	600	167,400	—	—	—	—	—	168,000
Compensation expense on option awards issued to directors	—	—	—	—	—	—	326,838	—	—	—	—	—	326,838
Compensation expense on option awards issued to non-employees	—	—	—	—	—	—	386,380	—	—	—	—	—	386,380
Comprehensive loss:
Net loss	—	—	—	—	—	—	—	—	—	—	(5,049,999)	15,493	(5,034,506)

Comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—	(5,034,506)

Balance 12/31/09 (Successor)	—	$—	—	$—	14,692,167	$14,692	$508,347	—	$—	$—	$(5,049,999)	$398,475	$(4,128,485)

The accompanying notes are an integral part of these consolidated financial statements.

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid-In Capital	Treasury Stock		Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit During Development Stage	Noncontrolling Interest	Total Equity (Deficit)
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount		Number of Shares	Amount
Issuance of 5.1 million shares of common stock in March 2010, net of issuance costs of $338,100	—	$—	—	$—	5,076,664	$5,077	$3,464,323	—	$—	$—	$—	$—	$3,469,400
Warrant fair value associated with common shares issued in March 2010	—	—	—	—	—	—	(2,890,711)	—	—	—	—	—	(2,890,711)
Compensation expense on shares issued to management — 1Q10	—	—	—	—	—	—	18,000	—	—	—	—	—	18,000
Compensation expense on option awards issued to directors/employees-1Q10	—	—	—	—	—	—	324,377	—	—	—	—	—	324,377
Compensation expense on option awards issued to non-employees-1Q10	—	—	—	—	—	—	18,391	—	—	—	—	—	18,391
Compensation expense on shares issued to management — 2Q10	—	—	—	—	—	—	18,000	—	—	—	—	—	18,000
Compensation expense on option awards issued to directors/employees-2Q10	—	—	—	—	—	—	222,011	—	—	—	—	—	222,011
Compensation expense on option awards issued to non-employees-2Q10	—	—	—	—	—	—	33,206	—	—	—	—	—	33,206
Compensation expense on shares issued to management — 3Q10	—	—	—	—	—	—	18,000	—	—	—	—	—	18,000
Compensation expense on option awards issued to directors/employees-3Q10	—	—	—	—	—	—	183,231	—	—	—	—	—	183,231
Compensation expense on option awards issued to non-employees-3Q10	—	—	—	—	—	—	7,724	—	—	—	—	—	7,724
Compensation expense on shares issued to management — 4Q10	—	—	—	—	—	—	18,000	—	—	—	—	—	18,000
Compensation expense on option awards issued to directors/employees-4Q10	—	—	—	—	—	—	104,094	—	—	—	—	—	104,094
Compensation expense on option awards issued to non-employees-4Q10	—	—	—	—	—	—	27,507	—	—	—	—	—	27,507
Preferred Stock Series A conversion	—	—	—	—	606,667	607	363,393	—	—	—	—	—	364,000
Comprehensive loss:
Net loss	—	—	—	—	—	—	—	—	—	—	(12,931,531)	51,898	(12,879,633)

Comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—	(12,879,633)

Balance 12/31/10 (Successor)	—	$—	—	$—	20,375,498	$20,376	$2,437,893	—	$—	$—	$(17,981,530)	$450,373	$(15,072,888)

The accompanying notes are an integral part of these consolidated financial statements.

Fibrocell Science, Inc.

(A Development Stage Company)

Consolidated Statements of Cash Flows

	Successor	Successor	Successor	Predecessor	Predecessor
	Twelve months ended December 31, 2010	Four months ended December 31, 2009	Cumulative period from September 1, 2009 (date of inception) to December 31, 2010	Eight months ended August 31, 2009	Cumulative period from December 31, 1995 (date of inception) to August 31, 2009

Cash flows from operating activities:
Net (loss) income	$(12,931,531)	$(5,049,999)	$(17,981,530)	$65,721,531	$(115,322,121)
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Reorganization items, net	—	72,477	72,477	(74,648,976)	(74,648,976)
Expense related to equity awards and issuance of stock	992,541	881,218	1,873,759	583,453	10,608,999
Warrant expense	465,232	319,084	784,316	—	—
Uncompensated contribution of services	—	—	—	—	755,556
Depreciation and amortization	8,085	—	8,085	—	9,091,990
Provision for doubtful accounts	(7,818)	(46,619)	(54,437)	501	337,810
Provision for excessive and/or obsolete inventory	(60,366)	11,664	(48,702)	169,085	259,427
Amortization of debt issue costs	—	—	—	985,237	4,107,067
Amortization of debt discounts on investments	—	—	—	—	(508,983)
Loss on disposal or impairment of property and equipment	—	—	—	—	17,668,477
Foreign exchange gain on substantial liquidation of foreign entity	(5,072)	(2,614)	(7,686)	30,012	(2,256,408)
Net (loss) income attributable to non-controlling interest	51,898	15,493	67,391	205,632	(1,799,523)
Change in operating assets and liabilities, excluding effects of acquisition:
Decrease (increase) in accounts receivable	47,686	23,544	71,230	91,666	(91,496)
Decrease (increase) in other receivables	(4,033)	4,740	707	23,632	218,978
Decrease (increase) in inventory	27,459	30,923	58,382	29,543	(455,282)
Decrease (increase) in prepaid expenses	42,799	(244,905)	(202,106)	628,197	34,341
Decrease (increase) in other assets	—	4,120	4,120	(112,441)	71,000
Increase (decrease) in accounts payable	851,102	107,622	958,724	(230,592)	57,648
Increase (decrease) in accrued expenses, liabilities subject to compromise and other liabilities	1,256,140	(425,794)	830,346	1,868,162	3,311,552
Increase (decrease) in deferred revenue	—	—	—	(7,522)	(50,096)

Net cash used in operating activities	(9,265,878)	(4,299,046)	(13,564,924)	(4,662,880)	(148,610,040)

Cash flows from investing activities:
Acquisition of Agera, net of cash acquired	—	—	—	—	(2,016,520)
Purchase of property and equipment	(29,674)	—	(29,674)	—	(25,515,170)
Proceeds from the sale of property and equipment, net of selling costs	—	—	—	—	6,542,434
Purchase of investments	—	—	—	—	(152,998,313)
Proceeds from sales and maturities of investments	—	—	—	—	153,507,000

Net cash used in investing activities	(29,674)	—	(29,674)	—	(20,480,569)

Cash flows from financing activities:
Proceeds from convertible debt	—	—	—	—	91,450,000
Offering costs associated with the issuance of convertible debt	—	—	—	—	(3,746,193)
Proceeds from notes payable to shareholders, net	—	—	—	—	135,667
Proceeds from the issuance of redeemable preferred stock series A, net	—	2,870,000	2,870,000	—	12,931,800
Proceeds from the issuance of redeemable preferred stock series B, net	4,019,570	—	4,019,570	—	—
Proceeds from the issuance of redeemable preferred stock series D, net	1,509,400	—	1,509,400	—	—
Proceeds from the issuance of common stock, net	3,469,400	1,800,000	5,269,400	—	93,753,857
Costs associated with secured loan and debtor-in-possession loan	—	—	—	(360,872)	(360,872)
Proceeds from secured loan	—	—	—	500,471	500,471
Proceeds from debtor-in-possession loan	—	—	—	2,750,000	2,750,000
Payments on insurance loan	(63,683)	(21,891)	(85,574)	(63,983)	(79,319)
Cash dividends paid on preferred stock	(139,750)	—	(139,750)	—	(1,087,200)
Cash paid for fractional shares of preferred stock	—	—	—	—	(38,108)
Merger and acquisition expenses	—	—	—	—	(48,547)
Repurchase of common stock	—	—	—	—	(26,024,280)

Net cash provided by financing activities	8,794,937	4,648,109	13,443,046	2,825,616	170,137,276

Effect of exchange rate changes on cash balances	5,865	3,149	9,014	(6,760)	(36,391)

	Successor	Successor	Successor	Predecessor	Predecessor
	Twelve months ended December 31, 2010	Four months ended December 31, 2009	Cumulative period from September 1, 2009 (date of inception) to December 31, 2010	Eight months ended August 31, 2009	Cumulative period from December 31, 1995 (date of inception) to August 31, 2009

Net increase (decrease) in cash and cash equivalents	(494,750)	352,212	(142,538)	(1,844,024)	1,010,276
Cash and cash equivalents, beginning of period	1,362,488	1,010,276	1,010,276	2,854,300	—

Cash and cash equivalents, end of period	$867,738	$1,362,488	$867,738	$1,010,276	$1,010,276

Supplemental disclosures of cash flow information:
Predecessor cash paid for interest	$—	$—	$—	$—	$12,715,283

Successor cash paid for dividends	139,750	—	139,750	—	—

Non-cash investing and financing activities:
Predecessor deemed dividend associated with beneficial conversion of preferred stock	$—	$—	$—	$—	$11,423,824

Predecessor preferred stock dividend	—	—	—	—	1,589,861

Successor accrued preferred stock dividend	191,417	42,740	191,417	—	—

Predecessor uncompensated contribution of services	—	—	—	—	755,556

Predecessor common stock issued for intangible assets	—	—	—	—	540,000

Predecessor common stock issued in connection with conversion of debt	—	—	—	10,814,000	10,814,000

Predecessor equipment acquired through capital lease	—	—	—	—	167,154

Successor/Predecessor financing of insurance premiums	97,065	81,517	178,582	—	87,623

Successor issuance of notes payable	—	—	—	6,000,060	6,000,060

Successor common stock issued in connection with reorganization	—	—	—	5,472,000	5,472,000

Successor intangible assets	—	—	—	6,340,656	6,340,656

Successor deferred tax liability in connection with fresh-start	—	—	—	2,500,000	2,500,000

Elimination of Predecessor common stock and fresh start adjustment	—	—	—	14,780,320	14,780,320

Successor subscription receivable	210,000	316,192	210,000	—	—

Successor accrued warrant liability	7,071,010	316,192	7,387,202	—	—

Successor conversion of preferred stock into common stock	364,000	—	364,000	—	—

Successor accrued derivative liability	2,120,360	—	2,120,360	—	—

The accompanying notes are an integral part of these consolidated financial statements.

Fibrocell Science, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements

Note 1 — Business and Organization

Fibrocell Science, Inc. (“Fibrocell” or the “Company” or the “Successor”) is the parent company of Fibrocell Technologies (“Fibrocell Tech”) and Agera Laboratories, Inc., a Delaware corporation (“Agera”). Fibrocell Technologies is the parent company of Isolagen Europe Limited, a company organized under the laws of the United Kingdom (“Isolagen Europe”), Isolagen Australia Pty Limited, a company organized under the laws of Australia (“Isolagen Australia”), and Isolagen International, S.A., a company organized under the laws of Switzerland (“Isolagen Switzerland”).

The Company is an aesthetic and therapeutic company focused on developing novel skin and tissue rejuvenation products. The Company’s clinical development product candidates are designed to improve the appearance of skin injured by the effects of aging, sun exposure, acne and burns with a patient’s own, or autologous, fibroblast cells produced in the Company’s proprietary Fibrocell Process. The Company also markets an advanced skin care line with broad application in core target markets through its Agera subsidiary.

In October 2006, the Predecessor Company reached an agreement with the U.S. Food and Drug Administration (“FDA”) on the design of a Phase III pivotal study protocol for the treatment of nasolabial folds/wrinkles. The randomized, double-blind protocol was submitted to the FDA under the agency’s Special Protocol Assessment (“SPA”) regulations. Pursuant to this assessment process, the FDA has agreed that the Predecessor Company’s study design for two identical trials, including patient numbers, clinical endpoints, and statistical analyses, is acceptable to the FDA to form the basis of an efficacy claim for a marketing application. The randomized, double-blind, pivotal Phase III trials will evaluate the efficacy and safety of our product against placebo in approximately 400 patients with approximately 200 patients enrolled in each trial. The Predecessor Company completed enrollment of the study and commenced injection of subjects in early 2007. All injections were completed in January 2008 and top line results from this trial were publically announced in August 2008. The data analysis, including safety data, was publically released in October 2008. The related Biologics License Application (“BLA”) was submitted to the FDA in March 2009. In May 2009, the Predecessor Company announced that the FDA had completed its initial review of the Company’s BLA related to its nasolabial folds/wrinkles product candidate and that the FDA had accepted (or filed) the BLA for full review.

On October 9, 2009, the FDA Cellular, Tissue and Gene Therapies Advisory Committee reviewed the Company’s nasolabial folds/wrinkles product candidate. The Committee voted 11 “yes” to 3 “no” that the data presented on our product demonstrated efficacy, and 6 “yes” to 8 “no” that the data demonstrated safety; both for the proposed indication of treatment of nasolabial folds/wrinkles. The Committee’s recommendations are not binding on the FDA, but the FDA will consider their recommendations during their review of our application. The United States Adopted Names (“USAN”) Council adopted the USAN name, azficel-T, for our nasolabial folds/wrinkles product candidate on October 28, 2009, and the FDA is currently evaluating a proposed brand name, laViv®.

On December 21, 2009, Fibrocell received a Complete Response letter from the FDA related to the BLA for azficel-T, an autologous cell therapy for the treatment of moderate to severe nasolabial folds/wrinkles in adults. A Complete Response letter is issued by the FDA’s Center for Biologics Evaluation and Research (“CBER”) when the review of a file is completed and additional data are needed prior to approval. The Complete Response letter requested that Fibrocell Science provide data from a histopathological study on biopsied tissue samples from patients following injection of azficel-T. The histology study (IT-H-001) will evaluate tissue treated with azficel-T as compared to tissue treated with sterile saline (placebo). The study will also provide information about the skin after treatment, including evaluation of collagen and elastin fibrils, and cellular structure of the sampled tissues. The Company submitted a proposed protocol concerning a histopathological study on biopsied samples to the FDA and to the Company’s Investigational Review Board (“IRB”). The IRB has approved the protocol and the Company received the comments from the FDA on the protocol in May 2010.

On May 13, 2010, the Company announced the initiation of the small histology study of azficel-T, discussed above. The study had a target enrollment of approximately 20 participants from the completed and statistically significant pivotal Phase III studies of azficel-T (IT-R-005 and IT-R-006). The Company announced on July 8, 2010, the completion of enrollment of and first treatment visits for participants in its histology study of azficel-T. The second treatment visits for participants enrolled in the histology study of azficel-T were completed by the end of July. The third treatment visits for participants enrolled in the histology study of azficel-T were completed by the end of August.

The Complete Response letter also requested finalized Chemistry, Manufacturing and Controls (“CMC”) information regarding the manufacture of azficel-T as follow-up to discussions that occurred during the BLA review period, as well as revised policies and procedures.

The Company announced on December 20, 2010, that it had submitted its complete response to the Complete Response (“CR”) letter issued by the FDA regarding the Company’s BLA for azficel-T. On January 22, 2011, the FDA accepted for review the Company’s complete response submission. Even though the FDA has accepted the Company’s response for complete evaluation, there is no assurance that it will approve our product. The FDA, under the Prescription Drug User Fee Act (“PDUFA”), has a target six months review window to completely evaluate the Company’s response. The PDUFA date is June 22, 2011.

Trading of Common Stock

The Predecessor’s common stock ceased trading on the NYSE Amex on May 6, 2009 and in June 2009 the NYSE Amex delisted the Predecessor’s common stock from listing on the NYSE Amex. Upon the Effective Date, the outstanding common stock of the Predecessor Company was cancelled for no consideration. Consequently, the Predecessor’s stockholders prior to the Effective Date no longer have any interest as stockholders of the Predecessor Company by virtue of their ownership of the Predecessor’s common stock prior to the emergence from bankruptcy. On October 21, 2009, the Successor Company was available for trading on the OTC Bulletin Board under the symbol “FCSC”.

Note 2 — Basis of Presentation

Basis of Presentation

In June 2009, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Codification 105 (“ASC”), Generally Accepted Accounting Principles, which became the single source of authoritative nongovernmental U.S. generally accepted accounting principles (“GAAP”), superseding existing FASB, American Institute of Certified Public Accountants (“AICPA”), Emerging Issues Task Force (“EITF”), and related accounting literature. This pronouncement reorganizes the thousands of GAAP pronouncements into roughly 90 accounting topics and displays them using a consistent structure. Also included is relevant Securities and Exchange Commission guidance organized using the same topical structure in separate sections and will be effective for financial statements issued for reporting periods that end after September 15, 2009. This will have an impact on our financial disclosures since all future references to authoritative accounting literature will be references in accordance with ASC 105.

Financial Reporting by Entities in Reorganization under the Bankruptcy Code

On June 15, 2009 Isolagen, Inc. (“the Predecessor”) and Isolagen’s wholly owned subsidiary, Isolagen Technologies, Inc. (“Isolagen Tech”) (Isolagen and Isolagen Tech are referred as the “Debtors”), each filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware in Wilmington (the “Bankruptcy Court”) under Case Nos. 09-12072 and 09-12073, respectively.

On August 27, 2009 (the “Confirmation Date”), the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Debtors’ Joint First Amended Plan of Reorganization dated July 30, 2009, as supplemented by the Plan Supplement dated August 21, 2009 (as so modified and supplemented, the “Plan”). The (“Effective Date”) of the Plan was September 3, 2009. Isolagen and Isolagen Tech emerged from bankruptcy as the reorganized debtors, Fibrocell Science, Inc. (“Fibrocell” or the “Company” or the “Successor”) and Fibrocell Technologies, Inc. (“Fibrocell Tech”), respectively (collectively, the “Reorganized Debtors”), and the bankruptcy cases remain pending only to reconcile the claims asserted against the Debtors. Fibrocell now operates outside of the restraints of the bankruptcy process, free of the debts and liabilities discharged by the Plan.

Overall, ASC 852-10, Financial Reporting by Entities in Reorganization under the Bankruptcy Code, (“ASC 852”) applies to the Company’s financial statements for the periods that the Company operated under the provisions of Chapter 11. ASC 852 does not change the application of generally accepted accounting principles in the preparation of financial statements. However, for periods including and subsequent to the filing of the Chapter 11 petition, ASC 852 does require that the financial statements distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Accordingly, certain revenues, expenses, gains, and losses that were realized or incurred during the Chapter 11 proceedings have been classified as “reorganization items, net” on the accompanying consolidated statements of operations.

As of September 1, 2009, the Successor Company adopted fresh-start accounting in accordance with ASC 852-10. The Successor Company selected September 1, 2009, as the date to effectively apply fresh-start accounting based on the absence of any material contingencies at the September 3, 2009 effective date and the immaterial impact of transactions between September 1, 2009 and September 3, 2009. The adoption of fresh-start accounting resulted in the Successor Company becoming a new entity for financial reporting purposes. The Successor Company is a development stage company in accordance with ASC 915, Development Stage Entities. As such, the cumulative to date totals commenced on September 1, 2009 for the Successor Company.

Accordingly, the financial statements prior to September 1, 2009 are not comparable with the financial statements for periods on or after September 1, 2009. References to “Successor” or “Successor Company” refer to the Company on or after September 1, 2009, after giving effect to the cancellation of Isolagen, Inc. common stock issued prior to the Effective Date, the issuance of new Fibrocell Science, Inc. common stock in accordance with the Plan, and the application of fresh-start accounting. References to “Predecessor” or “Predecessor Company” refer to the Company prior to September 1, 2009. See Note 5 — “Fresh-Start Accounting” in the notes to these Consolidated Financial Statements for further details.

For discussions on the results of operations, the Successor Company has combined the results of operations for the eight months ended August 31, 2009, with the results of operations for the four months ended December 31, 2009. The combined periods have been compared to the year ended December 31, 2010. The Successor Company believes that the combined financial results provide management and investors a more meaningful analysis of the Successor Company’s performance and trends for comparative purposes.

Note 3 — Going Concern

The Successor Company emerged from Bankruptcy in September 2009 and continues to operate as a going concern. At December 31, 2010, the Successor Company had cash and cash equivalents of approximately $0.9 million and negative working capital of less than $0.1 million. The Successor Company has raised approximately $6.1 million less fees as the result of the issuance of Series D Preferred Stock and warrants in the period from January 1, 2011 through March 1, 2011. The Company received $0.2 million in subscription receivables from a July financing in mid-March 2011.

As of March 24, 2011, the Company had cash and cash equivalents of approximately $3.4 million and current liabilities of approximately $0.6 million. The Company’s current monthly cash run-rate is approximately $1.0 million. The Company is also planning to purchase manufacturing equipment and incur marketing expenditures within the next three months to prepare the Company for launch post a possible FDA approval. Thus, the Successor Company will need to access the capital markets in the near future in order to fund future operations. There is no guarantee that any such required financing will be available on terms satisfactory to the Successor Company or available at all. These matters create uncertainty relating to its ability to continue as a going concern. The accompanying consolidated financial statements do not reflect any adjustments relating to the recoverability and classification of assets or liabilities that might result from the outcome of these uncertainties.

Further, if the Successor Company raises additional cash resources in the near future, it may be raised in contemplation of or in connection with bankruptcy. In the event of a bankruptcy, it is likely that its common stock and common stock equivalents will become worthless and our creditors will receive significantly less than what is owed to them.

Through December 31, 2010, the Successor Company has been primarily engaged in developing its initial product technology. In the course of its development activities, the Company has sustained losses and expects such losses to continue through at least 2011. During the year ended December 31, 2010, the Successor Company financed its operations primarily through its existing cash received from external financings, but as discussed above it now requires additional financing. There is substantial doubt about the Successor Company’s ability to continue as a going concern.

The Successor Company’s ability to complete additional offerings is dependent on the state of the debt and/or equity markets at the time of any proposed offering, and such market’s reception of the Successor Company and the offering terms. The Successor Company’s ability to complete an offering is also dependent on the status of its FDA regulatory milestones and its clinical trials, and in particular, the status of its indication for the treatment of nasolabial folds/wrinkles and the potential approval of the related BLA, which cannot be predicted. There is no assurance that capital in any form would be available to the Company, and if available, on terms and conditions that are acceptable.

As a result of the conditions discussed above, and in accordance with GAAP, there exists substantial doubt about the Successor Company’s ability to continue as a going concern, and its ability to continue as a going concern is contingent, among other things, upon its ability to secure additional adequate financing or capital in the near future. If the Successor Company does not obtain additional funding, or does not anticipate additional funding, in the near future, it will likely enter into bankruptcy and/or cease operations. Further, if it does raise additional cash resources in the near future, it may be raised in contemplation of or in connection with bankruptcy. If the Successor Company enters into bankruptcy, it is likely that its common stock and common stock equivalents will become worthless and its creditors, including preferred stock, will receive significantly less than what is owed to them.

Note 4 — Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and notes. In addition, management’s assessment of the Successor Company’s ability to continue as a going concern involves the estimation of the amount and timing of future cash inflows and outflows. Actual results may differ materially from those estimates.

Cash and Cash Equivalents

The Company considers highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Concentration of Credit Risk

As of December 31, 2010, the Successor Company maintains the majority of its cash primarily with one major U.S. domestic bank. All of our non-interest bearing cash balances were fully insured at December 31, 2010 due to a temporary federal program in effect from December 31, 2010 through December 31, 2012. Under the program, there is no limit to the amount of insurance for eligible accounts. Beginning 2013, insurance coverage will revert to $250,000 per depositor at each financial institution, and our non-interest bearing cash balances may again exceed federally insured limits. The terms of these deposits are on demand to minimize risk. The Successor Company has not incurred losses related to these deposits. Cash and cash equivalents of approximately $0.1 million, related to Agera and the Successor Company’s Swiss subsidiary, is maintained in two separate financial institutions. The Successor Company invests these funds primarily in demand deposit accounts.

Allowance for Doubtful Accounts

The Successor Company maintains an allowance for doubtful accounts related to its accounts receivable that have been deemed to have a high risk of collectability. Management reviews its accounts receivable on a monthly basis to determine if any receivables will potentially be uncollectible. One foreign customer represents 88% and 87% of accounts receivable, net, at December 31, 2010 and 2009, respectively. Management analyzes historical collection trends and changes in its customer payment patterns, customer concentration, and creditworthiness when evaluating the adequacy of its allowance for doubtful accounts. In its overall allowance for doubtful accounts, the Successor Company includes any receivable balances that are determined to be uncollectible. Based on the information available, management believes the allowance for doubtful accounts is adequate; however, actual write-offs might exceed the recorded allowance.

The allowance for doubtful accounts was $29,280 and $37,098 at December 31, 2010 and 2009, respectively.

Inventory

Agera purchases the large majority of its inventory from one contract manufacturer. Agera accounts for its inventory on the first-in-first-out method. At December 31, 2010, Agera’s inventory of $0.3 million consisted of $0.2 million of raw materials and $0.1 million of finished goods. At December 31, 2009, Agera’s inventory of $0.2 million consisted of $0.2 million of raw materials and less than $0.1 million of finished goods.

Property and equipment

Property and equipment is carried at cost less accumulated depreciation and amortization. Generally, depreciation and amortization for financial reporting purposes is provided by the straight-line method over the estimated useful life of three years, except for leasehold improvements which are amortized using the straight-line method over the remaining lease term or the life of the asset, whichever is shorter. The cost of repairs and maintenance is charged as an expense as incurred.

Intangible assets

Intangible assets are research and development assets related to the Successor Company’s primary study that was recognized upon emergence from bankruptcy (see Note 5). Intangibles are tested for recoverability whenever events or changes in circumstances indicate the carrying amount may not be recoverable. An impairment loss, if any, would be measured as the excess of the carrying value over the fair value determined by discounted cash flows. There was no impairment of the intangible assets as of December 31, 2010.

Revenue recognition

The Successor Company recognizes revenue over the period the service is performed in accordance with ASC 605, Revenue Recognition (“ASC 605”). In general, ASC 605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred or services rendered, (3) the fee is fixed and determinable and (4) collectability is reasonably assured.

Revenue from the sale of Agera’s products is recognized upon transfer of title, which is upon shipment of the product to the customer. The Successor Company believes that the requirements of ASC 605 are met when the ordered product is shipped, as the risk of loss transfers to our customer at that time, the fee is fixed and determinable and collection is reasonably assured. Any advanced payments are deferred until shipment.

Shipping and handling costs

Agera charges its customers for shipping and handling costs. Such charges to customers are presented net of the costs of shipping and handling, as selling, general and administrative expense, and are not significant to the consolidated statements of operations.

Advertising cost

Agera advertising costs are expensed as incurred and include the costs of public relations and certain marketing related activities. These costs are included in selling, general and administrative expenses in the accompanying consolidated statements of operations.

Research and development expenses

Research and development costs are expensed as incurred and include salaries and benefits, costs paid to third-party contractors to perform research, conduct clinical trials, develop and manufacture drug materials and delivery devices, and a portion of facilities cost. Research and development costs also include costs to develop manufacturing, cell collection and logistical process improvements.

Clinical trial costs are a significant component of research and development expenses and include costs associated with third-party contractors. Invoicing from third-party contractors for services performed can lag several months. The Successor Company accrues the costs of services rendered in connection with third-party contractor activities based on its estimate of management fees, site management and monitoring costs and data management costs. Actual clinical trial costs may differ from estimated clinical trial costs and are adjusted for in the period in which they become known.

Other Income, Net

In November 2010, we received one grant totaling $0.2 million under the Qualified Therapeutic Discovery Project Grants Program. The Qualified Therapeutic Discovery Project Grants Program was included in the healthcare reform legislation, and established a one-time pool of $1 billion for grants to small biotechnology companies developing novel therapeutics which show potential to: (a) result in new therapies that either treat areas of unmet medical need, or prevent, detect, or treat chronic or acute diseases and conditions; (b) reduce long-term health care costs in the United States; or (c) significantly advance the goal of curing cancer within a the 30-year period. There are no matching funding requirements or other requirements necessary to receive the funding.

Warrant Liability

The warrants for the Successor Company are measured at fair value and liability-classified under ASC 815, Derivatives and Hedging, (“ASC 815”) because the warrants contain “down-round protection” and therefore, do not meet the scope exception for treatment as a derivative under ASC 815. Since “down-round protection” is not an input into the calculation of the fair value of the warrants, the warrants cannot be considered indexed to the Company’s own stock which is a requirement for the scope exception as outlined under ASC 815. The fair value of the warrants is determined using the Black-Scholes option pricing model and is affected by changes in inputs to that model including our stock price, expected stock price volatility, the contractual term, and the risk-free interest rate. The Successor Company will continue to classify the fair value of the warrants as a liability until the warrants are exercised, expire or are amended in a way that would no longer require these warrants to be classified as a liability.

Preferred Stock and Derivative Liability

The preferred stock has been classified within the mezzanine section between liabilities and equity in its consolidated balance sheets in accordance with ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) because any holder of Series A, B and D Preferred may require the Successor Company to redeem all of its Series A, B or D Preferred in the event of a triggering event which is outside of the control of the Successor Company.

The embedded conversion option for the Series A Preferred, Series B Preferred and Series D Preferred has been recorded as a derivative liability under ASC 815 in the Successor’s consolidated balance sheet as of December 31, 2010 and will be re-measured on the Successor Company’s reporting dates. The fair value of the derivative liability is determined using the Black-Scholes option pricing model and is affected by changes in inputs to that model including our stock price, expected stock price volatility, the contractual term, and the risk-free interest rate. The Successor Company will continue to classify the fair value of the embedded conversion option as a liability until the preferred stock is converted into common stock.

Stock-based Compensation

The Successor Company accounts for stock-based awards to employees and non-employees using the fair value based method to determine compensation for all arrangements where shares of stock or equity instruments are issued for compensation. The Successor Company uses a Black-Scholes options-pricing model to determine the fair value of each option grant as of the date of grant for expense incurred. The Black-Scholes model requires inputs for risk-free interest rate, dividend yield, volatility and expected lives of the options. Expected volatility is based on historical volatility of the Company’s competitor’s stock since the Predecessor Company ceased trading as part of the bankruptcy and emerged as a new entity. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of the grant. The expected lives for options granted represents the period of time that options granted are expected to be outstanding and is derived from the contractual terms of the options granted. The Successor Company estimates future forfeitures of options based upon expected forfeiture rates.

Income taxes

An asset and liability approach is used for financial accounting and reporting for income taxes. Deferred income taxes arise from temporary differences between income tax and financial reporting and principally relate to recognition of revenue and expenses in different periods for financial and tax accounting purposes and are measured using currently enacted tax rates and laws. In addition, a deferred tax asset can be generated by net operating loss (“NOLs”) carryover. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

In the event the Company is charged interest or penalties related to income tax matters, the Company would record such interest as interest expense and would record such penalties as other expense in the consolidated statements of operations. No such charges have been incurred by the Company. As of December 31, 2010 and December 31, 2009, the Successor Company had no accrued interest related to uncertain tax positions.

At December 31, 2010 and December 31, 2009, the Company has provided a full valuation allowance for the net deferred tax assets, the large majority of which relates to the future benefit of loss carryovers. In addition, as a result of fresh-start accounting, the Successor Company may be limited by section 382 of the Internal Revenue Service Code. The tax years 2007 through 2010 remain open to examination by the major taxing jurisdictions to which we are subject. The deferred tax liability at December 31, 2010 and December 31, 2009, relates to the intangible assets recognized upon fresh-start accounting.

Earnings (loss) per share data

Basic earnings (loss) per share is calculated based on the weighted average common shares outstanding during the period. Diluted earnings per share (“Diluted EPS’) also gives effect to the dilutive effect of stock options, warrants, restricted stock and convertible preferred stock calculated based on the treasury stock method.

The Predecessor and Successor Company’s potentially dilutive securities consist of potential common shares related to stock options, warrants, restricted stock and convertible preferred stock. Diluted EPS includes the impact of potentially dilutive securities except in periods in which there is a loss because the inclusion of the potential common shares would be anti-dilutive. The Company does not present diluted earnings per share for periods in which it incurred net losses as the effect is anti-dilutive. There were no potentially dilutive securities for the eight months ended August 31, 2009, due to the cancellation of the convertible notes and the cancellation of all the outstanding stock option plans and the last known market price was less than exercise price.

Fair Value of Financial Instruments

The carrying values of certain of the Successor Company’s financial instruments, including cash equivalents and accounts payable approximates fair value due to their short maturities. The fair values of the Successor Company’s long-term obligations are based on assumptions concerning the amount and timing of estimated future cash flows and assumed discount rates reflecting varying degrees of risk. The carrying values of the Successor Company’s long-term obligations approximate their fair values.

The fair value of the reorganization value which applies in fresh-start accounting was estimated by applying the income approach and a market approach. This fair value measurement is based on significant inputs that are not observable in the market and, therefore, represents a Level 3 measurement as defined in ASC 820, Fair Value Measurements.

Adoption of Standards

In January 2010, the FASB issued Accounting Standards Update (“ASU”) 2010-06, Fair Value Measurements and Disclosures (Topic 820): “Improving Disclosures about Fair Value Measurements” (“ASU 2010-06”), which amends the existing fair value measurement and disclosure guidance currently included in ASC Topic 820, “Fair Value Measurements and Disclosures,” to require additional disclosures regarding fair value measurements. Specifically, ASU 2010-06 requires entities to disclose the amounts of significant transfers between Level 1 and Level 2 of the fair value hierarchy and the reasons for these transfers, the reasons for any transfer in or out of Level 3 and information in the reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. In addition, ASU 2010-06 also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009, except for additional disclosures related to Level 3 fair value measurements, which are effective for fiscal years beginning after December 15, 2010. The adoption of ASU 2010-06 did not impact the Company’s consolidated financial statements or results of operations.

In September 2009, the FASB issued ASU 2009-13, Revenue Recognition (Topic 605): “Multiple-Deliverable Revenue Arrangements” (“ASU 2009-13”), which requires companies to allocate revenue in arrangements involving multiple deliverables based on the estimated selling price of each deliverable when such deliverables are not sold separately either by the company or other vendors. ASU 2009-13 eliminates the requirement that all undelivered elements must have objective and reliable evidence of fair value before a company can recognize the portion of the overall arrangement fee that is attributable to items that already have been delivered. As a result, the new guidance may allow some companies to recognize revenue on transactions that involve multiple deliverables earlier than under current requirements. ASU 2009-13 is effective for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted at the beginning of a company’s fiscal year. The Company expects to adopt ASU 2009-13 on January 1, 2011 and does not expect ASU 2009-13 to have a material impact on its consolidated financial statements.

Note 5 — Fresh-Start Accounting

On September 1, 2009, the Successor Company adopted fresh-start accounting upon the emergence of bankruptcy in accordance with ASC 852-10, Reorganization. Fresh-start accounting results in the Company becoming a new entity for financial reporting purposes. Accordingly, the Company’s consolidated financial statements for periods prior to September 1, 2009 are not comparable to consolidated financial statements presented on or after September 1, 2009. The Company selected September 1, 2009, as the date to apply fresh-start accounting based on the absence of any material contingencies at the September 3, 2009 effective date and the immaterial impact of transactions between September 1, 2009 and September 3, 2009.

Under ASC 852-10, the Successor Company must determine a value to be assigned to the equity of the emerging company as of the date of the adoption of fresh-start accounting. The Successor Company obtained an independent appraisal to value the equity and it served as the fair market value of the emerging Company’s equity.

Fresh-start accounting reflects the value of the Successor Company as determined in the confirmed Plan. Under fresh-start accounting, the Successor Company’s assets values are remeasured and allocated in conformity with ASC 805-20, Business Combinations, Identifiable Assets and Liabilities, and Any Noncontrolling Interest. Fresh-start accounting also requires that all liabilities should be stated at fair value. The portion of the reorganization value which was attributed to identified intangible assets was $6,340,656. This value is related to research and development assets that are not subject to amortization. In accordance with ASC 805-20, this amount is reported as intangibles in the consolidated balance sheets, and is not being amortized.

Note 6 — Liabilities Subject to Compromise and Reorganization Items

Liabilities subject to compromise refers to pre-petition obligations that were impacted by the Chapter 11 reorganization process. For further information regarding the discharge of liabilities subject to compromise, see Note 5 — “Fresh-Start Accounting in the notes of these Financial Statements. As of December 31, 2010, there were no liabilities subject to compromise.

The Company incurred certain professional fees and other expenses directly associated with the bankruptcy proceedings. In addition, the Company has made adjustments to the carrying value of certain prepetition liabilities. Such costs and adjustments are classified as “reorganization items, net” and are presented separately in the unaudited consolidated statements of operations. For the year ended December 31, 2010, for the four months ended December 31, 2009 and for the eight months ended December 31, 2009, the following have been incurred:

	Successor	Successor	Predecessor
	Year ended December 31, 2010	Four months ended December 31, 2009	Eight months ended August 31, 2009
Professional fees expense	$(13,150)	$(13,825)	$(533,271)
Debt issuance costs related to DIP facility	—	—	(295,757)
Other debt issuance costs	—	—	(280,964)
Gain (loss) on discharge of liabilities subject to compromise	16,453	(58,652)	74,648,976

Total reorganization items, net	$3,303	$(72,477)	$73,538,984

The $74.6 million gain from discharge of liabilities subject to compromise is the result of the settlement of 3.5% Subordinated Notes in exchange for $6.0 million in Notes Payable and 3,960,000 shares of the Successor company, Debtor-in-Possession Credit Facility and Prepetition Secured Loan in exchange for 7,320,000 shares of the Successor Company’s common stock and unsecured claims in exchange for 120,000 shares. On the Effective Date, all stock option plans of the Predecessor Company were cancelled.

Cash paid for reorganization items during the year ended December 31, 2010 and December 31, 2009 was less than $0.1 million and $0.6 million, respectively. Professional fees include financial, legal and valuation services directly associated with the reorganization process.

Note 7 — Agera Laboratories, Inc.

On August 10, 2006, the Predecessor Company acquired 57% of the outstanding common shares of Agera. Agera is a skincare company that has proprietary rights to a scientifically-based advanced line of skincare products. Agera markets its product primarily in the United States and Europe. The results of Agera’s operations and cash flows have been included in the consolidated financial statements from the date of the acquisition. The assets and liabilities of Agera have been included in the consolidated balance sheets since the date of the acquisition.

Note 8 — Fair Value Measurements

The Company adopted the accounting guidance on fair value measurements for financial assets and liabilities measured on a recurring basis. The guidance requires fair value measurements be classified and disclosed in one of the following three categories:

•	Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

•	Level 2: Quoted prices in markets that are not active or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

•	Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported by little or no market activity).

The following fair value hierarchy table presents information about each major category of the Company’s financial assets and liability measured at fair value on a recurring basis as of December 31, 2010 and 2009:

	Fair value measurement using
	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total
At December 31, 2010
Cash and cash equivalents	$867,738	$—	$—	$867,738

Liabilities
Warrant liability	$—	$—	$8,171,518	$8,171,518
Derivative liability	—	—	2,120,360	2,120,360

Total	$—	$—	$10,291,878	$10,291,878

	Fair value measurement using
	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total
At December 31, 2009
Cash and cash equivalents	$1,362,488	$—	$—	$1,362,488

Liabilities
Warrant liability	$—	$—	$635,276	$635,276

The reconciliation of warrant liability measured at fair value on a recurring basis using unobservable inputs (Level 3) is as follows:

Warrant Liability
Balance at January 1, 2009	$—
Issuance of additional warrants	316,192
Change in fair value of warrant liability	319,084

Balance at December 31, 2009	635,276
Issuance of additional warrants	7,071,010
Change in fair value of warrant liability	465,232

Balance at December 31, 2010	$8,171,518

The fair value of the warrant liability is based on Level 3 inputs. For this liability, the Company developed its own assumptions that do not have observable inputs or available market data to support the fair value. See note 15 for further discussion of the warrant liability.

The reconciliation of derivative liability measured at fair value on a recurring basis using unobservable inputs (Level 3) is as follows:

Derivative Liability
Balance at December 31, 2009	$—
Record fair value of derivative liability	2,120,360

Balance at December 31, 2010	$2,120,360

The fair value of the derivative liability is based on Level 3 inputs. For this liability, the Company developed its own assumptions that do not have observable inputs or available market data to support the fair value. See note 14 for further discussion of the derivative liability.

Note 9 — Property and Equipment

As of December 31, 2010 and 2009, property and equipment consisted of the following:

	December 31, 2010	December 31, 2009
Lab equipment	$18,685	$—
Computer equipment and software	10,989	—

	29,674	—
Less: Accumulated depreciation and amortization	(8,085)	—

Property and equipment, net	$21,589	$—

Depreciation expense was $8,085 for the year ending December 31, 2010.

Note 10 — Accrued Expenses

Accrued expenses consist of the following:

	December 31, 2010	December 31, 2009
Accrued professional fees	$413,384	$147,410
Accrued compensation	7,076	7,208
Accrued interest	—	246,578
Dividend on preferred stock payable	191,417	42,740
Accrued other	177,605	100,324

Accrued expenses	$789,482	$544,260

Note 11 — Debt

The Successor Company’s outstanding long-term debt at December 31, 2010 and December 31, 2009 consists of $7.3 million and $6 million, respectively, of 12.5% Unsecured Promissory Notes (“New Notes”). Unpaid interest has been accreted to the principal at a rate of 15%. The New Notes have the following features: (1) 12.5% interest payable quarterly in cash or, at the Successor Company’s option, 15% payable in kind by capitalizing such unpaid amount and adding it to the principal as of the date it was due; (2) maturing June 1, 2012; (3) at any time prior to the maturity date, the Successor Company may redeem any portion of the outstanding principal of the New Notes in Cash at 125% of the stated face value of the New Notes. There is a mandatory redemption feature that requires the Successor Company to redeem all outstanding new notes if: (1) the Successor Company successfully completes a capital campaign raising in excess of $10 million; or (2) the Successor Company is acquired by, or sell a majority stake to, an outside party. The current debt of $57K is due in 2011 and the promissory note is due June 2012.

Total debt is comprised of the following:

	December 31, 2010	December 31, 2009
Current debt	$56,911	$47,795

Total Current Debt	56,911	47,795
Promissory Note	7,290,881	6,000,060

Total debt	$7,347,792	$6,047,855

Note 12 — Income Taxes

Fibrocell Science, Inc. and Fibrocell Technologies, Inc. file a consolidated U.S. Federal income tax return. During the third quarter of 2006, the Company acquired a 57% interest in Agera (see Note 7 — “Agera Laboratories, Inc.”). Agera files a separate U.S. Federal income tax return. The Company’s foreign subsidiaries, which comprise loss from discontinued operations, file income tax returns in their respective jurisdictions. The geographic source of loss from continuing operations is the United States.

The components of the income tax expense/(benefit) related to continuing operations, are as follows:

	Successor	Successor	Predecessor
	Year ended December 31, 2010	Four months ended December 31, 2009	Eight Months ended August 31, 2009
U.S. Federal:
Current	$—	$—	$—
Deferred	—	—	—
U.S. State:
Current	—	—	—
Deferred	—	—	—

	$—	$—	$—

The reconciliation between income taxes/(benefit) at the U.S. federal statutory rate and the amount recorded in the accompanying consolidated financial statements is as follows:

	Successor	Successor	Predecessor
	Year ended December 31, 2010	Four months ended December 31, 2009	Eight months ended August 31, 2009
Tax expense/(benefit) at U.S. federal statutory rate	$(4,490,789)	$(1,757,838)	$23,058,084
Increase/(decrease) in domestic valuation allowance	5,077,136	2,303,065	(30,209,991)
State income taxes/(benefit) before valuation allowance, net of federal benefit	(789,894)	(357,619)	4,690,990
Deferred tax impact of reorganization	—	(172,395)	2,261,359
Other	203,547	(15,213)	199,558

	$—	$—	$—

The components of the Successor Company’s net deferred tax liabilities at December 31, 2010 and 2009 are as follows:

	December 31, 2010	December 31, 2009
Deferred tax liabilities:
Intangible assets	$2,500,000	$2,500,000

Total deferred tax liabilities	$2,500,000	$2,500,000

Deferred tax assets:
Loss carryforwards	$38,003,210	$32,942,543
Property and equipment	1,460,890	1,559,631
Accrued expenses and other	1,285,007	1,551,822
Stock compensation	930,103	548,078

Total deferred tax assets	41,679,210	36,602,074
Less: valuation allowance	(41,679,210)	(36,602,074)

Total deferred tax assets	$—	$—

Net deferred tax liabilities	$2,500,000	$2,500,000

As of December 31, 2010, the Company had generated U.S. net operating loss carryforwards of approximately $81.6 million which expire from 2026 to 2030 and net loss carryforwards in certain non-US jurisdictions of approximately $24.4 million. The U.S. net operating loss carryforwards were reduced by approximately $74 million as a result of the Company’s emergence from bankruptcy (see Note 6 — “Liabilities Subject to Compromise and Reorganization Items”). The net operating loss carryforwards are available to reduce future taxable income. However, a, change in ownership, as defined by federal income tax regulations, could significantly limit the Company’s ability to utilize its U.S. net operating loss carryforwards. Additionally, because federal tax laws limit the time during which the net operating loss carryforwards may be applied against future taxes, if the Company fails to generate taxable income prior to the expiration dates it may not be able to fully utilize the net operating loss carryforwards to reduce future income taxes. As the Company has had cumulative losses and there is no assurance of future taxable income, valuation allowances have been recorded to fully offset the deferred tax asset at December 31, 2010 and 2009. The valuation allowance increased by $5.1 million during 2010, due to the impact from the current year net loss, and decreased by $27.3 million during 2009, due primarily to the impact from the Company’s reorganization described above and net loss in that period.

Note 13 — Commitments and Contingencies

Legal Proceedings

As of December 31, 2010, there were no legal proceedings.

Employment Agreements

On February 1, 2010, the Company entered into an employment agreement with Mr. Pernock pursuant to which Mr. Pernock agreed to serve as Chief Executive Officer of the Company for an initial term ending February 1, 2013, which may be renewed for an additional one-year term by mutual agreement. The agreement provides for an annual salary of $450,000. Mr. Pernock is entitled to receive an annual bonus each year, payable subsequent to the issuance of the Company’s final audited financial statements, but in no case later than 120 days after the end of its most recently completed fiscal year. The final determination on the amount of the annual bonus will be made by the Board of Directors (or the Compensation Committee of the Board of Directors, if such committee has been formed), based on criteria established by the Board of Directors (or the Compensation Committee of the Board of Directors, if such committee has been formed). The targeted amount of the annual bonus shall be 60% of Mr. Pernock’s base salary, although the actual bonus may be higher or lower.

Under the agreement, Mr. Pernock was granted a ten-year option to purchase 1,650,000 shares at an exercise price per share equal to the closing price of the Company’s common stock on the date of execution of the agreement, or February 1, 2010. The options vest as follows: (i) 250,000 shares upon execution of the agreement; (ii) 100,000 shares upon the closing of a strategic partnership or licensing deal with a major partner that enables the Company to significantly improve and/or accelerate its capabilities in such areas as research, production, marketing and/or sales and enable the Company to reach or exceed its major business milestones within the Company’s strategic and operational plans, provided Mr. Pernock is the CEO on the closing date of such partnership or licensing deal (the determination of whether any partnership or licensing deal meets the foregoing criteria will be made in good faith by the Board upon the closing of such partnership or licensing deal); and (iii) 1,300,000 shares in equal 1/36th installments (or 36,111 shares per installment) monthly over a three-year period, provided Executive is the CEO on each vesting date. The vesting of all options set forth above shall accelerate upon a “change in control” as defined in the agreement, provided Mr. Pernock is employed by the Company within 60 days prior to the date of such change in control.

If Mr. Pernock’s employment is terminated at the Company’s election at any time, for reasons other than death, disability, cause (as defined in the agreement) or a voluntary resignation, or by Mr. Pernock for good reason (as defined in the agreement), Mr. Pernock shall be entitled to receive severance payments equal to twelve months of Mr. Pernock’s base salary and of the premiums associated with continuation of Mr. Pernock’s benefits pursuant to COBRA to the extent that he is eligible for them following the termination of his employment; provided that if anytime within eighteen months after a change in control either (i) Mr. Pernock is terminated, at the Company’s election at any time, for reasons other than death, disability, cause or voluntary resignation, or (ii) Mr. Pernock terminates the agreement for good reason, Mr. Pernock shall be entitled to receive severance payments equal to: (1) two years of Mr. Pernock’s base salary, (2) Mr. Pernock’s most recent annual bonus payment, and (3) the premiums associated with continuation of Mr. Pernock’s benefits pursuant to COBRA to the extent that he is eligible for them following the termination of his employment for a period of one year after termination. All severance payments shall be made in a lump sum within ten business days of Mr. Pernock’s execution and delivery of a general release of the Company, its parents, subsidiaries and affiliates and each of its officers, directors, employees, agents, successors and assigns in a form acceptable to the Company. If severance payments are being made, Mr. Pernock has agreed not to compete with the Company until twelve months after the termination of his employment.

On August 24, 2010, the Company entered into an amended and restated employment agreement with Mr. Declan Daly, which replaced and terminated his prior employment agreement with the Company, pursuant to which Mr. Daly agreed to serve as Chief Operating Officer and Chief Financial Officer of the Company for an initial term ending August 24, 2013, which may be renewed for an additional one-year term by mutual agreement. The agreement provides for an annual salary of $300,000. Mr. Daly is entitled to receive an annual bonus each year, payable subsequent to the issuance of the Company’s final audited financial statements, but in no case later than 120 days after the end of its most recently completed fiscal year. The final determination on the amount of the annual bonus will be made by the Board of Directors (or the Compensation Committee of the Board of Directors, if such committee has been formed), based on criteria established by the Board of Directors (or the Compensation Committee of the Board of Directors, if such committee has been formed). The targeted amount of the annual bonus shall be 50% of Mr. Daly’s base salary, although the actual bonus may be higher or lower.

Under the agreement, Mr. Daly was granted a ten-year option to purchase 400,000 shares at an exercise price per share equal to the closing price of the Company’s common stock on the date of execution of the agreement, or $0.55 per share. The options vest as follows: (i) 40,000 shares upon execution of the agreement; and (ii) 360,000 shares in equal 1/36th installments (or 10,000 shares per installment) monthly over a three-year period, provided Mr. Daly is the COO or CFO on each vesting date. The vesting of all options set forth above shall accelerate upon a “change in control” as defined in the agreement, provided Mr. Daly is employed by the Company within 60 days prior to the date of such change in control.

Mr. Daly is entitled to receive a one-time bonus in the amount of $50,000 (the “Milestone Bonus”) upon the FDA’s approval of the Company’s Biologics License Application filing, provided that Mr. Daly is the CFO or COO at the time of said event.

If Mr. Daly’s employment is terminated at the Company’s election at any time, for reasons other than death, disability, cause (as defined in the agreement) or a voluntary resignation, or by Mr. Daly for good reason (as defined in the agreement), Mr. Daly shall be entitled to receive severance payments equal to twelve months of Mr. Daly’s base salary and of the premiums associated with continuation of Mr. Daly’s benefits pursuant to COBRA to the extent that he is eligible for them following the termination of his employment; provided that if anytime within eighteen months after a change in control either (i) Mr. Daly is terminated, at the Company’s election at any time, for reasons other than death, disability, cause or voluntary resignation, or (ii) Mr. Daly terminates the agreement for good reason, Mr. Daly shall be entitled to receive severance payments equal to: (1) two years of Mr. Daly’s base salary, (2) Mr. Daly’s most recent annual bonus payment, and (3) the premiums associated with continuation of Mr. Daly’s benefits pursuant to COBRA to the extent that he is eligible for them following the termination of his employment for a period of one year after termination. All severance payments shall be made in a lump sum within ten business days of Mr. Daly’s execution and delivery of a general release of the Company, its parents, subsidiaries and affiliates and each of its officers, directors, employees, agents, successors and assigns in a form acceptable to the Company. If severance payments are being made, Mr. Daly has agreed not to compete with the Company until twelve months after the termination of his employment.

Consulting Agreements

In June 2010, we entered into two consulting agreements with two individuals. We issued the two consultants options to purchase 150,000 shares each. The options have an expiration date five years from the date of issuance and an exercise price of $0.93 per share.

In September 2010, we entered into a consulting agreement with one individual and issued the consultant options to purchase 120,000 shares. The options have an expiration date five years from the date of issuance and an exercise price of $0.59 per share.

Effective upon our exit from bankruptcy on September 3, 2009, we entered into a consultant agreement, pursuant to which Dr. Langer agreed to provide consulting services to us, including serving as a scientific advisor. The agreement has a one year term, provided that either party may terminate the agreement on 30 days notice. The agreement provides Dr. Langer annual compensation of $50,000.

In October 2009, we entered into two consulting agreements with two individuals. We issued the two consultants options to purchase 200,000 shares and 150,000 shares, respectively. The options have an expiration date five years from the date of issuance and an exercise price of $0.75 per share.

In December 2009, we entered into a consulting agreement with one individual and issued the consultant options to purchase 100,000 shares. The options have an expiration date five years from the date of issuance and an exercise price of $1.25 per share.

Leases

The Company has entered into a lease for office, warehouse and laboratory facilities in Exton, Pennsylvania under a third party non-cancelable operating lease through 2013. Future minimum lease commitments at December 31, 2010 are as follows:

Year Ending December 31,
2011	$1,194,350
2012	1,194,350
2013	298,588

Total	$2,687,288

For each of the years ended December 31, 2010 and 2009, rental expense totaled $1.4 million.

In April 2005, the Company entered into a non-cancelable three year operating lease for approximately 86,500 square feet in Exton, Pennsylvania. This facility houses members of the senior management team, quality and manufacturing personnel, and the corporate finance department. The Company began constructing a production line in a portion of this facility in anticipation of eventual FDA approval. The facility was completed during September 2005. This production line is expected to be utilized for the production of clinical supplies. During 2007, the Company extended the lease through March 31, 2013. Lease expense is recognized on a straight-line basis through March 31, 2013. The Exton, Pennsylvania minimum lease payments are included in the future minimum lease commitments table above through March 31, 2013.

Note 14 — Equity

Redeemable Preferred stock

As of December 31, 2010 the number of Redeemable Preferred stock (“Preferred”) outstanding, with a par value of $0.001 per share and a stated value of $1,000 per share is as follows:

Preferred stock Series A	2,886
Preferred stock Series B	4,640
Preferred stock Series D	1,645

Total	9,171

Terms of Redeemable Preferred stock

Dividends; Rank; Liquidation

Holders of the Preferred stock Series A (“Series A Preferred’), Preferred stock Series B (“Series B Preferred’) and Preferred stock Series D (“Series D Preferred’) are entitled to receive cumulative dividends at the rate per share (as a percentage of the stated value per share) of 6% per annum (subject to increase in certain circumstances), payable quarterly in arrears on January 15, April 15, July 15 and October 15. The dividends are payable in cash, or at our option, in duly authorized, validly issued, fully paid and non-assessable shares of common stock equal to 110% of the cash dividend amount payable on the dividend payment date, or a combination thereof; provided that we may not pay the dividends in shares of common stock unless we meet certain conditions described in the Certificate of Designation, including that the resale of the shares has been registered under the Securities Act. If we pay the dividend in shares of common stock, the common stock will be valued for such purpose at 80% of the average of the volume weighted average price for the 10 consecutive trading days ending on the trading day that is immediately prior to the dividend payment date.

The Series A Preferred, Series B Preferred and Series D Preferred ranks senior to all shares of Company common stock (“Common Stock”). The Series D Preferred ranks junior to the Company’s Series A Preferred and Series B Preferred.

Upon our liquidation, dissolution or winding-up, whether voluntary or involuntary, the holders of the Series A Preferred, Series B Preferred and Series D Preferred shall be entitled to receive out of our assets, whether capital or surplus, an amount equal to the stated value of the common stock, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under the Certificate of Designation, for each share of Series A Preferred, Series B Preferred and Series D Preferred before any distribution or payment shall be made to the holders of any junior securities, and if our assets are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series A Preferred, Series B Preferred and Series D Preferred shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Conversion; Conversion Price; Forced Conversion; Optional Redemption

Each share of Series A Preferred, Series B Preferred and Series D Preferred is convertible into a number of shares of common stock equal to (1) the stated value of the share ($1,000), divided by (2) $0.50 (as a result of the December 2010 Series D Preferred financing), subject to adjustment as discussed below. We refer to this price as the Conversion Price.

With certain exceptions, if, at any time while the Series A Preferred, Series B Preferred and Series D Preferred is outstanding, we sell or grant any option to purchase or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any sale, grant or any option to purchase or other disposition), any common stock or common stock equivalents at an effective price per share that is lower than the then Conversion Price, then the Conversion Price will be reduced to equal the lower price (“down-round” provision). The Conversion Price is also subject to proportional adjustment in the event of any stock split, stock dividend, reclassification or similar event with respect to the common stock.

Commencing six months from the date of the agreement pursuant to which we issued the Series A Preferred, Series B Preferred and Series D Preferred, if the volume weighted average price for each of any 20 consecutive trading days exceeds 200% of the then effective Conversion Price and various other equity conditions are satisfied (including that the resale of the shares underlying the Series A Preferred, Series B Preferred and Series D Preferred, has been registered under the Securities Act), upon 30 days notice, the Series A Preferred, Series B Preferred and Series D Preferred plus all accrued and unpaid dividends will automatically convert into shares of common stock.

Commencing two years from the date of the agreement pursuant to which we issued the Series A Preferred, Series B Preferred and Series D Preferred, upon 30 days notice and provided various other equity conditions are satisfied (including that the resale of the shares underlying the Series A Preferred, Series B Preferred and Series D Preferred has been registered under the Securities Act), we may redeem some or all of the then outstanding Series A Preferred, Series B Preferred and Series D Preferred for cash in an amount equal to the 150% of the stated value of the Series A Preferred, Series B Preferred and Series D Preferred.

Voting

The holders of the Series A Preferred, Series B Preferred and Series D Preferred have no voting rights except with respect to specified matters affecting the rights of the Series A Preferred, Series B Preferred and Series D Preferred.

Negative Covenants

As long as any shares of Series A Preferred, Series B Preferred and Series D Preferred are outstanding, we may not, directly or indirectly: (a) amend our charter documents in any manner that materially and adversely affects any rights of the holders of the Series A Preferred, Series B Preferred and Series D Preferred; (b) pay cash dividends or distributions on our junior securities (including the common stock); or (c) enter into any transaction with any affiliate of ours which would be required to be disclosed in any public filing, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of our disinterested directors.

Triggering Events

In the event of a Triggering Event (as defined in the Certificate of Designation and described below), any holder of Series A Preferred, Series B Preferred and Series D Preferred may require us to redeem all of its Series A Preferred, Series B Preferred and Series D Preferred, at a redemption price equal to the greater of (a) 130% of the stated value and (b) the product of (i) the volume weighted average price on the trading day immediately preceding the date of the Triggering Event and (ii) the stated value divided by the then Conversion Price, plus all accrued but unpaid dividends thereon and all liquidated damages and other costs, expenses or amounts due in respect of the Series A Preferred, Series B Preferred and Series D Preferred. Triggering Events include, among other things, bankruptcy related events, change of control transactions (as defined in the Certificate of Designation), and various types of failures to perform under, and breaches of, the transaction documents.

Preferred Stock Series A

In October 2009, the Successor Company completed an offering of Series A Preferred, Class A Warrants and Class B Warrants (the “October 2009 Offering”). Each of the foregoing securities were subject to the “down-round” protection, which provisions require the lowering of the conversion price or exercise price, as applicable, to the purchase price in the recent December 2010 Series D Preferred offering, or $0.50, and with respect to the warrants, the number of shares issuable under the warrants issued in the October 2009 Offering were proportionately increased such that the aggregate exercise price payable, after taking into consideration the decrease in exercise price, is now equal to the aggregate exercise price prior to such adjustment. The preferred stock has been classified within the mezzanine section between liabilities and equity in its consolidated balance sheets in accordance with ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) because any holder of Series A Preferred may require the Successor Company to redeem all of its Series A Preferred in the event of a triggering event which is outside of the control of the Successor Company. After giving effect to this anti-dilution provision, as of December 31, 2010, there will be 5,772,000 shares of Common Stock underlying the Series A Preferred, Class A warrants to purchase 1,624,996 shares of Common Stock at an exercise price of $0.50 per share, Class B warrants to purchase 1,624,996 shares of Common Stock at an exercise price of $0.50 per share and co-placement warrants to purchase 650,000 shares of Common Stock at an exercise price of $0.50 per share.

Holders of the Series A Preferred are entitled to receive cumulative dividends at the rate per share of 6% per annum, payable quarterly in arrears on January 15, April 15, July 15 and October 15, beginning on April 15, 2010. As of December 31, 2010, $92,404 was accrued for dividends payable.

Preferred Stock Series B

In 2010, the Successor Company completed an offering of Series B Preferred and warrants (the “Warrants”). Each of the foregoing securities were subject to the “down-round” protection, which provisions require the lowering of the conversion price or exercise price, as applicable, to the purchase price in the recent December 2010 Series D offering, or $0.50, and with respect to the warrants, the number of shares issuable under the warrants issued in the 2010 Offerings were proportionately increased such that the aggregate exercise price payable, after taking into consideration the decrease in exercise price, is now equal to the aggregate exercise price prior to such adjustment. The preferred stock has been classified within the mezzanine section between liabilities and equity in its consolidated balance sheets in accordance with ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) because any holder of Series B Preferred may require the Successor Company to redeem all of its Series B Preferred in the event of a triggering event which is outside of the control of the Successor Company.

The Successor Company records accrued dividends at a rate of 6% per annum on the Series B Preferred. The Successor Company records accrued dividends at a rate of 6% per annum on the Series B Preferred. As of December 31, 2010, $96,581 is accrued for dividends payable.

The details of the 2010 Preferred Stock Series B financing are as follows:

•

In the third and fourth quarter of 2010, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”), pursuant to which the Company agreed to sell to the Purchasers in the aggregate: (i) 4,640 shares of Series B Preferred, with a par value of $0.001 per share and a stated value of $1,000 per share Series B Preferred, and (ii) the Warrants to purchase 7,733,334 shares of Common Stock at an exercise price of $0.8054 per share. As of December 31, 2010, the Company had not received $210,000 in subscription proceeds representing 210 shares Series B Preferred and Warrants to purchase 350,000 shares. Upon receipt of these subscription proceeds, the Company will issue the foregoing securities.

•

The aggregate purchase price for the third and fourth quarter 2010 Series B Preferred financing paid by the Purchasers for the Series B Preferred and the Warrants was $4,430,000 (representing $1,000 for each share of Series B Preferred together with the Warrants and adjusted for subscription receivable of $210,000). The Company used the proceeds for working capital purposes.

•

Viriathus Capital LLC and John Carris Investments LLC were co-placement agents for the Transaction, and received, in the aggregate, cash compensation of $354,400 and warrants to purchase 590,657 (adjusted for subscription receivable of $210,000) shares of Common Stock at an exercise price of $0.60 per share.

•

As a result of the December 2010 Series D Preferred Stock transaction the shares and warrants were repriced to $0.50 per share. After giving effect to this anti-dilution provision, as of December 31, 2010, there will be 9,280,000 shares of Common Stock underlying the Series B Preferred, warrants to purchase 12,456,853 shares of Common Stock at an exercise price of $0.50 per share and co-placement warrants to purchase 708,789 shares of Common Stock at an exercise price of $0.50 per share.

Preferred Stock Series D

On December 15, 17 and 27, 2010, the Successor Company completed a private placement of securities of Series D Preferred and warrants. Each of the foregoing securities were subject to the “down-round” protection and if at any time while the Series D Preferred is outstanding, we sell or grant any option to purchase or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any sale, grant or any option to purchase or other disposition), any common stock or common stock equivalents at an effective price per share that is lower than the then Conversion Price, then the Conversion Price will be reduced to equal the lower price. The preferred stock has been classified within the mezzanine section between liabilities and equity in its consolidated balance sheets in accordance with ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) because any holder of Series D Preferred may require the Successor Company to redeem all of its Series D Preferred in the event of a triggering event which is outside of the control of the Successor Company.

The Successor Company records accrued dividends at a rate of 6% per annum on the Series D Preferred. The Successor Company records accrued dividends at a rate of 6% per annum on the Series D Preferred. As of December 31, 2010, $2,432 is accrued for dividends payable.

The details of the 2010 Series D Preferred financing are as follows:

•

1,645 shares of Series D Preferred, with a par value of $0.001 per share and a stated value of $1,000 per share and (ii) warrants to purchase 3,290,000 shares of Common Stock at an exercise price of $0.50 per share.

•	The aggregate purchase price paid by the Purchasers for the Series D Preferred and the Warrants was $1,645,000 (representing $1,000 for each share of Series D Preferred together with Warrants).

•

The placement agents for the Transactions received cash compensation of $131,600 and warrants to purchase 263,200 shares of Common Stock at an exercise price of $0.50 per share (assuming all subscription proceeds are received in the Transactions).

Conversion option of Redeemable Preferred stock

The embedded conversion option for the Series A Preferred, Series B Preferred and Series D Preferred has been recorded as a derivative liability under ASC 815 in the Successor’s consolidated balance sheet as of December 31, 2010 and will be re-measured on the Successor Company’s reporting dates. The fair value of the derivative liability is determined using the Black-Scholes option pricing model and is affected by changes in inputs to that model including our stock price, expected stock price volatility, the contractual term, and the risk-free interest rate. The Successor Company will continue to classify the fair value of the embedded conversion option as a liability until the preferred stock is converted into common stock.

The embedded conversion option for the Series A Preferred, Series B Preferred and Series D Preferred was valued at $2,120,360 at December 31, 2010 at fair value using the Black-Scholes option pricing model. The fair market value of the derivative liability was computed using the Black-Scholes option-pricing model with the following weighted average assumptions:

December 31, 2010
Expected life (years)	1.6 years
Interest rate	1.6%
Dividend yield	—
Volatility	63%

Common Stock Offering

On March 2, 2010, the Company entered into a Securities Purchase Agreement with certain accredited investors, pursuant to which the Company sold to the Purchasers in the aggregate 5,076,664 shares of common stock at a purchase price of $0.75 per share. Each Purchaser also received a warrant to purchase the same number of shares of Common Stock acquired in the offering at an exercise price of $0.98 per share.

The aggregate purchase price paid by the Purchasers for the common stock and the warrants was $3,807,500. The Company used the proceeds for working capital purposes.

Viriathus Capital LLC and John Carris Investments LLC were co-placement agents for the transaction, and received cash compensation of $304,600 and warrants to purchase 406,133 shares of common stock at an exercise price of $0.75 per share upon the closing.

Each of the foregoing securities were subject to the “down-round” protection and if at any time while the Common Stock is outstanding, we sell or grant any option to purchase or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any sale, grant or any option to purchase or other disposition), any common stock or common stock equivalents at an effective price per share that is lower than the then Conversion Price, then the Conversion Price will be reduced to equal the lower price. As of result of the December 2010 Series D Preferred Stock transaction the Warrants were repriced to $0.50 per share. After giving effect to this anti-dilution provision, as of December 31, 2010, there will be Warrants to purchase 9,950,261 shares of Common Stock at an exercise price of $0.50 per share and co-placement warrants to purchase 609,200 shares of Common Stock at an exercise price of $0.50 per share.

Note 15 — Warrants

Preferred Stock Series A Class A and B Warrants and Placement Agent Warrants

As disclosed above in Note 9, the Successor Company issued Class A warrants, Class B warrants and placement agent warrants in connection with the October 2009 preferred stock transaction. The warrants are liability classified since they have “down-round” price protection and they are re-measured on the Company’s reporting dates. As a result of the December 2010 Series D convertible preferred stock financing and the “down-round” provision, the Class A warrants, Class B warrants and placement agent warrants were reissued to purchase approximately 3.9 million shares of Common Stock at an exercise price of $0.50 per share.

Preferred Stock Series B Warrants and Co-placement Agent Warrants

In connection with the Series B Convertible Preferred Stock transaction, the Successor Company issued warrants and co- placement agent warrants. The warrants are liability classified since they have “down-round” price protection and they are re-measured on the Company’s reporting dates. As a result of the December 2010 Series D convertible preferred stock financing and the “down-round” provision, the Series B warrants and co-placement agent warrants were reissued to purchase approximately 13.2 million shares of Common Stock at an exercise price of $0.50 per share.

Preferred Stock Series D Warrants and Co-placement Agent Warrants

In connection with the Series D Convertible Preferred Stock transaction, the Successor Company issued 3,290,000 warrants at an exercise price of $0.50 per share and 263,200 placement agent warrants at an exercise price of $0.50 per share. The warrants are liability classified since they have “down-round” price protection and they are re-measured on the Company’s reporting dates. The weighted average fair market value of the warrants, at the date of issuance, granted to the accredited investors and co-placement agents, based on the Black-Scholes valuation model, is estimated to be $0.31 per warrant.

Common Stock Warrants and Co-placement Agent Warrants

In connection with the March 2, 2010 financing, the Successor Company issued 5,076,664 warrants at an exercise price of $0.98 per share to the accredited investors and 406,133 warrants at an exercise price of $0.75 to the co-placement agents upon closing. The warrants are liability classified since they have “down-round” price protection and they are re-measured on the Company’s reporting dates. The warrants were exercisable immediately after grant and expire five years thereafter. The fair market value of the warrants, at the date of issuance, granted to the accredited investors and co-placement agents, based on the Black-Scholes valuation model, is estimated to be $0.52 per warrant and $0.58 per warrant, respectively. As a result of the Convertible Preferred Stock Series B financing and the “down-round” provision, the Common Stock warrants and placement agent warrants were reissued to purchase 10.6 million shares of Common Stock at an exercise price of $0.50 per share.

The Successor Company recognizes these warrants as a liability at the fair value on each reporting date due to the “down-round” price protection provision. The Company measured the fair value of these warrants as of December 31, 2010, and recorded warrant expense of $2.0 million resulting from the increase in the liability associated with the fair value of the warrants for the three months ended December 31, 2010. The Company computed the value of the warrants using the Black-Scholes method. The fair value of the warrants will continue to be classified as a liability until such time as the warrants are exercised, expire or an amendment of the warrant agreements renders these warrants to be no longer classified as a liability. The warrants are exercisable upon issuance and expire on the fifth anniversary of issuance. There were no warrants exercised in 2010.

The fair market value of the warrants was computed using the Black-Scholes option-pricing model with the following key weighted average assumptions as of the dates indicated:

	December 31, 2010	December 31, 2009
Expected life (years)	4.7 years	4.8 years
Interest rate	1.8%	2.7%
Dividend yield	—	—
Volatility	63%	66%

Roll forward of Successor Company warrant liability from December 31, 2009 through December 31, 2010:

	December 31, 2009	Additions	Revaluation	December 31, 2010
Preferred stock class A warrants	$275,378	$—	$120,711	$396,089
Preferred stock class B warrants	207,611	—	188,478	396,089
Preferred stock co-placement warrants	152,287	—	6,150	158,437
Common stock warrants	—	2,654,752	(123,604)	2,531,148
Common stock placement warrants	—	235,958	(80,990)	154,968
Preferred stock series B warrants	—	2,837,394	522,678	3,360,072
Preferred stock series B co-placement warrants	—	249,778	(58,784)	190,994
Preferred stock series D warrants	—	1,011,553	(100,717)	910,836
Preferred stock series D co-placement warrants	—	81,575	(8,690)	72,885
Total	$635,276	$7,071,010	$465,232	$8,171,518

Warrant liability is comprised of the following as of December 31, 2010:

	Successor
	Number of Warrants	Fair Value of Warrants	December 31, 2010
Preferred stock class A warrants	1,624,996	$0.24	$396,089
Preferred stock class B warrants	1,624,996	0.24	396,089
Preferred stock co-placement warrants	650,000	0.24	158,437
Common stock warrants	9,950,261	0.25	2,531,148
Common stock placement warrants	609,200	0.25	154,968
Preferred stock series B warrants	12,456,853	0.27	3,360,072
Preferred stock series B co-placement warrants	708,789	0.27	190,994
Preferred stock series D warrants	3,290,000	0.28	910,836
Preferred stock series D co-placement warrants	263,200	0.28	72,885

Total	31,178,295	$0.26	$8,171,518

Warrant liability is comprised of the following as of December 31, 2009:

	Successor
	Number of Warrants	Fair Value of Warrants	Balance as of December 31, 2009
Preferred stock class A warrants	501,543	$0.55	$275,378
Preferred stock class B warrants	416,667	0.50	207,611
Preferred stock co-placement warrants	250,000	0.61	152,287

Total	1,168,210		$635,276

Note 16 — Equity-based Compensation

Total stock-based compensation expense recognized using the straight-line attribution method in the consolidated statement of operations is as follows:

	Successor	Successor	Predecessor
	Twelve months December 31, 2010	Four months December 31, 2009	Eight months August 31, 2009
Stock option compensation expense for employees and directors	$833,713	$326,838	$581,707
Restricted stock expense	72,000	168,000	—
Equity awards for nonemployees issued for services	86,828	386,380	1,746
Total stock-based compensation expense	$992,541	$881,218	$583,453

Successor Company

Our board of directors adopted the 2009 Equity Incentive Plan (the “Plan”) effective September 3, 2009. The Plan is intended to further align the interests of the Successor Company and its stockholders with its employees, including its officers, non-employee directors, consultants and advisors by providing incentives for such persons to exert maximum efforts for the success of the Successor Company. The Plan allows for the issuance of up to 4,000,000 shares of the Successor Company’s common stock. Subsequent to December 31, 2010, the board of directors of the Company amended the 2009 Equity Incentive Plan to increase the number of shares available for issuance under the Plan to 15,000,000 shares of common stock. The types of awards that may be granted under the Plan include options (both nonqualified stock options and incentive stock options), stock appreciation rights, stock awards, stock units, and other stock-based awards. Notwithstanding the foregoing, to the extent the Successor Company is unable to obtain shareholder approval of the Plan within one year of the effective date, any incentive stock options issued pursuant to the Plan shall automatically be considered nonqualified stock options, and to the extent a holder of an incentive stock option exercises his or her incentive stock option prior to such shareholder approval date, such exercised option shall automatically be considered to have been a nonqualified stock option. The term of each award is determined by the Board at the time each award is granted, provided that the terms of options may not exceed ten years.

On February 23, 2010, modifications were made to all fiscal year 2009 grants for directors and employees. The modifications provided for all options granted under the 2009 Plan in fiscal year 2009 to extend to a ten year term and allowed Directors to extend the exercise period after departure to one year. As a result of the modifications, the Successor Company recognized incremental compensation cost of approximately $149,000 in the first quarter of 2010.

During the year ended December 31, 2010, the weighted average fair market value using the Black-Scholes option-pricing model of the options granted was $0.53 for this period. During the period September 2009 through December 2009, the weighted average fair market value using the Black-Scholes option-pricing model of the options granted was $0.33 for this period. The fair market value of the stock options at the date of grant was estimated using the Black-Scholes option-pricing model with the following weighted average assumptions:

	Year Ended December 31, 2010	Four Months Ended December 31, 2009
Expected life	5.1 years	2.7 years
Interest rate	2.0%	1.4%
Di Dividend yield	—	—
Volatility	64%	67%

There were no stock options exercised during the year ended December 31, 2010 and the period September 2009 through December 2009.

A summary of option activity for the year ended December 31, 2010 is as follows:

Options	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at January 1, 2010	2,807,000	$0.77	7.35	$0.38
Granted	2,870,000	0.95
Exercised	—	—
Forfeited	—	—

Outstanding at December 31, 2010	5,677,000	$0.86		$—
Options exercisable at December 31, 2010	3,627,384	$0.84		$—

The following table summarizes the Successor Company’s non-vested stock options:

	Non-vested Options
	Number of Shares	Weighted- Average Fair Value
Non-vested at January 1, 2010	677,000	$0.36
Granted	2,870,000	0.53
Vested	(1,497,384)	0.49
Forfeited	—	—

Non-vested at December 31, 2010	2,049,616	$0.50

The total fair value of shares vested during the twelve months ended December 31, 2010 was $0.8 million. As of December 31, 2010, there was $0.7 million of total unrecognized compensation cost, related to non-vested stock options which vest over time. That cost is expected to be recognized over a weighted-average period of two years. As of December 31, 2010, there was $0.3 million of total unrecognized compensation expense related to performance-based, non-vested employee and consultant stock options. That cost will be recognized when the performance criteria within the respective performance-based option grants become probable of achievement.

Restricted stock

The following table summarizes the Successor’s restricted stock activity for the year ended December 31, 2010:

	Non-vested Options
	Number of Shares	Weighted- Average Fair Value
Non-vested at January 1, 2010	300,000	$0.48
Granted	—	—
Vested	(150,000)	0.48
Forfeited	—	—

Non-vested at December 31, 2010	150,000	$0.48

As of December 31, 2010, there was less than $0.1 million of total unrecognized compensation cost related to non-vested restricted stock that is expected to be recognized over a weighted-average period less than 1 year.

Predecessor Company

Prior to September 3, 2009, the Effective Date, the Predecessor Company maintained stock-based incentive compensation plans for employees and directors of the Company. On the Effective Date, the following stock option plans were terminated (and any and all awards granted under such plans were terminated and will no longer be of any force or effect): (1) the 2001 Stock Option and Appreciation Rights Plan, (2) the 2003 Stock Option and Appreciation Rights Plan, (3) the 2005 Stock Option and Appreciation Rights Plan. As a result of the cancellation of the stock options, the Predecessor Company recorded additional stock compensation expense of $0.3 million for the unrecognized stock compensation expense.

Note 17 — Segment Information and Geographical information

The Successor Company has two reportable segments: Fibrocell Therapy and Agera. The Fibrocell Therapy segment specializes in the development and commercialization of autologous cellular therapies for soft tissue regeneration. The Agera segment maintains proprietary rights to a scientifically-based advanced line of skincare products. There is no intersegment revenue. The following table provides operating financial information for the continuing operations of the Successor Company’s two reportable segments:

	Segment
	Successor		Successor
Year Ended December 31, 2010	Fibrocell Therapy	Agera	Consolidated
Total operating revenue	$—	$936,369	$936,369
Segment income (loss) from continuing operations	$(12,840,598)	$9,770	$(12,830,828)
Supplemental information related to continuing operations
Depreciation and amortization expense	$8,085	$—	$8,085
Total assets, including assets from discontinued operations as of December 31, 2010	7,681,502	596,643	8,278,145
Property and equipment, net	21,589	—	21,589
Intangible assets, net	6,340,656	—	6,340,656

An intercompany receivable as of December 31, 2010, of $0.9 million, due from the Agera segment to the Fibrocell Therapy segment, is eliminated in consolidation. This intercompany receivable is primarily due to the intercompany management fee charge to Agera by Fibrocell Technologies, Inc., as well as Agera working capital needs provided by Fibrocell Technologies, Inc., and has been excluded from total assets of the Fibrocell Therapy segment in the above table. There is no intersegment revenue. Total assets on the consolidated balance sheet at December 31, 2010 are approximately $8.3 million, which includes assets of discontinued operations of less than $0.1 million.

	Segment
	Successor		Successor
Four Months Ended December 31, 2009	Fibrocell Therapy	Agera	Consolidated
Total operating revenue	$—	$329,941	$329,941
Segment income (loss) from continuing operations	$(5,026,024)	$3,631	$(5,022,393)
Supplemental information related to continuing operations
Depreciation and amortization expense	$—	$—	$—
Total assets, including assets from discontinued operations as of December 31, 2009	8,092,816	631,393	8,724,209
Property and equipment, net	—	—	—
Intangible assets, net	6,340,656	—	6,340,656

	Segment
	Predecessor		Predecessor
Eight Months Ended August 31, 2009	Isolagen Therapy	Agera	Consolidated
Total operating revenue	$—	$538,620	$538,620
Segment income from continuing operations	$65,498,934	$381,306	$65,880,240

An intercompany receivable as of December 31, 2009, of $1.0 million, due from the Agera segment to the Fibrocell Therapy segment, is eliminated in consolidation. This intercompany receivable is primarily due to the intercompany management fee charge to Agera by Fibrocell Technologies, Inc., as well as Agera working capital needs provided by Fibrocell Technologies, Inc., and has been excluded from total assets of the Fibrocell Therapy segment in the above table. There is no intersegment revenue. Total assets on the consolidated balance sheet at December 31, 2009 are approximately $8.7 million, which includes assets of discontinued operations of less than $0.1 million.

Geographical information concerning the Company’s revenue is as follows:

	Successor	Successor	Predecessor
	Year ended December 31, 2010	Four months ended December 31, 2009	Eight months ended August 31, 2009
United States	$237,286	$68,526	$187,289
United Kingdom	669,921	251,615	308,244
Other	29,162	9,800	43,087
	$936,369	$329,941	$538,620

During 2010, revenue from one foreign customer and one domestic customer represented 72% and 17% of consolidated revenue, respectively. During the four months ended December 31, 2009, revenue from one foreign customer and one domestic customer represented 79% and 15% of consolidated revenue, respectively. During the eight months ended August 31, 2009, revenue from one foreign customer and one domestic customer represented 57% and 23% of consolidated revenue, respectively.

As of December 31, 2010 and December 31, 2009, one foreign customer represented 88% and 87%, respectively, of accounts receivable, net.

Note 18 — Subsequent Events

On January 14, 2011, the board of directors of the Company amended the 2009 Equity Incentive Plan (the “Plan”) to increase the number of shares available for issuance under the Plan to 15,000,000 shares of common stock.

On January 14, 2011, the board of directors agreed to provide: (i) Mr. David Pernock, Chief Executive Officer and President, with an option to purchase 2,100,000 shares of Company common stock; (ii) Mr. Declan Daly, Chief Financial Officer, with an option to purchase 1,065,000 shares of Company common stock; and (iii) Messrs. Kelvin Moore, Robert Langer, Marc Mazur, and George Korkos, each a director of the Company, with an option to purchase 200,000 shares of Company common stock. Each of the foregoing options has: (i) a ten-year term, (ii) an exercise price equal to the closing price of the Company’s common stock on the date of grant, and (iii) vests 50% on the date of grant; 25% on the one-year anniversary of the date of grant; and 25% on the two-year anniversary of the date of grant; provided in each case that the grantee is providing service to the Company on the vesting date.

On January 21, 2011, the Company completed a private placement of securities in which the Company sold to certain accredited investors in the aggregate: (i) 1,234 shares of Series D Convertible Preferred Stock, with a par value of $0.001 per share and a stated value of $1,000 per share (“Series D Preferred”), and (ii) warrants to purchase 2,468,000 shares of Company common stock (“Common Stock”) at an exercise price of $0.50 per share.

The aggregate purchase price paid by the Purchasers for the Series D Preferred and the Warrants was $1,234,000 (representing $1,000 for each share of Series D Preferred together with warrants). The Company intends to use the proceeds for working capital purposes.

The placement agents for the offering received cash compensation of $98,720 and warrants to purchase 197,440 shares of Common Stock at an exercise price of $0.50 per share.

On January 28, 2011, the Company completed a private placement of securities in which the Company sold to certain accredited investors in the aggregate: (i) 1,414 shares of Series D at a stated value of $1,000 per share, and (ii) warrants to purchase 2,828,000 shares of Common Stock at an exercise price of $0.50 per share.

The aggregate purchase price paid by the Purchasers for the Series D Preferred and the warrants was $1,414,000 (representing $1,000 for each share of Series D Preferred together with warrants). The Company intends to use the proceeds for working capital purposes.

The placement agents for the offering received cash compensation of $113,120 and warrants to purchase 226,240 shares of Common Stock at an exercise price of $0.50 per share.

On February 9, 2011, the “Company completed a private placement of securities in which the Company sold to certain accredited investors in the aggregate: (i) 3,436 shares of Series D at a stated value of $1,000 per share, and (ii) warrants to purchase 6,872,000 shares of Common Stock at an exercise price of $0.50 per share.

The aggregate purchase price paid by the Purchasers for the Series D Preferred and the warrants was $3,436,000 (representing $1,000 for each share of Series D Preferred together with warrants). The Company intends to use the proceeds for working capital purposes.

The placement agents for the offering received cash compensation of $274,880 and warrants to purchase 549,760 shares of Common Stock at an exercise price of $0.50 per share.

On March 1, 2011, the Company completed a private placement of securities in which the Company sold to certain accredited investors in the aggregate: (i) 50 shares of Series D at a stated value of $1,000 per share, and (ii) warrants to purchase 100,000 shares of Common Stock at an exercise price of $0.50 per share.

The aggregate purchase price paid by the Purchasers for the Series D Preferred and the warrants was $50,000 (representing $1,000 for each share of Series D Preferred together with warrants). The Company intends to use the proceeds for working capital purposes.

The placement agents for the offering received cash compensation of $4,000 and warrants to purchase 8,000 shares of Common Stock at an exercise price of $0.50 per share.

As of March 24, 2011, investors in the Series B preferred stock had converted 1,902 preferred shares into 3,804,000 common shares.

FIBROCELL SCIENCE, INC.

4,540,662 Shares of Common Stock

PROSPECTUS

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts, payable by the registrant in connection with the sale of the shares of common stock being registered. All amounts are estimates except the fees payable to the SEC.

SEC Registration Fee	$4,348.51
Accounting Fees and Expenses	$5,000
Legal Fees and Expenses	$5,000
Miscellaneous	$5,000
Total	$19,348.51

Item 14. Indemnification of Directors and Officers

Fibrocell’s Certificate of Incorporation and Bylaws authorize it to indemnify directors, officers, employees and agents of Fibrocell against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with any action, suit or proceeding, if the party to be indemnified acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of Fibrocell, and, with respect to any criminal action or proceeding, such party had no reasonable cause to believe his conduct was unlawful. The Certificate of Incorporation and the Bylaws of Fibrocell also authorize it to indemnify directors, officers, employees and agents of Fibrocell who are or were a party to or threatened to be a party to, any threatened, pending, or completed action or suit by or in the right of Fibrocell to procure a judgment in its favor by reason of the fact the he was a director, officer, employee or agent of Fibrocell or of another entity at the request of Fibrocell, against expenses (including reasonable attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Fibrocell, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to Fibrocell unless and to the extent that the court in which such suit or action was brought shall determine on application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

The Bylaws also permit Fibrocell to enter into indemnity agreements with individual directors, officers, employees, and other agents. Fibrocell reserves the right to enter into such agreements with its directors and executive officers effective upon the closing of this offering. These agreements, together with the Bylaws and Certificate of Incorporation, may require Fibrocell, among other things, to indemnify directors or officers against certain liabilities that may arise by reason of their status or service as directors (other than liabilities resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain and maintain directors’ and officers’ insurance if available on reasonable terms.

Fibrocell’s Certificate of Incorporation provides that directors shall have no personal liability to Fibrocell or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to Fibrocell or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of Delaware as it may from time to time be amended or any successor provision thereto, or (iv) for any transaction from which a director derived an improper personal benefit.

Fibrocell currently has directors’ and officers’ liability insurance. Delaware General Corporation Law, Section 145, and the Certificate of Incorporation and Bylaws of Fibrocell provide for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, Fibrocell has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

On August 27, 2009, the United States Bankruptcy Court for the District of Delaware in Wilmington entered an order, or Confirmation Order, confirming the Joint First Amended Plan of Reorganization dated July 30, 2009, as supplemented by the Plan Supplement dated August 21, 2009, or the Plan, of Isolagen, Inc. and Isolagen’s wholly owned subsidiary, Isolagen Technologies, Inc. The effective date of the Plan was September 3, 2009.

Pursuant to the Plan, all Isolagen equity interests, including without limitation its common stock, options and warrants outstanding as of the effective date were cancelled. On the effective date, Fibrocell completed an exit financing of common stock in the amount of $2 million. Fibrocell issued the following shares of common stock pursuant to the Plan:

•	7,320,000 shares, to its pre-bankruptcy lenders and the lenders that provided its debtor-in-possession facility, collectively;

•	3,960,000 shares, to the holders of the 3.5% convertible subordinated notes issued by Isolagen;

•	600,000 shares, to its management as of the effective date, which was its chief operating officer;

•	120,000 shares, to the holders of its general unsecured claims; and

•

2,666,666 shares, to the purchasers of shares in the exit financing (its pre-bankruptcy lenders, the lenders that provided the debtor-in-possession facility and the holders of the 3.5% convertible subordinated notes were permitted to participate in the exit financing).

The common stock issued pursuant to the Plan was issued pursuant to Section 1145 of the United States Bankruptcy Code, which exempts the issuance of securities from the registration requirements of the Securities Act of 1933, as amended (“Securities Act”).

A condition precedent to Fibrocell’s exit from bankruptcy was that it execute an investment banking agreement with John Carris Investments LLC and Viriathus Capital LLC. In connection with this agreement, Fibrocell was required to pay a retainer, which consisted in part of the issuance of options to purchase an aggregate of 1,000,000 shares of common stock at $0.75 per share. These securities were issued pursuant to the exemption from registration permitted under Section 4(2) of the Securities Act.

In October 2009, the Series A Preferred and the Class A and Class B warrants were sold in a transaction exempt from registration under the Securities Act, in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. Each purchaser represented that it was an “accredited investor” as defined in Regulation D.

In October 2009, Fibrocell entered into two consulting agreements with two individuals. Fibrocell issued the two consultants options to purchase 200,000 shares and 150,000 shares, respectively. The options have an expiration date five years from the date of issuance and an exercise price of $0.75 per share. The options were issued in a transaction exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof.

In March 2010, Fibrocell sold common stock and warrants in a transaction exempt from registration under the Securities Act, in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. Each purchaser represented that it was an “accredited investor” as defined in Regulation D.

In July, September, October and November 2010, Fibrocell sold Series B Preferred and warrants in a transaction exempt from registration under the Securities Act, in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. Each purchaser represented that it was an “accredited investor” as defined in Regulation D.

In December 2010 through March 2011, Fibrocell sold Series D Preferred and warrants in a transaction exempt from registration under the Securities Act, in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. Each purchaser represented that it was an “accredited investor” as defined in Regulation D.

In June 2011, Fibrocell sold common stock in a transaction exempt from registration under the Securities Act, in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. Each purchaser represented that it was an “accredited investor” as defined in Regulation D.

In August 2011, Fibrocell sold 41,409,461 shares of common stock and warrants to purchase 14,493,309 shares of common stock to 74 accredited investors in a transaction exempt from registration under the securities Act, in reliance on section 4(2) thereof and Rule 506 of Regulation D thereunder. Each Purchaser represented that was an “accredited investor” as defined in Regulation D.

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Description

2.1	Debtors’ First Amended Joint Plan of Reorganization dated July 30, 2009 and Disclosure Statement (filed as Exhibit 10.2 to the Company’s Form 10-Q for quarter ended June 30, 2009, filed on August 12, 2009 and as Exhibit 99.1 to our Form 8-K filed September 2, 2009)

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Form 8-K filed September 2, 2009)

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to our Form 8-K filed September 2, 2009)

3.3	Certificate of Designation of Preferences, Rights and Limitations of Series A 6% Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to our Form 8-K filed October 14, 2009)

3.4	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, dated July 16, 2010. (incorporated by reference to Exhibit 3.1 to our Form 8-K filed July 20, 2010).

3.5	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock. (incorporated by reference to Exhibit 3.2 to our Form 8-K filed December 8, 2010).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to our Form 10-Q filed November 23, 2009)

4.2	Form of Class A/B Common Stock Purchase Warrant issued in October 2009 offering (incorporated by reference to Exhibit 4.1 to our Form 8-K filed October 14, 2009)

4.3	Form of 12.5% Promissory Note (incorporated by reference to Exhibit 10.1 to our Form 8-K filed September 10, 2009)

4.4	Form of Placement Agent Warrant issued in November 2009 offering (incorporated by reference to Exhibit 4.2 to our Form 10-Q filed November 23, 2009)

Exhibit Number	Description

4.5	Common Stock Purchase Warrant issued in March 2010 offering (incorporated by reference to Exhibit 4.1 to our Form 8-K filed March 3, 2010)

4.6	Form of Common Stock Purchase Warrant issued in July 2010 Series B preferred stock offering (incorporated by reference to Exhibit 4.1 to our Form 8-K filed July 20, 2010)

4.7	Form of Placement Agent Warrant issued in July 2010 Series B preferred stock offering (incorporated by reference to Exhibit 4.2 to our Form 8-K filed July 20, 2010)

4.8	Form of Common Stock Purchase Warrant used for Series B preferred stock offering (incorporated by reference to Exhibit 4.1 of the Form 8-K filed October 22, 2010).

4.9	Form of Common Stock Purchase Warrant used for the Series D preferred stock offering (incorporated by reference to Exhibit 4.1 of the Form 8-K filed February 15, 2011).

4.10	Form of Common Stock Purchase Warrant used in the August 2011 offering (incorporated by reference to Exhibit 4.1 to our Form 8-K filed August 4, 2011)

*5	Opinion of Cozen O’Connor

10.1	Securities Purchase Agreement dated October 13, 2009 between the Company and the Series A Preferred Stock Purchasers (incorporated by reference to Exhibit 10.1 to our Form 8-K filed October 14, 2009)

10.2	Amended and Restated Employment Agreement between the Company and Declan Daly dated August 24, 2010 (incorporated by reference to Exhibit 10.1 to our Form 8-K filed August 27, 2010)

10.3	Consulting Agreement between the Company and Robert Langer (incorporated by reference to Exhibit 10.2 to our Form 10-Q filed November 23, 2009)

10.4	2009 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 4.5 to our Form S-8 filed March 3, 2011)

10.5	Lease Agreement between Isolagen, Inc and The Hankin Group dates April 7, 2005 (previously filed as an exhibit to the company’s Form 8-K, filed on April 12, 2005)

10.6	Purchase Option Agreement between Isolagen, Inc and 405 Eagleview Associates dated April 7, 2005 (previously filed as an exhibit to the company’s Form 8-K, filed on April 12, 2005)

10.7	Intellectual Property Purchase Agreement between Isolagen Technologies, Inc., Gregory M. Keller, and PacGen Partners (previously filed as an exhibit to the company’s amended Form S-1, as filed on October 24, 2003)

10.8	Employment Agreement between the Company and David Pernock (incorporated by reference to Exhibit 10.1 to our Form 8-K filed February 1, 2010)

10.9	Securities Purchase Agreement dated March 2, 2010 (incorporated by reference to Exhibit 10.1 to our Form 8-K filed March 3, 2010)

Exhibit Number	Description

10.10	Registration Rights Agreement dated March 2, 2010 (incorporated by reference to Exhibit 10.1 to our Form 8-K filed March 3, 2010)

10.11	Registration Rights Agreement between the Company and the Series A Preferred Stock Purchasers, dated October 13, 2009 (incorporated by reference to Exhibit 10.2 to our Form 8-K filed October 14, 2009)

10.12	Securities Purchase Agreement between the Company and Series B Preferred Stock Purchasers (incorporated by reference to Exhibit 10.1 to our Form 8-K filed July 20, 2010)

10.13	Form of Registration Rights Agreement between the Company and Series B Preferred Stock Purchasers (incorporated by reference to Exhibit 10.2 to our Form 8-K filed July 20, 2010)

10.14	Form of Securities Purchase Agreement between the Company and Series B Preferred Stock Purchasers (incorporated by reference to Exhibit 4.1 of the Form 8-K filed October 22, 2010).

10.15	Securities Purchase Agreement dated August 3, 2011 (incorporated by reference to Exhibit 10.1 of our Form 8-K filed August 4, 2011)

10.16	Registration Rights Agreement dated August 3, 2011 (incorporated by reference to Exhibit 10.2 of our Form 8-K filed August 4, 2011)

21	List of Subsidiaries (previously filed as an exhibit to the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006)

*23.1	Consent of BDO USA, LLP

23.2	Consent of Cozen O’Connor (included in Exhibit 5)

24.1	Power of Attorney (included on signature page)

101.INS*	XBRL Instance Document

101.SCH*	XBRL Taxonomy Schema

101.CAL*	XBRL Taxonomy Calculation Linkbase

101.DEF*	XBRL Taxonomy Definition Linkbase

101.LAB*	XBRL Taxonomy Label Linkbase

101.PRE*	XBRL Taxonomy Presentation Linkbase

*	Filed herewith.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

3. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Exton, Commonwealth of Pennsylvania, on December 28, 2011.

FIBROCELL SCIENCE, INC.

By:	/s/ David Pernock
Name: David Pernock
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David Pernock	Chairman of the Board and Chief Executive Officer	December 28, 2011
David Pernock

/s/ Declan Daly	Director, Chief Financial Officer, Chief Operating Officer and Controller	December 28, 2011
Declan Daly

*	Director	December 28, 2011
George Korkos

*	Director	December 28, 2011
Kelvin Moore

*	Director	December 28, 2011
Robert Langer

*	Director	December 28, 2011
Marc Mazur

*By:	/s/ David Pernock
David Pernock
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

2.1	Debtors’ First Amended Joint Plan of Reorganization dated July 30, 2009 and Disclosure Statement (filed as Exhibit 10.2 to the Company’s Form 10-Q for quarter ended June 30, 2009, filed on August 12, 2009 and as Exhibit 99.1 to our Form 8-K filed September 2, 2009)

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Form 8-K filed September 2, 2009)

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to our Form 8-K filed September 2, 2009)

3.3	Certificate of Designation of Preferences, Rights and Limitations of Series A 6% Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to our Form 8-K filed October 14, 2009)

3.4	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, dated July 16, 2010. (incorporated by reference to Exhibit 3.1 to our Form 8-K filed July 20, 2010).

3.5	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock. (incorporated by reference to Exhibit 3.2 to our Form 8-K filed December 8, 2010).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to our Form 10-Q filed November 23, 2009)

4.2	Form of Class A/B Common Stock Purchase Warrant issued in October 2009 offering (incorporated by reference to Exhibit 4.1 to our Form 8-K filed October 14, 2009)

4.3	Form of 12.5% Promissory Note (incorporated by reference to Exhibit 10.1 to our Form 8-K filed September 10, 2009)

4.4	Form of Placement Agent Warrant issued in November 2009 offering (incorporated by reference to Exhibit 4.2 to our Form 10-Q filed November 23, 2009)

4.5	Common Stock Purchase Warrant issued in March 2010 offering (incorporated by reference to Exhibit 4.1 to our Form 8-K filed March 3, 2010)

4.6	Form of Common Stock Purchase Warrant issued in July 2010 Series B preferred stock offering (incorporated by reference to Exhibit 4.1 to our Form 8-K filed July 20, 2010)

4.7	Form of Placement Agent Warrant issued in July 2010 Series B preferred stock offering (incorporated by reference to Exhibit 4.2 to our Form 8-K filed July 20, 2010)

Exhibit Number	Description

4.8	Form of Common Stock Purchase Warrant used for Series B preferred stock offering (incorporated by reference to Exhibit 4.1 of the Form 8-K filed October 22, 2010).

4.9	Form of Common Stock Purchase Warrant used for the Series D preferred stock offering (incorporated by reference to Exhibit 4.1 of the Form 8-K filed February 15, 2011).

4.10	Form of Common Stock Purchase Warrant used in the August 2011 offering (incorporated by reference to Exhibit 4.1 to our Form 8-K filed August 4, 2011).

*5	Opinion of Cozen O’Connor

10.1	Securities Purchase Agreement dated October 13, 2009 between the Company and the Series A Preferred Stock Purchasers (incorporated by reference to Exhibit 10.1 to our Form 8-K filed October 14, 2009)

10.2	Amended and Restated Employment Agreement between the Company and Declan Daly dated August 24, 2010 (incorporated by reference to Exhibit 10.1 to our Form 8-K filed August 27, 2010)

10.3	Consulting Agreement between the Company and Robert Langer (incorporated by reference to Exhibit 10.2 to our Form 10-Q filed November 23, 2009)

10.4	2009 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 4.5 to our Form S-8 filed March 3, 2011)

10.5	Lease Agreement between Isolagen, Inc and The Hankin Group dates April 7, 2005 (previously filed as an exhibit to the company’s Form 8-K, filed on April 12, 2005)

10.6	Purchase Option Agreement between Isolagen, Inc and 405 Eagleview Associates dated April 7, 2005 (previously filed as an exhibit to the company’s Form 8-K, filed on April 12, 2005)

10.7	Intellectual Property Purchase Agreement between Isolagen Technologies, Inc., Gregory M. Keller, and PacGen Partners (previously filed as an exhibit to the company’s amended Form S-1, as filed on October 24, 2003)

10.8	Employment Agreement between the Company and David Pernock (incorporated by reference to Exhibit 10.1 to our Form 8-K filed February 1, 2010)

10.9	Securities Purchase Agreement dated March 2, 2010 (incorporated by reference to Exhibit 10.1 to our Form 8-K filed March 3, 2010)

10.10	Registration Rights Agreement dated March 2, 2010 (incorporated by reference to Exhibit 10.1 to our Form 8-K filed March 3, 2010)

10.11	Registration Rights Agreement between the Company and the Series A Preferred Stock Purchasers, dated October 13, 2009 (incorporated by reference to Exhibit 10.2 to our Form 8-K filed October 14, 2009)

10.12	Securities Purchase Agreement between the Company and Series B Preferred Stock Purchasers (incorporated by reference to Exhibit 10.1 to our Form 8-K filed July 20, 2010)

10.13	Form of Registration Rights Agreement between the Company and Series B Preferred Stock Purchasers (incorporated by reference to Exhibit 10.2 to our Form 8-K filed July 20, 2010)

Exhibit Number	Description

10.14	Form of Securities Purchase Agreement between the Company and Series B Preferred Stock Purchasers (incorporated by reference to Exhibit 4.1 of the Form 8-K filed October 22, 2010).

10.15	Securities Purchase Agreement dated August 3, 2011 (incorporated by reference to Exhibit 10.1 of our Form 8-K filed August 4, 2011).

10.16	Registration Rights Agreement dated August 3, 2011 (incorporated by reference to Exhibit 10.2 of our Form 8-K filed August 4, 2011).

21	List of Subsidiaries (previously filed as an exhibit to the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006)

*23.1	Consent of BDO USA, LLP

23.2	Consent of Cozen O’Connor (included in Exhibit 5)

24.1	Power of Attorney (included on signature page)

101.INS*	XBRL Instance Document

101.SCH*	XBRL Taxonomy Schema

101.CAL*	XBRL Taxonomy Calculation Linkbase

101.DEF*	XBRL Taxonomy Definition Linkbase

101.LAB*	XBRL Taxonomy Label Linkbase

101.PRE*	XBRL Taxonomy Presentation Linkbase

*	Filed herewith.